As filed with the Securities and Exchange Commission on July 15, 2016

Registration No. 333- 212148

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MOBIVITY HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Nevada	3669	26-3439095
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

55 N. Arizona Place, Suite 310
Chandler, Arizona 85225
(877) 282-7660
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dennis Becker
55 N. Arizona Place, Suite 310
Chandler, Arizona 85225
(877) 282-7660
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Daniel K. Donahue, Esq.
Greenberg Traurig, LLP
3161 Michelson, Suite 1000
Irvine, CA 92612
(949) 732-6500

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐                                                                                                        Accelerated filer ☐

Non-accelerated filer ☐     (Do not check if a smaller reporting company)                    Smaller reporting company ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $.001 par value per share	27,459,898 shares	$0.90	$24,713,908	$2,489(3)

(1)
In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of stock splits or stock dividends which occur during this continuous offering.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

(3)	Previously paid.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JULY 15, 2016

PROSPECTUS

27,459,898 Shares

Mobivity Holdings Corp.

Common Stock

This prospectus relates to shares of common stock of Mobivity Holdings Corp. that may be offered for sale for the account of the selling stockholders identified in this prospectus.  The selling stockholders may offer and sell from time to time up to 27,459,898 shares of our common stock, which amount includes 8,551,168 shares to be issued to the selling stockholders only if and when they exercise warrants held by them.

The shares owned by the selling stockholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions.  Although we will incur expenses in connection with the registration of the common stock, we will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders.  We will receive gross proceeds of up to $10,217,433 from the exercise of the warrants, if and when they are exercised.

Our common stock is quoted on the OTC Markets under the symbol “MFON”.  The last reported sale price of our common stock as reported by the OTC Markets on July 14, 2016 was $0.84 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required.  You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

The Shares of common stock offered under this prospectus involve a high degree of risk.  See “Risk Factors” beginning at page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is  _______________, 2016

i

We have not authorized any person to give you any supplemental information or to make any representations for us.  You should not rely upon any information about our company that is not contained in this prospectus.  Information contained in this prospectus may become stale.  You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement or of any sale of the shares.  Our business, financial condition, results of operations and prospects may have changed since those dates.  The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

In this prospectus, “Mobivity,” the “company,” “we,” “us,” and “our” refer to Mobivity Holdings Corp., a Nevada corporation, and its wholly- owned subsidiary, Mobivity, Inc., a Nevada corporation.

SUMMARY

You should read this summary in conjunction with the more detailed information and financial statements appearing elsewhere in this prospectus.

Our Company

Mobivity Holdings Corp. (the “Company” or “we”) is in the business of developing and operating proprietary platforms over which brands and enterprises can conduct national and localized, data-driven mobile marketing campaigns.  Our proprietary platforms, consisting of software available to phones, tablets PCs, and Point of Sale (POS) systems, allow resellers, brands and enterprises to market their products and services to consumers through text messages sent directly to the consumers’ via mobile phones, mobile smartphone applications, and dynamically printed receipt content.  We generate revenue by charging the resellers, brands and enterprises a per-message transactional fee, through fixed or variable software licensing fees, or via advertising fees.  Our customers include national franchisers, professional sports teams and associations and other national brands such as the Subway, Sonic, Jamba Juice, Chick-Fil-A, Baskin-Robbins and others.

Our executive offices are located at 55 N. Arizona Place, Suite 310, Chandler, Arizona 85225.  Our phone number is (877) 282-7660.  Our website address is www.mobivity.com.  Information contained in, or accessible through, our website does not constitute part of this prospectus.

The Offering

This offering relates to the offer and sale of our common stock by the selling stockholders identified in this prospectus.  The selling stockholders will offer and sell the shares of our common stock at prices related to the then-current market price or in negotiated transactions.  Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling stockholders.

Summary Financial Information

The following summary financial data for the fiscal years ended December 31, 2015 and 2014 is derived from our audited consolidated financial statements included elsewhere in this prospectus.  The summary financial data as of and for the three months ended March 31, 2016 has been derived from our unaudited financial statements and the related notes thereto included elsewhere in this prospectus.  This information is only a summary and does not provide all of the information contained in our financial statements and related notes.  You should read “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 16 of this prospectus and our financial statements and related notes included elsewhere in this prospectus.

Statement of Operations Data:

	Fiscal Year Ended December 31,
	2014	2015	Three Months Ended March 31, 2016
			(Unaudited)
Net sales	$4,000,202	$4,618,988	$1,845,240
Net loss	$10,440,764	$6,133,046	$1,288,989

Balance Sheet Data:

	Fiscal Year Ended December 31,
	2014	2015	March 31, 2016
			(Unaudited)
Total assets	$5,368,510	$5,933,613	$8,577,416
Total liabilities	$1,704,890	$1,059,446	2,034,748
Stockholders’ equity	$3,663,620	$4,874,167	6,542,668

RISK FACTORS

You should carefully consider the following risk factors before investing in our common stock.  Our business and results of operations could be seriously harmed by any of the following risks.  The trading price of our common stock could decline due to any of these risks, and you may lose part or all of your investment.

Risks Relating to Our Business

We may need additional financing to execute our business plan and fund operations, which additional financing may not be available on reasonable terms or at all.  As of March 31, 2016, we had working capital of $1,317,247.  In March 2016, we entered into a working capital line of credit facility with our bank to provide up to $2 million.  While we believe that our working capital on hand, including our expected borrowing capacity under our working capital line, will be sufficient to fund our 12 month plan of operations, there can be no assurance that we will not require significant additional capital within 12 months.  Also, we expect that we may require additional capital beyond the next 12 months unless we are able to achieve and maintain a profitable operation.  In the event we require additional capital we will endeavor to raise additional funds through various financing sources, including the sale of our equity and debt securities and the procurement of commercial debt financing.  However, there can be no guarantees that such funds will be available on commercially reasonable terms, if at all.  If such financing is not available on satisfactory terms, we may be unable to expand or continue our business as desired and operating results may be adversely affected.  Any debt financing will increase expenses and must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility.  If we issue equity securities to raise additional funds, the percentage ownership of our existing stockholders will be reduced and our stockholders may experience additional dilution in net book value per share.

Our ability to obtain needed financing may be impaired by such factors as the capital markets, both generally and specifically in our industry, and the fact that we are not yet profitable, which could impact the availability or cost of future financings.  If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, we may be required to reduce or even cease operations.

Our sales efforts to large enterprises require significant time and effort and could hinder our ability to expand our customer base and increase revenue.  Attracting new customers to our large enterprise division requires substantial time and expense, especially in an industry that is so heavily dependent on personal relationships with executives.  We cannot assure that we will be successful in establishing new relationships, or maintaining or advancing our current relationships.  For example, it may be difficult to identify, engage and market to customers who do not currently perform mobile marketing or advertising or are unfamiliar with our current services or platform.  Further, many of our customers typically require input from one or more internal levels of approval.  As a result, during our sales effort, we must identify multiple people involved in the purchasing decision and devote a sufficient amount of time to presenting our products and services to those individuals.  The complexity of our services often requires us to spend substantial time and effort assisting potential customers in evaluating our products and services including providing demonstrations and benchmarking against other available technologies.  We expect that our sales process will become less burdensome as our products and services become more widely known and used.  However, if this change does not occur, we will not be able to expand our sales effort as quickly as anticipated and our sales will be adversely affected.

We may not be able to enhance our mobile marketing and advertising platform to keep pace with technological and market developments, or to remain competitive against potential new entrants in our markets.  The market for mobile marketing and advertising services is emerging and is characterized by rapid technological change, evolving industry standards, frequent new product introductions and short product life cycles.  Our current platform and services may not in the future be acceptable to marketers and advertisers.  To keep pace with technological developments, satisfy increasing customer requirements and achieve acceptance of our marketing and advertising campaigns, we will need to enhance our current mobile marketing solutions and continue to develop and introduce on a timely basis new, innovative mobile marketing services offering compatibility, enhanced features and functionality on a timely basis at competitive prices.  Our inability, for technological or other reasons, to enhance, develop, introduce and deliver compelling mobile marketing services in a timely manner, or at all, in response to changing market conditions, technologies or customer expectations could have a material adverse effect on our operating results or could result in our mobile marketing services platform becoming obsolete.  Our ability to compete successfully will depend in large measure on our ability to maintain a technically skilled development and engineering staff and to adapt to technological changes and advances in the industry, including providing for the continued compatibility of our mobile marketing services platform with evolving industry standards and protocols.  In addition, as we believe the mobile marketing market is likely to grow substantially, other companies which are larger and have significantly more capital to invest than us may emerge as competitors.  New entrants could seek to gain market share by introducing new technology or reducing pricing.  This may make it more difficult for us to sell our products and services, and could result in increased pricing pressure, reduced profit margins, increased sales and marketing expenses or the loss of market share or expected market share, any of which may significantly harm our business, operating results and financial condition.

Our services are provided on mobile communications networks that are owned and operated by third parties who we do not control and the failure of any of these networks would adversely affect our ability to deliver our services to our customers.  Our mobile marketing and advertising platform is dependent on the reliability of mobile operators who maintain sophisticated and complex mobile networks.  Such mobile networks have historically, and particularly in recent years, been subject to both rapid growth and technological change.  If the network of a mobile operator with which we are integrated should fail, including because of new technology incompatibility, the degradation of network performance under the strain of too many mobile consumers using it, or a general failure from natural disaster or political or regulatory shut-down, we will not be able provide our services to our customers through such mobile network.  This in turn, would impair our reputation and business, potentially resulting in a material, adverse effect on our financial results.

If our mobile marketing and advertising services platform does not scale as anticipated, our business will be harmed.  We must be able to continue to scale to support potential ongoing substantial increases in the number of users in our actual commercial environment, and maintain a stable service infrastructure and reliable service delivery for our mobile marketing and advertising campaigns.  In addition, we must continue to expand our service infrastructure to handle growth in customers and usage.  If our mobile marketing services platform does not efficiently and effectively scale to support and manage a substantial increase in the number of users while maintaining a high level of performance, the quality of our services could decline and our business will be seriously harmed.  In addition, if we are unable to secure data center space with appropriate power, cooling and bandwidth capacity, we may not be able to efficiently and effectively scale our business to manage the addition of new customers and overall mobile marketing campaigns.

The success of our business depends, in part, on wireless carriers continuing to accept our customers’ messages for delivery to their subscriber base.  We depend on wireless carriers to deliver our customers’ messages to their subscriber base.  Wireless carriers often impose standards of conduct or practice that significantly exceed current legal requirements and potentially classify our messages as “spam,” even where we do not agree with that conclusion.  In addition, the wireless carriers use technical and other measures to attempt to block non-compliant senders from transmitting messages to their customers; for example, wireless carriers block short codes or Internet Protocol addresses associated with those senders.  There can be no guarantee that we, or short codes registered to us, will not be blocked or blacklisted or that we will be able to successfully remove ourselves from those lists.  Although our services typically require customers to opt-in to a campaign, minimizing the risk that our customers’ messages will be characterized as spam, blocking of this type could interfere with our ability to market products and services of our customers and communicate with end users and could undermine the effectiveness of our customers’ marketing campaigns.  To date we have not experienced any material blocking of our messages by wireless carriers, but any such blocking could have an adverse effect on our business and results of operations.

We depend on third party providers for a reliable Internet infrastructure and the failure of these third parties, or the Internet in general, for any reason would significantly impair our ability to conduct our business.  We outsource all of our data center facility management to third parties who host the actual servers and provide power and security in multiple data centers in each geographic location.  These third party facilities require uninterrupted access to the Internet.  If the operation of our servers is interrupted for any reason, including natural disaster, financial insolvency of a third party provider, or malicious electronic intrusion into the data center, our business would be significantly damaged.  As has occurred with many Internet-based businesses, on occasion in the past, we have been subject to “denial-of-service” attacks in which unknown individuals bombarded our computer servers with requests for data, thereby degrading the servers’ performance.  While we have historically been successful in relatively quickly identifying and neutralizing these attacks, we cannot be certain that we will be able to do so in the future.  If either a third party facility failed, or our ability to access the Internet was interfered with because of the failure of Internet equipment in general or we become subject to malicious attacks of computer intruders, our business and operating results will be materially adversely affected.

Failure to adequately manage our growth may seriously harm our business.  We operate in an emerging technology market and have experienced, and may continue to experience, significant growth in our business.  If we do not effectively manage our growth, the quality of our products and services may suffer, which could negatively affect our brand and operating results.  Our growth has placed, and is expected to continue to place, a significant strain on our managerial, administrative, operational and financial resources and our infrastructure.  Our future success will depend, in part, upon the ability of our senior management to manage growth effectively.  This will require us to, among other things:

•	implement additional management information systems;

•	develop additional levels of management within our company;

•	locate additional office space in various countries; and

•	maintain close coordination among our engineering, operations, legal, finance, sales and marketing and customer service and support organizations.

Moreover, as our sales increase, we may be required to concurrently deploy our services infrastructure at multiple additional locations or provide increased levels of customization.  As a result, we may lack the resources to deploy our mobile marketing services on a timely and cost-effective basis.  Failure to accomplish any of these requirements would seriously harm our ability to deliver our mobile marketing services platform in a timely fashion, fulfill existing customer commitments or attract and retain new customers.

The gathering, transmission, storage and sharing or use of personal information could give rise to liabilities or additional costs of operation as a result of governmental regulation, legal requirements, civil actions or differing views of personal privacy rights.  We transmit and store a large volume of personal information in the course of providing our services.  Federal, state and international laws and regulations govern the collection, use, retention, sharing and security of data that we receive from our customers and their users.  Any failure, or perceived failure, by us to comply with U.S. federal, state, or international privacy or consumer protection-related laws, regulations or industry self-regulatory principles could result in proceedings or actions against us by governmental entities or others, which could potentially have an adverse effect on our business, operating results and financial condition.  Additionally, we may also be contractually liable to indemnify and hold harmless our customers from the costs or consequences of inadvertent or unauthorized disclosure of their customers’ personal data which we store or handle as part of providing our services.

The interpretation and application of privacy, data protection and data retention laws and regulations are currently unsettled in the U.S. and internationally, particularly with regard to location-based services, use of customer data to target advertisements and communication with consumers via mobile devices.  Such laws may be interpreted and applied inconsistently from country to country and inconsistently with our current data protection policies and practices.  Complying with these varying international requirements could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business, operating results or financial condition.

As privacy and data protection have become more sensitive issues, we may also become exposed to potential liabilities as a result of differing views on the privacy of personal information.  These and other privacy concerns, including security breaches, could adversely impact our business, operating results and financial condition.

In the U.S., we have voluntarily agreed to comply with wireless carrier technological and other requirements for access to their customers’ mobile devices, and also trade association guidelines and codes of conduct addressing the provision of location-based services, delivery of promotional content to mobile devices and tracking of users or devices for the purpose of delivering targeted advertising.  We could be adversely affected by changes to these requirements, guidelines and codes, including in ways that are inconsistent with our practices or in conflict with the rules or guidelines in other jurisdictions.

We currently rely on a small concentration of customers to use our products to generate our revenues, and the loss or change in any of these significant relationships could materially reduce our revenues.  During the years ended December 31, 2015 and 2014, one customer accounted for 31% and 29% of our revenues, respectively.  During the three months ended March 31, 2016 and 2015, one customer accounted for 46% and 36% of our revenues, respectively.  If we were to lose significant customers before we are able to secure sales from other customers, our income and financial condition would be adversely affected.  Although we believe we have good relationships with our customers, should these customers choose to terminate their contracts with us or if material events occur that are detrimental to these customers or their operations, it could have a significant negative impact on our financial performance.

Risks Related to our Common Stock

There has been a limited trading market for our common stock.  There has been a limited trading market for our common stock on the Over-the-Counter Bulletin Board.  The lack of an active market may impair the ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable.  The lack of an active market may also reduce the fair market value of your shares.  An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using common stock as consideration.

The market price of our common stock may be, and is likely to continue to be, highly volatile and subject to wide fluctuations.  The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

•
dilution caused by our issuance of additional shares of common stock and other forms of equity securities, which we expect to make in connection with future acquisitions or capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

•	announcements of new acquisitions or other business initiatives by our competitors;

•	our ability to take advantage of new acquisitions or other business initiatives;

•	quarterly variations in our revenues and operating expenses;

•	changes in the valuation of similarly situated companies, both in our industry and in other industries;

•	changes in analysts’ estimates affecting us, our competitors and/or our industry;

•	changes in the accounting methods used in or otherwise affecting our industry;

•	additions and departures of key personnel;

•	announcements by relevant governments pertaining to additional quota restrictions; and

•	fluctuations in interest rates and the availability of capital in the capital markets.

Some of these factors are beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our common stock and/or our results of operations and financial condition.

We do not expect to pay dividends in the foreseeable future.  We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business.  Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all.  Investors cannot be assured of a positive return on investment or that they will not lose the entire amount of their investment in the common stock.

Our common stock may be considered to be a “penny stock” and, as such, any the market for our common stock may be further limited by certain SEC rules applicable to penny stocks.  To the extent the price of our common stock remains below $5.00 per share or we have net tangible assets of $2,000,000 or less, our common shares will be subject to certain “penny stock” rules promulgated by the SEC.  Those rules impose certain sales practice requirements on brokers who sell penny stock to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000).  For transactions covered by the penny stock rules, the broker must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to the sale.  Furthermore, the penny stock rules generally require, among other things, that brokers engaged in secondary trading of penny stocks provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices and disclosure of the compensation to the brokerage firm and disclosure of the sales person working for the brokerage firm.  These rules and regulations adversely affect the ability of brokers to sell our common shares and limit the liquidity of our securities.

We are a “smaller reporting company” and, as such are allowed to provide less disclosure than larger public companies.  We are currently a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year.  As a “smaller reporting company”, we are able to provide simplified executive compensation disclosures in our SEC filings, are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting, and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.  Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

The offering of up to 27,459,898 shares of our common stock by selling stockholders could depress our common stock price.  Certain of our stockholders are offering pursuant to this prospectus up to 27,459,898 shares of our common stock in a secondary offering, which amount includes 8,551,168 shares of common stock issuable upon exercise of outstanding warrants.  Sales of a substantial number of shares of our common stock in the public market could adversely affect the market for our common shares and make it more difficult for us to sell equity securities at times and prices that we determine to be appropriate.  None of our shareholders are subject to any lock-up or other agreement that contractually restricts their ability to publicly resell their common shares.

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING INFORMATION

This prospectus and the documents to which we refer you contain forward-looking statements.  In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing.  We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us.  Such forward-looking statements relate to future events or our future performance.  You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “will,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential” or “continue” or the negative of these or similar terms.  In evaluating these forward-looking statements, you should consider various factors, including those described in this prospectus under the heading “Risk Factors” beginning on page 2.  These and other factors may cause our actual results to differ materially from any forward-looking statement.  Forward-looking statements are only predictions.  The forward-looking events discussed in this prospectus, the documents to which we refer you and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us.

OUR COMPANY

We were incorporated in the State of Nevada on September 25, 2008 under the names Ares Ventures Corporation for purposes of engaging in the acquisition, exploration and development of natural resource properties.  From our organization and until November 2010, we were an exploration stage company with no revenues and a limited operating history.

Acquisitions

On November 2, 2010, we completed the acquisition of Mobivity, Inc., a Nevada corporation engaged in the business of mobile marketing, which at the time was known as CommerceTel, Inc., in exchange for 1,666,667 shares of our common stock.  In anticipation of the transaction, on October 5, 2010, we changed our name from Ares Ventures Corporation to CommerceTel Corporation.  Upon our acquisition of Mobivity, Inc., we ceased all operations related to the acquisition, exploration and development of natural resource properties and since that time have engaged exclusively in our current business, the development and operation of proprietary platforms over which brands and enterprises can conduct mobile marketing campaigns.

In April 2011, we acquired substantially all of the assets of the Txtstation interactive mobile marketing platform and services business from Adsparq Limited.  The purchase price for the acquisition was 354,167 shares of our common stock and $300,000 in cash, which was paid over an 11 month period.

In April 2011, we entered into an acquisition agreement with Mobivity, LLC and Mobile Visions, Inc. pursuant to which we acquired the assets of their Mobivity interactive mobile marketing platform and services business.  The purchase price for the acquisition was 166,667 shares of our common stock, $64,969 in cash paid at closing and a secured subordinated promissory note in the principal amount of $606,054.  The promissory note accrued interest on the unpaid principal amount at the rate of 6.25% per annum and principal and interest were paid in six quarterly installments of $105,526 starting May 1, 2011.  The note was paid in full on May 31, 2012.

In connection with the Mobivity acquisition, in June 2012 we changed our corporate name to Mobivity Holdings Corp.

In August 2011, we acquired substantially all of the assets of the BoomText interactive mobile marketing services business from Digimark, LLC.  The purchase price for the acquired assets consisted of:

•	86,590 shares of our common stock issued at closing;

•	$120,514 in cash paid at closing;

•	our secured subordinated promissory note in the principal amount of $175,000. This note earned interest at 6.25% per annum and was paid in full on May 31, 2012;

•	our unsecured subordinated promissory note in the principal amount of $194,658 due and payable on October 1, 2012. The note does not bear interest and was paid in full in 2013; and

•
an earn-out payment (payable 20 months after closing of the transaction) of a number of shares of our common stock equal to (a) 1.5, multiplied by our net revenue from acquired customers and customer prospects for the twelve-month period beginning six months after the closing date, divided by (b) the average of the volume-weighted average trading prices of our common stock for the 25 trading days immediately preceding the earn-out payment (subject to a collar of $1.49 and $2.01 per share).  The final value of the earn-out payment was $2,210,667 and was satisfied through our issuance of 247,279 shares of our common stock.

In May 2013, we acquired the assets of Sequence, LLC related to a mobile customer loyalty application.  The acquired assets include all application software, URL’s, websites, trademarks, brands, customers and customer lists.  The purchase price consisted of: $300,000 in cash which was paid prior to closing; 125,000 shares of our common stock which were issued at closing valued, based on the closing price of our common stock on May 13, 2013, at $183,750; and our agreements to pay 24 monthly earn-out payments consisting of 10% of the eligible monthly revenue subsequent to closing.

Also in May 2013, we acquired certain assets of Front Door Insights, LLC.  The assets acquired from Front Door Insights consisted of cash on hand, accounts receivable, all rights under all contracts other than excluded contracts, prepaid expenses, all technology and intellectual property rights, accounts payable, and obligations under a commercial lease.  The purchase price consisted of:  $100,000 in cash; (2) our promissory note in the principal amount of $1,400,000; and (3) 1,666,667 shares of our common stock valued, based on the closing price of our common stock on May 20, 2013, at $1,034,310.

In March 2014, we acquired all of the assets of SmartReceipt, Inc., a Delaware corporation in exchange for:

•	Our payment at closing of $2.212 million of cash, net of a $150,000 loan made by us to SmartReceipt in January 2014;

•	Our issuance of 504,884 shares of our common stock; and

•
Our earn-out payment of 200% of the “eligible revenue” over the 12 month period following the close of the transaction (“earn-out period”).  The “eligible revenue” will consist of: 100% of our revenue derived during the earn out period from the sale of SmartReceipt products and services to certain SmartReceipt clients as of the close (the “designated SmartReceipt clients”); plus 50% of our revenue derived during the earn out period from the sale of our products and services to the designated SmartReceipt clients, plus 50% of our revenue derived during the earn out period from the sale of SmartReceipt products and services to our clients who are not designated SmartReceipt clients.  The earn-out payment will be payable in our common shares (valued at the closing VWAP) no later than the 90th day following the end of the earn-out period.  For purposes of the foregoing, the “closing VWAP” means the volume weighted average trading price of our common stock for the 90 trading days preceding the close of our acquisition of SmartReceipt.

Pursuant to our agreement with SmartReceipt, SmartReceipt has agreed that 50% of the shares issuable to it or its shareholders at the initial closing will be held back by us for a period of 12 months and will be subject to cancellation based on indemnification claims on our part.  These shares were released to SmartReceipt in April 2015.

On January 15, 2016, we acquired all of the outstanding capital stock of LiveLenz Inc., a Nova Scotia corporation (“LiveLenz”), pursuant to an agreement dated January 15, 2016 among us and the stockholders of LiveLenz.  Pursuant to the agreement, we acquired all of the capital stock of LiveLenz in consideration of our issuance of 1,000,000 shares (“Consideration Shares”) of our common stock to the LiveLenz stockholders and our issuance of an additional 15,000 share of our common stock in satisfaction of certain liabilities of LiveLenz.  The agreement included customary representations, warranties, and covenants by us and the LiveLenz stockholders, including the LiveLenz stockholders’ agreement to indemnify us against certain claims or losses resulting from certain breaches of representations, warranties or covenants by the LiveLenz stockholders in the agreement.  Pursuant to the agreement, the LiveLenz stockholders have agreed to adjust the number of Consideration Shares downward based on LiveLenz’ working capital as of the closing and in the event of any claims for indemnification by us.  The LiveLenz stockholders have agreed that 100% of the Consideration Shares will be escrowed for a period of 18 months and subject to forfeiture based on indemnification claims by us or the final determination of LiveLenz’ working capital as of the closing date.

Financing Transactions

Between March 2011 to November 2011, we conducted the private placement sale of 114,778 shares of our common stock at a price of $9.00 per share for the gross proceeds of $1,033,003.  Each investor also received warrants to purchase an equivalent number of shares at an exercise price of $12.00.  In October 2012, the exercise price of the warrants was reduced from $12.00 to $3.00 as a result of certain anti-dilution provisions contained in the warrant agreement.  As a result of the June 2013 private placement described below, the exercise price of the warrants was further reduced to $1.20 per share in June 2013.

Between November 2010 and June 2012, we conducted the private placement sale of our 10% Senior Secured Convertible Bridge Notes.  The bridge notes accrued interest on the unpaid principal amount at the rate of 10% per annum.  The entire principal amount of the bridge notes, plus all accrued and unpaid interest, was due on the earlier of (i) the date we completed a financing transaction for the offer and sale of shares of our common stock in an aggregate amount of no less than 125% of the principal amounts evidenced by the bridge notes (a “qualifying financing”), or (ii) a fixed maturity date, which initially was set at November 3, 2011 and later amended to October 15, 2013.  On the maturity date of the bridge notes, in addition to the repayment of the principal amount and all accrued and unpaid interest, we agreed to issue to each holder of the bride notes, at each such holder’s option, either (i) a three year warrant to purchase that number of shares of our common stock equal to the principal amount of (plus all accrued and unpaid interest on) the bridge notes held by the holder divided by the per share purchase price of the common stock offered and sold in the qualifying financing (the “offering price”) which warrants shall be exercisable at the offering price, or (ii) that number of shares of common stock equal to the product arrived at by multiplying (x) the principal amount of (plus all accrued and unpaid interest on) the bridge notes held by the holder, divided by the offering price and (y) 1.98.  Our obligations under the bridge notes were secured by all of our assets.

As of May 31, 2013, the outstanding principal amount and accrued interest under the bridge notes was $4,984,721 and $441,973, respectively.  As described below, all of the principal and substantially all of the accrued interest under the bridge notes were converted into shares of our common stock and warrants to purchase our common stock in June 2013.

On June 17, 2013, we entered into a securities purchase agreement and a registration rights agreement with certain accredited investors in connection with our private placement sale of 6,250,000 shares of our common stock at a price of $1.20 per share, for aggregate gross proceeds of $7.5 million.  Pursuant to the terms of the registration rights agreement, we agreed to file with the SEC a resale registration statement covering the shares.  Emerging Growth Equities, Ltd. acted as placement agent for the private placement and received $493,300 in commissions from us.  In addition, for its services as placement agent, we issued to EGE warrants to purchase an aggregate of 605,910 shares of our common stock, exercisable for a period of five years from the closing date, at an exercise price of $1.20 per share.

In connection with the private placement, we also entered into a convertible secured promissory note conversion agreement on June 17, 2013, with the holders of our bridge notes.  Pursuant to the note conversion agreement, we agreed to issue to the holders of our bridge notes 4,462,089 shares of our common stock, at the conversion price of $1.20 per share, for the cancellation of outstanding principal of $4,984,721 and accrued interest of $369,786 under the notes.  Certain holders elected to receive, and we made, cash payments on the accrued interest on their notes in lieu of shares of common stock.  Each note holder also received a warrant to purchase that number of shares of our common stock calculated by dividing the outstanding principal amount plus accrued and unpaid interest of such note by the conversion price.  We issued warrants to purchase a total of 4,541,592 shares of our common stock to the note holders.  The warrants are exercisable for a period of five years at an exercise price of $1.20 per share.  In connection the sale of the bridge notes, we agreed to file with the SEC a resale registration statement covering the securities issued upon conversion of the Bridge Notes.

In March 2014, we conducted the private placement to certain accredited investors of 5,413,000 units of our securities at a price of $1.00 per unit for the gross proceeds of up to $5,413,000.  Each unit consisted of one share of our common stock and a common stock purchase warrant to purchase one- quarter share of our common stock, over a five year period, at an exercise price of $1.20 per share.  In connection with the placement, we entered into a registration rights agreement with the investors, pursuant to which we agreed to cause a resale registration statement covering the common shares made part of the units to be filed by May 15, 2014.  The registration rights agreement also provides that we must make certain payments as liquidated damages to the investors if we fail to timely file the registration statement and cause it to become effective.  Emerging Growth Equities, Ltd. acted as placement agent for the private placement and received $370,685 in commissions from us.  In addition, for its services as placement agent, we issued to EGE warrants to purchase an aggregate of 370,685 units, as defined above, exercisable for a period of five years from the closing date, at an exercise price of $1.00 per unit.  The warrants had a fair value on date of issuance of $461,598.

In March 2015, we conducted the private placement to certain accredited investors of 4,805,000 units of our securities at a price of $1.00 per unit for the gross proceeds of $4,805,000.  Each unit consisted of one share of our common stock and a common stock purchase warrant to purchase one-quarter share of our common stock, over a five year period, at an exercise price of $1.20 per share.  In connection with the placement, we entered into a registration rights agreement with the investors, pursuant to which we agreed to cause a resale registration statement covering the common shares made part of the units to be filed by April 30, 2015.  The registration rights agreement also provides that we must make certain payments as liquidated damages to the investors if we fail to timely file the registration statement and cause it to become effective.  Emerging Growth Equities, Ltd. acted as placement agent for the private placement and received $234,500 in commissions from the us.  In addition, for its services as placement agent, we issued to Emerging Growth Equities warrants to purchase an aggregate of 234,500 units, exercisable over a period of five years from the closing date, at an exercise price of $1.00 per unit.

In March 2016, we conducted the private placement of 3,256,000 shares of our common stock, at a price of $0.60 per share, for the gross proceeds of $1,953,600.  The offering was conducted by our management and no commission or other selling fees were paid by us.  Pursuant to the terms of the offering, we entered into registration rights agreement with the investors pursuant to which we agreed to file with the SEC a resale registration statement covering the common shares by May 31, 2016.

SELLING STOCKHOLDERS

This prospectus relates to the offering and sale, from time to time, of up to 27,459,898 shares of our common stock, held by the stockholders named in the table below, which amount includes 8,551,168 common shares issuable upon the exercise of warrants held by the selling stockholders.  The selling stockholders may exercise their warrants at any time in their sole discretion.  With the exception of 500,000 shares of our common stock issued to certain consultants in consideration of services rendered, all of the selling stockholders named below acquired their shares of our common stock and warrants directly from us in private transactions.

On June 17, 2013, we entered into a securities purchase agreement and a registration rights agreement with certain accredited investors in connection with our private placement sale of 6,250,000 shares of our common stock at a price of $1.20 per share, for aggregate gross proceeds of $7.5 million.  Pursuant to the terms of the registration rights agreement, we agreed to file with the SEC a resale registration statement covering the shares.  Emerging Growth Equities, Ltd. acted as placement agent for the private placement and received $439,300 in commissions from us.  In addition, for its services as placement agent, we issued to EGE warrants to purchase an aggregate of 605,910 shares of our common stock, exercisable for a period of five years from the closing date, at an exercise price of $1.20 per share.

In connection with the private placement, we also entered into a convertible secured promissory note conversion agreement on June 17, 2013, with certain holders of our outstanding 10% senior secured convertible bridge notes due October 15, 2013.  Pursuant to the note conversion agreement, we agreed to issue to the holders of the notes 4,462,089 shares of our common stock, at the conversion price of $1.20 per share, for the cancellation of outstanding principal of $4,984,721 and accrued interest of $369,786 under the notes.  Certain holders elected to receive, and we agreed to make, cash payments on the accrued interest on their notes in lieu of shares of common stock.  Each note holder also received a warrant to purchase that number of shares of our common stock calculated by dividing the outstanding principal amount plus accrued and unpaid interest of such note by the conversion price.  The warrants are exercisable for a period of five years at an exercise price of $1.20 per share.  In connection the sale of the bridge notes, we agreed to file with the SEC a resale registration statement covering the securities issued upon conversion of the notes.

In March 2014, we conducted the private placement to certain accredited investors of 5,413,000 units of our securities at a price of $1.00 per unit for the gross proceeds of up to $5,413,000.  Each unit consisted of one share of our common stock and a common stock purchase warrant to purchase one- quarter share of our common stock, over a five year period, at an exercise price of $1.20 per share.  In connection with the placement, we entered into a registration rights agreement with the investors, pursuant to which we agreed to file with the SEC a resale registration statement covering the common shares made part of the units.  Emerging Growth Equities, Ltd. acted as placement agent for the private placement and received $370,685 in commissions from us.  In addition, for its services as placement agent, we issued to EGE warrants to purchase an aggregate of 370,685 units, as defined above, exercisable for a period of five years from the closing date, at an exercise price of $1.00 per unit.  The warrants had a fair value on date of issuance of $461,598.

In March 2015, we conducted the private placement to certain accredited investors of 4,805,000 units of our securities at a price of $1.00 per unit for the gross proceeds of $4,805,000.  Each unit consisted of one share of our common stock and a common stock purchase warrant to purchase one-quarter share of our common stock, over a five year period, at an exercise price of $1.20 per share.  In connection with the placement, we entered into a registration rights agreement with the investors, pursuant to which we agreed to cause a resale registration statement covering the common shares made part of the units.  Emerging Growth Equities, Ltd. acted as placement agent for the private placement and received $234,500 in commissions from the us.  In addition, for its services as placement agent, we issued to Emerging Growth Equities warrants to purchase an aggregate of 234,500 units, exercisable over a period of five years from the closing date, at an exercise price of $1.00 per unit.

In March 2016, we conducted the private placement of 3,256,000 shares of our common stock, at a price of $0.60 per share, for the gross proceeds of $1,953,600.  The offering was conducted by our management and no commission or other selling fees were paid by us.  Pursuant to the terms of the offering, we entered into registration rights agreement with the investors pursuant to which we agreed to file with the SEC a resale registration statement covering the common shares by May 31, 2016.

Except as indicated below, none of the selling stockholders has held a position as an officer or director of the company, nor has any selling stockholder had any material relationship of any kind with us or any of our affiliates.  Except as otherwise indicated in the footnotes to the table, the selling stockholders possess sole voting and investment power with respect to the shares shown, and no selling stockholder is a broker-dealer or an affiliate of a broker-dealer.  All information with respect to share ownership has been furnished by the selling stockholders.  The shares being offered are being registered to permit public secondary trading of the shares and each selling stockholder may offer all or part of the shares owned for resale from time to time.

The following table sets forth certain information known to us as of the date of this prospectus with respect to the beneficial ownership of our common stock by the selling stockholders who participated in the private placement mentioned above, as adjusted to reflect any subsequent resale of the private placement shares.  Except as indicated below, the share amounts under the columns “Shares Beneficially Owned Before the Offering” and “Maximum Number of Shares Offered” consist of the shares of our common stock sold by us in the private placement described above, including shares issuable to the selling shareholder upon the exercise of outstanding warrants, after giving effect to any transfers of such shares prior to the date or this prospectus.  The share amounts under the columns “Shares Beneficially Owned after the Offering” assume all of the offered shares are sold pursuant to this prospectus.

Name of Beneficial Owner	Shares Beneficially Owned Before the Offering		Maximum Number of Shares Offered	Shares Beneficially Owned After the Offering (1)
	Number	%		Number	%

Sandor Capital Master Fund (2)(3)	759,011	2.3%	759,011	-0-	*
Ballyshannon Partners LP (4)	1,424,012	4.3%	734,012	690,000	2.1%
Ballyshannon Family Partnership (5)	684,435	2.1%	310,862	373,573	1.1%
Porter Partners, LP (6)	2,628,723	8.3%	2,628,723	-0-	*
EDJ Limited (7)	343,769	1.7%	343,769	-0-	*
Porter Family Living Trust dtd 9/5/2006 (8)	291,667	*	291,667	-0-	*
Ben Joseph Partners (9)	475,829	1.5%	475,829	-0-	*
John E. Thompson	2,083	*	2,083	-0-	*
Diker MicroCap Fund LP (10)	29,041	*	29,041	-0-	*
Trellus Partners LP (11)	697,500	2.2%	697,500	-0-	*
Julie T. Berlacher	437,236	1.3%	209,303	227,933	*
Paul D. Berlacher TTEE Paul D. Berlacher Irrev. Trust (12)	20,834	*	20,834	-0-	*
Audrey E. Berlacher TTEE Audrey E. Berlacher Rev Trust (13)	20,834	*	20,834	-0-	*
David A. Houghton	174,376	*	174,376	-0-	*
Bruce E. Terker TTEE Robert A. Berlacher 2004 Family Trust (14)	41,667	*	41,667	-0-	*
Chardonnay Partners, LP (15)	178,847	*	178,847	-0-	*
Harry Mittelman Revocable Living Trust (16)	257,657	*	257,657	-0-	*
Bruce and Katherine Evans TBE	1,061,434	3.3%	1,061,434	-0-	*
Jacqueline A. Evans	12,500	*	12,500	-0-	*
JSL Kids Partners (3)(17)	83,334	*	83,334	-0-	*
James C. Barragan, Jr. and Nancy F. Barragan	41,667	*	41,667	-0-	*
Robert A. Elliott	20,834	*	20,834	-0-	*
Robert B. Prag	96,087	*	96,087	-0-	*
The Del Mar Consulting Group, Inc. Retirement Plan Trust (18)	41,667	*	41,667	-0-	*
George I. Bridges, Jr.	291,667	*	291,667	-0-	*
Carl Todd Bridges and Lori D. Bridges	208,334	*	208,334	-0-	*
Clayton Green, Jr.	83,334	*	83,334	-0-	*
Taylor Green	83,334	*	83,334	-0-	*
Shelby Zimmerman	83,334	*	83,334	-0-	*
Robert A. Smith	208,334	*	208,334	-0-	*
Mark A. and Lucinda M. Henry	158,708	*	158,708	-0-	*
Donald K. Thomas	16,667	*	16,667	-0-	*
Mobivity Partners (19)	416,667	1.3%	416,667	-0-	*
John R. Harris (20)	226,761	*	52,083	174,678	*
ACT Capital Partners, LP (21)	317,386	*	317,386	-0-	*
Amir L. Ecker	354,680	1.1%	354,680	-0-	*
Delaware Charter G T Cust FBO Amir L. Ecker IRA (22)	352,957	1.1%	352,957	-0-	*
Cornelis F. Wit	1,934,992	5.9%	1,934,992	-0-	*
The Ecker Family Partnership (23)	65,058	*	65,058	-0-	*
Gary Knutsen	123,290	*	123,290	-0-	*
Gregory J. Berlacher (3)	53,650	*	53,650	-0-	*
Emerging Growth Equities, Ltd. PSP dtd 9/1/99 FBO Gregory J. Berlacher, 401k (24)(3)	137,948	*	137,948	-0-	*
Emerging Growth Equities, Ltd. PSP dtd 9/1/99 FBO Jay D. Seid, 401k (25)(3)	202,932	*	202,932	-0-	*
John S. Lemak IRA Rollover Raymond James & Assoc Custodian (3)(26)	104,497	*	104,497	-0-	*
Kingdom Trust Co. Roth IRA Cust FBO Robert A. Berlacher (27)	62,448	*	62,448	-0-	*
Lancaster Investment Partners, LP (28)	236,870	*	236,870	-0-	*
Randall Smith	46,720	*	46,720	-0-	*
Peter and Susan Stanley JTWROS	221,020	*	221,020	-0-	*
The Michael and Valerie Bynum Living Trust (30)	69,832	*	69,832	-0-	*
Timothy W. Schatz	33,836	*	33,836	-0-	*
Joel and Amy Wisian	63,117	*	63,117	-0-	*
Allen M. and Emily R. Bynum	44,160	*	44,160	-0-	*
Johnny and Debra Allen	16,872	*	16,872	-0-	*
Jessie and Kimberly A. Allen	16,975	*	16,975	-0-	*
Donald K. and Paige Matthey Bynum	16,846	*	16,846	-0-	*
Pier Bynum	8,427	*	8,427	-0-	*
Patrick Bynum	8,427	*	8,427	-0-	*
Dennis Becker (20)	2,384,004	7.1%	91,914	2,292,090	6.8%
Marion Cook	83,927	*	83,927	-0-	*
James Flanigan	41,895	*	41,895	-0-	*
Steve Tebo	41,895	*	41,895	-0-	*
Berlwoods Partners, LP (31)	20,834	*	20,834	-0-	*
Cortleigh Capital Partners, LP (32)	33,334	*	33,334	-0-	*
Phyllis D. Kalista	20,834	*	20,834	-0-	*
Jay D. Seid (3)	28,125	*	28,125	-0-	*
Franz J. Berlacher	4,167	*	4,167	-0-	*
Robert D. Auritt	8,334	*	8,334	-0-	*
Kingdom Trust Company IRA c/f Richard Johnson (33)	16,667	*	16,667	-0-	*
Andrew S. Rosen	23,365	*	23,365	23,584	*
Kingdom Trust Co. SEP IRA c/f Robert A. Berlacher (37)	16,667	*	16,667	-0-	*
MJA Investments LLC (38)	12,500	*	12,500	-0-	*
JBA Investments LLC (39)	12,500	*	12,500	-0-	*
Elizabeth Arno	16,667	*	16,667	-0-	*
Kingdom Trust Co. IRA FBO Daniel C. Gardner (40)	20,834	*	20,834	-0-	*
Brodsky Family Trust (41)	125,000	*	125,000	-0-	*
Ivy L. Fredericks	20,834	*	20,834	-0-	*
Robert Winter	20,834	*	20,834	-0-	*
Pak Cheong Choi & Susan Huang Choi JTWROS	8,334	*	8,334	-0-	*
John C. Lipman	3,750	*	3,750	-0-	*
Lipman Capital Group Inc. Retirement Plan (43)	8,749	*	8,749	-0-	*
Marcelle Weems Bynum	12,654	*	12,654	-0-	*
Lavonne Bynum	12,654	*	12,654	-0-	*
Cecil Glen Bynum and Cathey Lynn Bynum, Tenants in Common	43,578	*	33,744	9,834	*
David Gomez	88,109	*	88,109	-0-	*
David Hirons	85,075	*	85,075	-0-	*
Dillon Page and Vickie Page, Joint Tenants	96,758	*	96,758	-0-	*
Russell Sarachek	33,334	*	33,334	-0-	*
Mayumi Ishii Post	20,834	*	20,834	-0-	*
Kingdom Trust Company IRA Rollover FBO Franz J. Berlacher (44)	20,834	*	20,834	-0-	*
Kingdom Trust Co. Roth IRA c/f Julie T. Berlacher (45)	27,084	*	27,084	-0-	*
David Moss	19,959	*	19,959	-0-	*
EGE Holdings, Ltd.(47)	1,362,404	4.2%	1,362,404	-0-
Trellus Small Cap Opportunity Fund LP (48)	302,933	*	302,933	-0-	*
David Jaques (20)	87,500	*	31,250	56,250	*
Kobe Partners, LP (49)	468,750	1.4%	468,750	-0-	*
Logos Partners L.P. (50)	125,000	*	125,000	-0-	*
Perritt Ultra MicroCap Fund (51)	825,000	2.5%	825,000	-0-	*
Thomas B. Akin (20)(66)	4,379,091	13.4%	1,833,333	212,425	*
Kingdom Trust cust. FBO David A. Houghton IRA (52)	15,625	*	15,625	-0-	*
Jon D. and Linda W. Gruber Trust (53)	1,250,000	3.8%	1,250,000	-0-	*
Steven T. Newby	125,000	*	125,000	-0-	*
London Family Trust (54)	125,000	*	125,000	-0-	*
NFS/FMTC IRA fbo Amir L. Ecker (55)	93,750	*	93,750	-0-	*
Lacuna Hedge Fund, LLLP (56)	25,000	*	25,000	-0-	*
John E. Thompson, III	62,500	*	62,500	-0-	*
Lincoln Park Capital Fund, LLC (57)	25,000	*	25,000	-0-	*
Jonathan Cassell	12,500	*	12,500	-0-	*
IP ROI US Small Cap Aktier (58)	93,750	*	93,750	-0-	*
Talkot Fund, L.P. (20)	2,522,258	7.7%	2,333,333	188,925	*
Peter Backus	250,000	*	250,000	-0-	*
Larry C. Hopfensirger Trust (59)	162,500	*	162,500	-0-	*
Peter S. Lynch Charitable Lead Annuity Unitrust 3/3/97 (60)	130,208	*	130,208	-0-	*
Peter S. Lynch Charitable Lead Annuity U/A 3/27/96 (60)	130,208	*	130,208	-0-	*
Peter S. Lynch 1999 Unitrust (61)	260,417	*	260,417	-0-	*
Peter S. and Carolyn A. Lynch Joint Trust with Right of Survival (61)	260,417	*	260,417	-0-	*
The Lynch Foundation (61)	260,417	*	260,417	-0-	*
Elmer R. Salovich Revocable Living Trust (62)	62,500	*	62,500	-0-	*
John Texter	191,997	*	191,997	-0-	*
Wall Street Capital Partners, L.P. (63)	25,000	*	25,000	-0-	*
Donna S. Mitchell (20)	125,000	*	125,000	-0-	*
Alexander Shah (20)	135,417	*	135,417	-0-	*
William Van Epps (20)	509,117	1.6%	62,500	446,617	*
Phillip Guarascio (20)	138,864	*	31,250	107,614	*
Alex Partners, LLC (64)	200,000	*	200,000	-0-	*
The Del Mar Consulting Group, Inc. (65)	300,000	*	300,000	-0-	*

* Less than 1%.
(1)Assumes that all securities offered are sold.
(2)The selling stockholder indicated to us that John S. Lemak, Manager of Sandor Capital Master Fund, has voting and investment power over the shares it is offering for resale.
(3)The selling stockholder identified itself to us as an affiliate of a broker-dealer.  It has indicated to us that it purchased the shares in the ordinary course of business, and at the time of the purchase of the shares to be resold, had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

(4)The selling stockholder indicated to us that Bruce E. Terker, President of Ballyshannon Partners, L.P., has voting and investment power over the shares it is offering for resale.
(5)The selling stockholder indicated to us that Bruce E. Terker, President of Ballyshannon Family Partnership, L.P., has voting and investment power over the shares it is offering for resale.
(6)The selling stockholder indicated to us that Jeffrey H. Porter, General Partner of Porter Partners, L.P., has voting and investment power over the shares it is offering for resale.
(7)The selling stockholder indicated to us that Jeffrey H. Porter, Investment Advisor of EDJ Limited, has voting and investment power over the shares it is offering for resale.
(8)The selling stockholder indicated to us that Jeffrey H. Porter, Trustee of Porter Family Living Trust dtd. 9/5/2006, has voting and investment power over the shares it is offering for resale.
(9)The selling stockholder indicated to us that Jeffrey H. Porter, General Partner of Ben Joseph Partners, has voting and investment power over the shares it is offering for resale.
(10)The selling stockholder indicated to us that Ken Brower, Chief Financial Officer of Diker Micro Cap Fund LP, has voting and investment power over the shares it is offering for resale.
(11)The selling stockholder indicated to us that James Scaplen, Chief Financial Officer of Trellus Partners LP, has voting and investment power over the shares it is offering for resale.
(12)The selling stockholder indicated to us that Paul D. Berlacher, Trustee of the Paul D. Berlacher Irrev. Trust, has voting and investment power over the shares it is offering for resale.
(13)The selling stockholder indicated to us that Audrey E. Berlacher, Trustee of the Audrey E. Berlacher Rev Trust, has voting and investment power over the shares it is offering for resale.
(14)The selling stockholder indicated to us that Bruce E. Terker, Trustee of the Robert A. Berlacher 2004 Family Trust, has voting and investment power over the shares it is offering for resale.
(15)The selling stockholder indicated to us that Robert A. Berlacher, General Partner of Chardonnay Partners, LP, has voting and investment power over the shares it is offering for resale.
(16)The selling stockholder indicated to us that Harry Mittelman, Trustee of the Harry Mittelman Revocable Living Trust, has voting and investment power over the shares it is offering for resale.
(17)The selling stockholder indicated to us that John S. Lemak, Manager of JSL Kids Partners, has voting and investment power over the shares it is offering for resale.
(18)The selling stockholder indicated to us that Robert B. Prag, Trustee of The Del Mar Consulting Group, Inc. Retirement Plan Trust, has voting and investment power over the shares it is offering for resale.

(19)The selling stockholder indicated to us that Julie Krupala, Secretary of Mobivity Partners, has voting and investment power over the shares it is offering for resale.
(20)The selling stockholder is, or is an affiliate of, an executive officer or director of our company.
(21)The selling stockholder indicated to us that Carol Frankenfield, General Partner of ACT Capital Partners, LP, has voting and investment power over the shares it is offering for resale.
(22)The selling stockholder indicated to us that Amir L. Ecker, IRA Owner of Delaware Charter G T Cust. FBO Amir L. Ecker IRA, has voting and investment power over the shares it is offering for resale.

(23)The selling stockholder indicated to us that Amir L. Ecker, General Partner of The Ecker Family Partnership, has voting and investment power over the shares it is offering for resale.
(24)The selling stockholder indicated to us that Gregory J. Berlacher, Owner of Emerging Growth Equities Ltd PSP dtd 9/1/99 FBO Gregory J. Berlacher 401k, has voting and investment power over the shares it is offering for resale.

(25)The selling stockholder indicated to us that Jay D. Seid, Owner of Emerging Growth Equities Ltd PSP dtd 9/1/99 FBO Jay D. Seid 401k, has voting and investment power over the shares it is offering for resale.

(26)The selling stockholder indicated to us that John S. Lemak, IRA Owner of the John S. Lemak IRA Rollover, Raymond James & Assoc. custodian, has voting and investment power over the shares it is offering for resale.

(27)The selling stockholder indicated to us that Robert A. Berlacher, IRA Owner of Kingdom Trust Co. Roth IRA Cust FBO Robert A. Berlacher, has voting and investment power over the shares it is offering for resale.

(28)The selling stockholder indicated to us that Robert A. Berlacher, Manager of Lancaster Investment Partners, LP, has voting and investment power over the shares it is offering for resale.
(29)Intentionally omitted.
(30)The selling stockholder indicated to us that Michael K. and Valerie L. Bynum, Trustees of The Michael and Valerie Bynum Living Trust, have voting and investment power over the shares it is offering for resale.

(31)The selling stockholder indicated to us that Robert A. Berlacher, Managing Member of Berlwoods Partners, LP, has voting and investment power over the shares it is offering for resale.
(32)The selling stockholder indicated to us that Christine Groves, Partner of Cortleigh Capital Partners, LP, has voting and investment power over the shares it is offering for resale.
(33)The selling stockholder indicated to us that Richard Johnson, IRA Owner of Kingdom Trust Company IRA c/f Richard Johnson, has voting and investment power over the shares it is offering for resale.
(34)The selling stockholder indicated to us that Carol G. Frankenfield, General Partner of ACT Capital Management LLP, has voting and investment power over the shares it is offering for resale.
(35)The selling stockholder indicated to us that Amir L. Ecker, IRA Owner of Delaware Charter G T Cust FBO Amir L. Ecker ROTH IRA, has voting and investment power over the shares it is offering for resale.

(36)The selling stockholder indicated to us that Carol G. Frankenfield, IRA Owner of Delaware Charter G T Cust FBO Carol G. Frankenfield IRA, has voting and investment power over the shares it is offering for resale.

(37)The selling stockholder indicated to us that Robert A. Berlacher, IRA Owner of Kingdom Trust Co. SEP IRA c/f Robert A. Berlacher, has voting and investment power over the shares it is offering for resale.

(38)The selling stockholder indicated to us that Andrew Arno, Advisor of MJA Investments LLC, has voting and investment power over the shares it is offering for resale.
(39)The selling stockholder indicated to us that Andrew Arno, Advisor of JBA Investments LLC, has voting and investment power over the shares it is offering for resale.
(40)The selling stockholder indicated to us that Daniel C. Gardner, IRA Owner of Kingdom Trust Co. IRA FBO Daniel C. Gardner, has voting and investment power over the shares it is offering for resale.
(41)The selling stockholder indicated to us that Peter Brodsky, Trustee of the Brodsky Family Trust, has voting and investment power over the shares it is offering for resale.
(42)The selling stockholder indicated to us that Brian J. Grossi, Trustee of the Brian J. Grossi 2007 Revocable Trust, has voting and investment power over the shares it is offering for resale.
(43)The selling stockholder indicated to us that John C. Lipman, Owner of Lipman Capital Group Inc. Retirement Plan, has voting and investment power over the shares it is offering for resale.
(44)The selling stockholder indicated to us that Franz J. Berlacher, IRA Owner of Kingdom Trust Company IRA Rollover FBO Franz J. Berlacher, has voting and investment power over the shares it is offering for resale.

(45)The selling stockholder indicated to us that Julie T. Berlacher, IRA Owner of Kingdom Trust Co. ROTH IRA c/f Julie T. Berlacher, has voting and investment power over the shares it is offering for resale.

(46)The selling stockholder indicated to us that Dean McDonald, Limited Partner of BMO Nesbitt Burns ITF 365-24977-22, has voting and investment power over the shares it is offering for resale.
(47)Represents shares underlying warrants issued to Emerging Growth Equities, Ltd. as placement agent compensation.  The selling stockholder indicated to us that Gregory J. Berlacher has voting and investment power over the shares it is offering for resale.

(48)The selling stockholder indicated to us that James Scaplen, Chief Financial Officer of Trellus Small Cap Opportunity Fund LP, has voting and investment power over the shares it is offering for resale.

(49)The selling stockholder indicated to us that Eric Carter, Portfolio Manager of Kobe Partners, LP, has voting and investment power over the shares it is offering for resale.
(50)The selling stockholder indicated to us that Clark Lehman, General Partner of Logos Partners, LP, has voting and investment power over the shares it is offering for resale.
(51)The selling stockholder indicated to us that Lynn Bermeister, Vice President of Perritt Ultra MicroCap Fund has voting and investment power over the shares it is offering for resale.
(52)The selling stockholder indicated to us that David Houghton has voting and investment power over the shares it is offering for resale.
(53)The selling stockholder indicated to us that Jon Gruber, Trustee of the Gruber Trust, has voting and investment power over the shares it is offering for resale.
(54)The selling stockholder indicated to us that Robert London, trustee of the London Family Trust, has voting and investment power over the shares it is offering for resale.
(55)The selling stockholder indicated to us that Amir Ecker has voting and investment power over the shares it is offering for resale.
(56)The selling stockholder indicated to us that Wink James, Managing Partner of Lacuna Hedge Fund, LLLP, has voting and investment power over the shares it is offering for resale.
(57)The selling stockholder indicated to us that Joshua Sheinfeld, CEO of Lincoln Park Capital Fund, LLC, has voting and investment power over the shares it is offering for resale.
(58)The selling stockholder indicated to us that Mitchell J. Soboleski, Investment Manager of IPO ROI US Small Cap Aktier has voting and investment power over the shares it is offering for resale.
(59)The selling stockholder indicated to us that Larry Hopfenspirger, Grantor and Trustee of Larry C. Hopfenspirger Revocable Trust has voting and investment power over the shares it is offering for resale.

(60)The selling stockholder indicated to us that Carolyn A. Lynch, Trustee of Peter S. Lynch Charitable Lead Unitrust 3/3/97 and Peter S. Lynch Charitable Lead Annuity U/A 3/27/96 has voting and investment power over the shares it is offering for resale.

(61)The selling stockholder indicated to us that Peter S. Lynch, Trustee of Peter S. Lynch 1999 Unitrust, Peter S. and Carolyn A. Lynch Joint Trust with Right of Survival and The Lynch Foundation has voting and investment power over the shares it is offering for resale.

(62)The selling stockholder indicated to us that E. R. Salovich, Trustee of Elmer R. Salovich Revocable Living Trust has voting and investment power over the shares it is offering for resale.
(63)The selling stockholder indicated to us that Jeff Kone, Managing Member of Wall Street Capital Partners, L.P. has voting and investment power over the shares it is offering for resale.
(64)We issued 200,000 shares of our common stock to Alex Partners, LLC in consideration of services rendered.  We granted Alex Partners, LLC piggyback registration rights with respect to the shares.  The selling stockholder indicated to us that Scott Wilfong, Managing Member of Alex Partners, LLC, has voting and investment power over the shares it is offering for resale.

(65)We issued 300,000 shares of our common stock to The Del Mar Consulting Group, Inc. in consideration of services rendered.  We granted The Del Mar Consulting Group, Inc. piggyback registration rights with respect to the shares.  The selling stockholder indicated to us that Robert Prag, President of The Del Mar Consulting Group, Inc., has voting and investment power over the shares it is offering for resale.

(66)Includes 2,522,258 shares of common stock owned of record by Talkot Fund, L.P., of which 2,333,333 shares are registered for resale hereby.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  The shares owned by the selling stockholders may be sold at the then-current market price or in negotiated transactions.  The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may also engage in puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.  Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder.  The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock.  We have agreed to indemnify the selling stockholders against certain claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder.  If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.  If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the stock symbol “MFON.”   Our common stock trades only sporadically and has experienced in the past, and is expected to experience in the future, significant price and volume volatility.

The following table shows the reported high and low closing sale prices for our common stock based on information provided by the OTC Bulletin Board for the periods indicated.

Year Ended December 31, 2016	High	Low
Second Quarter	$0.95	$0.56
First Quarter	$0.80	$0.60

Year Ended December 31, 2015	High	Low
Fourth Quarter	$0.79	$0.41
Third Quarter	$1.00	$0.55
Second Quarter	$1.20	$0.75
First Quarter	$1.49	$1.13

Year Ended December 31, 2014	High	Low
Fourth Quarter	$1.66	$1.07
Third Quarter	$1.38	$0.86
Second Quarter	$1.50	$1.05
First Quarter	$1.89	$1.39

Holders of Record

As of the date of this prospectus, there were 238 record holders of our common stock.

Dividends

We have not paid any cash dividends since our inception and do not contemplate paying dividends in the foreseeable future.  It is anticipated that earnings, if any, will be retained for the operation of our business.

Equity Compensation Plan Information

The following table sets forth additional information as of December 31, 2015 with respect to the shares of common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements in effect as of December 31, 2015.  The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and the number of shares remaining available for future grant, excluding the shares to be issued upon exercise of outstanding options.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans not approved by security holders (1)	5,043,228	$1.37	1,041,787
Equity compensation plans approved by security holders	-	-	-
Total	5,043,228	$1.37	1,041,787
(1)Comprised of our 2010 Incentive Stock Plan and our 2013 Incentive Stock Plan

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and the related notes and other information that are included elsewhere in this prospectus.  This discussion contains forward looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations, and intentions.  Actual results and the timing of events could differ materially from those anticipated in these forward looking statements as a result of a number of factors, including those set forth in the section “Risk Factors.”

Overview

We are in the business of developing and operating proprietary platforms over which resellers, brands and enterprises can conduct localized mobile marketing campaigns.  Our proprietary platforms allow resellers, brands and enterprises to market their products and services to consumers through text messages sent directly to the consumers’ mobile phones, content on printed receipts, mobile device applications, which consists of software available to both phones and tablet PCs.  We generate revenue by charging the brands and enterprises a per-message transactional fee, or through fixed or variable software licensing fees.  Our customers include national franchisers, professional sports teams and associations and other national brands such as Sonic, Subway, Jamba Juice, Chick-Fil-A, Baskin Robbins, and others.

Mobile phone users represent a large and captive audience.  While televisions, radios, and even PCs are often shared by multiple consumers, mobile phones are personal devices representing a unique and individual address to the end user.  We believe that the future of digital media will be significantly influenced by mobile phones where a direct, personal conversation can be had with the world’s largest target audience.  According to a report published by International Data Corporation (IDC), by 2015, more U.S. Internet users will access the Internet through mobile devices than through PCs or other wireline devices (Worldwide New Media Market Model 1H-2012 Highlights: Internet Becomes Ever More Mobile, Ever Less PC-Based (IDC #237459)).  The IDC study further reports that the number of people accessing the Internet, in the U.S., through PCs will shrink from 240 million consumers in 2012 to 225 million in 2016.  At the same time, the number of mobile users will increase from 174 million to 265 million.  We believe the future of mobile applications and services includes banking, commerce, advertising, video, games and just about every other aspect of both on and offline life.

Our “C4” Mobile Marketing and customer relationship management platform is a Web-hosted software solution enabling our clients to develop, execute, and manage a variety of marketing engagements, to a consumer’s mobile phone.  Our C4 solution allows our clients to communicate directly with their customers through Short Messaging Service, or SMS, multi-media messaging, and interactive voice response interactions, all of which are facilitated via a set of graphical user interfaces operated from any Web browser.

Our C4 platform also allows our customers to deploy and administer our “Stampt” mobile device loyalty application.  Stampt is a smartphone replacement for “Buy 10, Get 1 free” punch cards.  Consumers no longer need to worry about forgetting paper-based loyalty punch cards.  Stampt makes it easy to receive all of the rewards consumers want from their favorite businesses.  Consumers can use Stampt throughout the United States to earn free sandwiches, coffee, pizza, frozen yogurt, donuts, bagels and more.

Stampt’s nearby feature shows consumers all of the rewards they can earn at nearby businesses.  From the Stampt mobile device application, consumers simply tap any business to learn more about that business and to see all of the loyalty points they have earned at that business.  Consumers can keep track of all of the rewards they are close to earning through the “my cards” feature displayed in the application’s interface.  Once a consumer has earned all of the Stampt’s they need for a reward, they simply show the cashier and click “tap to redeem” button from the application interface on their device.  Our customers can create and manage any Stampt program from the C4 platform’s set of Web-based interfaces.

Our SmartReceipt solution enables our customers with the ability to control the content on receipts printed from their point of sale, or POS system.  SmartReceipt is a software application that is installed on the POS which dynamically controls what is printed on receipts such as coupons, announcements, or other calls-to-action such as invitations to participate in a survey.  SmartReceipt includes a Web-based interface where users can design receipt content and implement business rules to dictate what receipt content is printed in particular situations.  All receipt content is also transmitted to SmartReceipt’s server back-end for storage and analysis.  Our C4 solution integrates with SmartReceipt by support SMS marketing or Stampt mobile application calls-to-action which can be printed on receipt content by SmartReceipt.

We also offer our clients reporting and analytics capabilities through the C4 solution which allows our clients to assess the effectiveness of their mobile marketing campaigns and design more effective campaigns.  Our proprietary platform connects to all wireless carriers so that any consumer, on any wireless service (for example, Verizon), can join our customer’s mobile marketing campaign.  Once the consumer has subscribed to our customer’s mobile marketing campaign, our C4 Web-based software solution serves as a tool by which our customers can initiate messages and other communications back to their subscribed consumers, as well as configure and administer their mobile marketing campaigns.

We believe that mobile devices are emerging as an important interactive channel for brands to reach consumers since it is the only media platform that has access to the consumer virtually anytime and anywhere.  According to eMarketer’s article, published August 1, 2013 (http://www.emarketer.com/Article/Digital-Set-Surpass-TV-Time-Spent-with-US-Media/1010096), U.S. adults now spend more time on their mobile device than any other digital channel such as PCs. eMarketer also reports that U.S. adults already spend more time on their mobile phone than viewing print or listening to radio combined.  We believe that brands and advertising agencies are recognizing the unique benefits of the mobile channel and they are increasingly integrating mobile media within their overall advertising and marketing campaigns.  Our objective is to become the industry leader in connecting brands and enterprises to consumers’ mobile phones.

Recent Events

2016 Securities Purchase Agreement

In March 2016, we conducted the private placement of 3,256,000 shares of our common stock, at a price of $0.60 per share, for the gross proceeds of $1,953,600.  The offering was conducted by our management and no commission or other selling fees were paid by us.  Pursuant to the terms of the offering, we entered into registration rights agreement with the investors pursuant to which we agreed to file with the SEC a resale registration statement covering the common shares by May 31, 2016.

LiveLenz Acquisition

On January 15, 2016, we acquired all of the outstanding capital stock of LiveLenz Inc., a Nova Scotia corporation (“LiveLenz”), pursuant to an agreement dated January 15, 2016 among the Company and the stockholders of LiveLenz.  Pursuant to the agreement, we acquired all of the capital stock of LiveLenz in consideration of our issuance of 1,000,000 shares (“Consideration Shares”) of our common stock to the LiveLenz stockholders and our issuance of an additional 15,000 share of our common stock in satisfaction of certain liabilities of LiveLenz.  The agreement included customary representations, warranties, and covenants by us and the LiveLenz stockholders, including the LiveLenz stockholders’ agreement to indemnify us against certain claims or losses resulting from certain breaches of representations, warranties or covenants by the LiveLenz stockholders in the agreement.  Pursuant to the agreement, the LiveLenz stockholders have agreed to adjust the number of Consideration Shares downward based on LiveLenz’ working capital as of the closing and in the event of any claims for indemnification by us.  The LiveLenz stockholders have agreed that 100% of the Consideration Shares will be escrowed for a period of 18 months and subject to forfeiture based on indemnification claims by us or the final determination of LiveLenz’ working capital as of the closing date.

2015 Securities Purchase Agreement

In March 2015, we conducted the private placement of our securities for the gross proceeds of $4,805,000.  In the private placement, we sold 4,805,000 units of our securities at a price of $1.00 per unit.  Each unit consists of one share of our common stock and a common stock purchase warrant to purchase one-quarter share of our common stock, over a five year period, at an exercise price of $1.20 per share.  We entered into a Registration Rights Agreement with the investors, pursuant to which we agreed to file with the SEC a resale registration statement covering the common shares made part of the units.

Emerging Growth Equities, Ltd. (“EGE”) acted as placement agent for the private placement and received $234,500 in commissions from us.  In addition, for its services as placement agent, we issued to EGE warrants to purchase an aggregate of 234,500 units, as defined above, exercisable for a period of five years from the closing date, at an exercise price of $1.00 per unit.

2014 Smart Receipt Acquisition

On March 12, 2014, we acquired all of the assets of SmartReceipt, Inc. in exchange for: (1) our payment at closing of $2.212 million of cash, net of a $150,000 loan made by us to SmartReceipt in January 2014; (2) our issuance of 504,884 shares of our common stock; and (3) our earn-out payment of 200% of the “eligible revenue” over the 12 month period following the close of the transaction (“earn-out period”).  The “eligible revenue” will consist of: 100% of our revenue derived during the earn out period from the sale of SmartReceipt products and services to certain SmartReceipt clients as of the close (the “designated SmartReceipt clients”); plus 50% of our revenue derived during the earn out period from the sale of our products and services to the designated SmartReceipt clients, plus 50% of our revenue derived during the earn out period from the sale of SmartReceipt products and services to our clients who are not designated SmartReceipt clients.  The earn-out payment will be payable in our common shares at a rate of $1.38 per share, representing the volume weighted average trading price of our common stock for the 90 trading days preceding the initial close.

2014 Securities Purchase Agreement

In March 2014, we conducted the private placement of 5,413,000 units of our securities at a price of $1.00 per unit for the gross proceeds of up to $5,413,000.  Each unit consisted of one share of our common stock and a common stock purchase warrant to purchase one-quarter share of our common stock, over a five year period, at an exercise price of $1.20 per share.  We entered into a Registration Rights Agreement with the investors, pursuant to which we agreed to file with the SEC a resale registration statement covering the common shares made part of the units.  EGE acted as placement agent for the private placement and received $370,685 in commissions from us.  In addition, for its services as placement agent, we issued to EGE warrants to purchase an aggregate of 370,685 units, as defined above, exercisable for a period of five years from the closing date, at an exercise price of $1.00 per unit.

Results of Operations

Three Months Ended March 31, 2016 Compared to Three Months Ended March 31, 2015

Revenues

Revenues consist of several different lines of business.  These include, 800 hosted call-in (“IVR”); short message service (“SMS”); Stampt (our loyalty application); Smart Receipt; point-of-purchase (“POP”) marketing display; campaign revenue which is derived from a flat monthly subscription fee associated with “text-to-win” campaigns by our customers; Ad Model revenues which are paid on a per coupon redemption basis, and other revenues.

Revenues for the three months ended March 31, 2016 were $1,845,240, an increase of $905,068, or 96%, compared to the same period in 2015.  The net increase is primarily attributable to an increase in SMS and Smart Receipt revenue of $938,185.  This increase was offset by decreases in IVR and Ad Model revenues, which decreased $49,004 compared to the same period in 2015.

Cost of Revenues

Cost of revenues consist primarily of cloud based software licensing fees, short code maintenance expenses, personal related expenses and other expenses.

Cost of revenues for the three months ended March 31, 2016 was $436,624, an increase of $172,710, or 65%, compared to the same period in 2015.  This increase is primarily due to higher SMS and application costs as they relate to the increase in revenues.

General and Administrative

General and administrative expenses consist primarily of salaries and personnel related expenses, consulting costs and other expenses.

General and administrative expenses decreased $112,916, or 10%, during the three months ended March 31, 2016 compared to the same period in 2015.  The decrease in general and administrative expense was primarily due to decreased personnel expenses.  Personnel related expenses, exclusive of share based compensation, decreased $98,499 due a decrease in one-time management expenses as compared to the same period in 2015.  These decreases were offset by increases in other areas as a result of increased spending.

Sales and Marketing

Sales and marketing expenses consist primarily of salaries and personnel related expenses, stock-based compensation expense, consulting costs and other expenses

Sales and marketing expenses increased $85,189, or 8%, during the three months ended March 31, 2016 compared to the same period in 2015.  The increase was primarily due to higher personnel costs as a result of the Livelenz acquisition and trade shows.  During the three months ended March 31, 2016, personnel related expenses, including share-based compensation, increased $74,917 primarily due to the acquisition of personnel with Livelenz.  Trade show costs increased $7,395 due to higher show attendance as compared to the prior period in 2015.

Engineering, Research & Development

Engineering, research & development costs include salaries, stock based compensation expenses, travel, consulting costs, and other expenses.

Engineering, research & development expenses increased $217,838, or 191%, during the three months ended March 31, 2016 compared to the same period in 2015.  The increase was primarily due to an increase in personnel related costs as compared to 2015 to support the Company’s growth.

Depreciation and Amortization

Depreciation and amortization expense consists of depreciation on our equipment and amortization of our intangible assets.  Depreciation and amortization expense increased $90,642, or 163%, during the three months ended March 31, 2016 compared to the same period in 2015.

Interest Expense

Interest expense consists of stated or implied interest expense on our notes payable, amortization of note discounts, and amortization of deferred financing costs.  Interest expense increased $7,593, or 100%, during the three months ended March 31, 2016 compared to the same period in 2015.  The increase in interest expense is primarily related to interest on notes payable for the Livelenz subsidiary.

Change in Fair Value of Derivative Liabilities

The change in fair value of derivative liabilities for the three months ended March 31, 2016 and 2015 was a decrease of $18,325.

The value of the derivative liabilities at any given date is based primarily on the value and volatility of our common stock, among other less significant factors.  In periods when our stock price or volatility rises, we expect to record a loss in the change in fair value of the derivative liabilities.  The conversion of convertible notes payable into common shares in June 2013, reducing the number of warrants subject to derivative liability treatment, significantly reduced our ongoing exposure to derivative liability valuation adjustments.  All warrants which included embedded derivative liabilities expired as of December 31, 2015, which was the primary cause of the gain during 2015.

Foreign Currency

The Company’s financial results are impacted by volatility in the Canadian/U.S. Dollar exchange rate.  The average U.S. Dollar exchange rate for the three months ended March 31, 2016 was $1 Canadian equals $0.73 U.S. Dollar.  This compares to an average rate of $1 Canadian equals $0.81 U.S. Dollar in the same period of 2015.  The Company’s functional or measurement currency is the U.S. Dollar.  Based on a U.S. Dollar functional currency, the following are the key areas impacted by foreign currency volatility:

•	The Company sells products primarily in U.S. Dollars; therefore, reported revenues are not highly impacted by foreign currency volatility.

•
A portion of the Company’s expenses are incurred in Canadian Dollars and therefore fluctuate in U.S. Dollars as the U.S. Dollar varies.  A weaker U.S. Dollar results in an increase in translated expenses, and a stronger U.S. Dollar results in a decrease.

•
Changes in foreign currency rates also impact the translated value of the Company’s working capital that is held in Canadian Dollars.  Foreign exchange rate fluctuations result in foreign exchange gains or losses based upon movement in the translated value of Canadian working capital into U.S. Dollars.

The change in foreign currency was a gain of $14,550 for three months ended March 31, 2016.

Year Ended December 31, 2015 Compared to Year Ended December 31, 2014

Revenues

Revenues consist of several different lines of business.  These include, 800 hosted call-in (“IVR”); short message service (“SMS”); Stampt (our loyalty application); Smart Receipt; point-of-purchase (“POP”) marketing display; campaign revenue which is derived from a flat monthly subscription fee associated with “text-to-win” campaigns by our customers; Ad Model revenues which are paid on a per coupon redemption basis, and other revenues.

Revenues for 2015 were $4,618,988, an increase of $618,786, or 15.5%, compared to 2014.  The net increase is primarily attributable to revenues attributed to Smart Receipt and SMS of $697,837.  This increase was offset by decreases in IVR, Stampt and campaign revenues, which decreased $127,540 compared to 2014.

Cost of Revenues

Cost of revenues for 2015 was $1,192,491, an increase of $125,574, or 11.8%, compared to 2014.  This increase is primarily due to higher startup and application fees on new contracts whose return on investment is not immediately realized.  These are offset by lower IVR cost of revenues in proportion to the decline in revenues.

General and Administrative

General and administrative expenses consist primarily of salaries and personnel related expenses, stock-based compensation expense, consulting costs and other expenses.

General and administrative expenses increased $285,050, or 6.7%, during 2015 compared to 2014.  The increase in general and administrative expense was primarily due to increased personnel expenses, facilities expenses, and bad debt expense.  Personnel related expenses increased $631,680, due to increased management and support headcount as compared to 2014.  Facilities expense increased $94,211 primarily related to the lease termination charge, increased rent at the corporate headquarters and additional leased office space located in San Diego, California.  Bad debt expense increased by $201,633 due to past due amounts on a large contract.  These increases were offset primarily by decreases in stock based compensation of $507,381.  Consulting expenses decreased $104,185 related to the SmartReceipt acquisition in 2014.  Legal fees decreased $43,216 due to lower legal costs associated with our business activities during the period.  Investor relations fees decreased $21,428 due to the engagement of a new investor relations firm in September 2014.  Accounting fees decreased $79,878 due to the prior year additional costs related to the acquisition of Smart Receipt and bringing some previously outsourced activities in house.

Sales and Marketing Expense

Sales and marketing expenses consist primarily of salaries and personnel related expenses, stock-based compensation expense, sales travel, consulting costs and other expenses.

Sales and marketing expenses increased $129,938, or 3.3%, during 2015 compared to 2014.  The change was primarily due to personnel related expenses increasing by $532,344 and an increase in trade show expense of $40,988.  These increases were offset by decreased stock based compensation of $363,087 and travel and entertainment expenses of $114,568 over the prior year.

Engineering, Research, and Development Expense

Engineering, research, and development expenses consist primarily of salaries and personnel related expenses, stock-based compensation expense, consulting costs and other expenses.

Engineering, research, and development expenses decreased $617,457, or 45.9%, during 2015 compared to 2014.  The decrease was primarily due to the capitalization of production costs incurred in relation to internal software development (see notes 1 and 4) and lower consulting costs of $224,339 as compared to 2014.  These decreases were partially offset by increased personnel costs primarily related to an increase in staffing to support the Company’s growth.

Depreciation and Amortization Expense

Depreciation and amortization expense consists of depreciation on our equipment and amortization of our intangible assets.

Depreciation and amortization expense decreased $54,595, or 13.1%, during 2015 compared to 2014 as a result of a decrease in amortization expense from our acquired intangible assets of SmartReceipt in 2014.

Goodwill Impairment and Intangible Asset Impairment

During 2015 and 2014, we recorded goodwill impairment charges of $0 and $4,078,693, respectively, relating to our recent acquisitions.  Also during 2015 and 2014, we recorded intangible asset impairment charges of $21,188 and $961,436, respectively.  The impairment charges were based on our valuation of these acquired assets at December 31, 2015 and 2014.

Interest Expense

Interest expense consists of stated or implied interest expense on our notes payable, amortization of note discounts, and amortization of deferred financing costs.

Interest expense increased $847 or 100%, during 2015 compared to 2014.

Change in Fair Market Value of Derivative Liabilities

The change in fair value of derivative liabilities for 2015 and 2014 was a gain of $42,659 and $63,517, respectively.

The value of the derivative liabilities at any given date is based primarily on the value and volatility of our common stock, among other less significant factors.  In periods when our stock price or volatility rises, we expect to record a loss in the change in fair value of the derivative liabilities.  The conversion of convertible notes payable into common shares in June 2013, reducing the number of warrants subject to derivative liability treatment, significantly reduced our ongoing exposure to derivative liability valuation adjustments.  All warrants which included embedded derivative liabilities have expired at December 31, 2015, which was the primary cause of the gain during 2015.

Gain on Adjustment in Contingent Consideration

The gain on adjustment in contingent consideration for 2015 and 2014 was a gain of $89,740 and $1,492,000, respectively.  The gains relate to a decrease in the fair value of the contingent consideration resulting from re-measurement of the SmartReceipt and Stampt earn-out liabilities.

Liquidity and Capital Resources

As of March 31, 2016, we had current assets of $3,033,199, including $2,053,013 in cash, and current liabilities of $1,715,952, resulting in working capital of $1,317,247.

As of the date of this prospectus, we believe we have working capital on hand to fund our current level of operations at least through the end of the year.  However, there can be no assurance that we will not require additional capital.  If we require additional capital, we will seek to obtain additional working capital through the sale of our securities and, if available, bank lines of credit.  However, there can be no assurance we will be able to obtain access to capital as and when needed and, if so, the terms of any available financing may not be subject to commercially reasonable terms.

Cash Flows

	Period Ended March 31,
	2016	2015
Net cash provided by (used in):
Operating activities	$(427,753)	$(985,896)
Investing activities	(55,369)	(222,417)
Financing activities	1,921,313	4,295,500

Effect of foreign currency translation on cash flow	(19,307)
Net change in cash	$1,418,884	$3,087,187

Operating Activities

We used cash in operating activities totaling $427,753 during the three months ended March 31, 2016 and $985,896 during the three months ended March 31, 2015.  The decrease in cash used in operating activities was primarily due to a lower net loss.

Investing Activities

Investing activities during the three months ended March 31, 2016 includes $51,862 of capitalized software development costs, $10,000 of cash paid for patents, $4,237 of equipment purchases, and $10,730 of cash proceeds from acquisitions.

Investing activities during the three months ended March 31, 2015 includes $8,076 of equipment purchases and $214,341 of capitalized software development costs.

Financing Activities

Financing activities for the three months ended March 31, 2016 and 2015 includes net proceeds from the sale of common stock units of $1,953,600 and $4,295,500, respectively.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

OUR BUSINESS

General

We are in the business of developing and operating proprietary platforms over which brands and enterprises can conduct national and localized, data-driven mobile marketing campaigns.  Our proprietary platforms, consisting of software available to phones, tablets PCs, and Point of Sale (“POS”) systems, allow resellers, brands and enterprises to market their products and services to consumers through text messages sent directly to the consumers via mobile phones, mobile smartphone applications, and dynamically printed receipt content.  We generate revenue by charging the resellers, brands and enterprises a per-message transactional fee, through fixed or variable software licensing fees, or via advertising fees.  We help restaurant and retail brands realize their strategy of growing their business by increasing customer frequency, engagement and spend.  Mobivity’s analytics and products provide solutions that allow brands to take validated marketing actions across all channels, based on real customer behavior to create personalized, relevant, localized and targeted campaigns.  With national clients such as Subway, Sonic, Jamba Juice, Chick-Fil-A, and Baskin-Robbins, Mobivity’s goal is to unlock the power of internal and external customer data to create a system that provides data driven insight to continually adapt and enhance communications with customers.

According to the U.S. Census Bureau, only 7% of commerce in the US occurs online which means 93% is still happening in the physical world.  We believe that brands, and in particular restaurant and retail brands, need a better way to tie marketing activities to customer purchases, and then use the information to build a more relevant, personal experience for each customer, at a local and national level.  Mobivity is giving brands the ability to connect (and measure) marketing communications in the physical world by unlocking POS and mobile data and marrying it with other traditional tactics to create a closed loop: in some cases increasing response rates from 0.05% to 5% (or greater); improving online advertising conversion by 10X; and increasing revenue per ad by more than 2.5X.

Mobivity’s solution addresses the offline marketing problem and makes personalized marketing automation possible for offline commerce.  Digital marketing is highly dynamic and personally targeted.  According to studies published by McKinsey & Company, Point Drive, and the National Advertising Institute, targeted advertising generates conversion rates more than eleven times higher than non-targeted advertising, more than double the revenue per advertisement, and is 250% more efficient than non-targeted advertising.  Combined with purchase data and analytics gathered by Mobivity’s products and platforms, Mobivity customers are able to quickly transform traditionally low marketing campaign response rates to exponentially higher response rates.

Mobile phone users represent a large and captive audience.  While televisions, radios, and even PCs are often shared by multiple consumers, mobile phones are personal devices representing a unique and individual address to the end user.  We believe that the future of digital media will be significantly influenced by mobile phones where a direct, personal conversation can be had with the world’s largest target audience.  According to a report published by comScore in January 2014, more U.S. Internet users accessed the Internet through mobile devices than through PCs.  Additionally, consumers now spend more time using the mobile Internet on smartphones than using the Internet via PCs according to the 2014 Digital Consumer Report published by Nielsen.

Our “C4” Mobile Marketing and customer relationship management platform is a Web-hosted software solution enabling our clients to develop, execute, and manage a variety of marketing engagements to a consumer’s mobile phone.  Our C4 solution allows our clients to communicate directly with their customers through Short Messaging Service, or SMS, multi-media messaging, smartphone application development and interactive voice response interactions, all of which are facilitated via a set of graphical user interfaces operated from any Web browser.

Our C4 platform also allows our customers to deploy and administer our “Stampt” mobile device loyalty application.  Stampt is a smartphone replacement for “Buy 10, Get 1 free” punch cards.  Consumers no longer need to worry about forgetting paper-based loyalty punch cards.  Stampt makes it easy to receive all of the rewards consumers want from their favorite businesses.  Consumers can use Stampt throughout the United States to earn free sandwiches, coffee, pizza, frozen yogurt, donuts, bagels and more.  Stampt’s nearby feature shows consumers all of the rewards they can earn at nearby businesses.  From the Stampt mobile device application, consumers simply tap any business to learn more about that business and to see all of the loyalty points they have earned at that business.  Consumers can keep track of all of the rewards they are close to earning through the “my cards” feature displayed in the application’s interface.  Once a consumer has earned all of the Stampts they need for a reward, they simply show the cashier and click “tap to redeem” button from the application interface on their device.  Our customers can create and manage any Stampt program from the C4 platform’s set of Web-based interfaces.

Our “SmartReceipt” solution enables our customers with the ability to control the content on receipts printed from their point of sale, or POS system.  SmartReceipt is a software application that is installed on the POS, or directly onto receipt printer platforms, such as Epson’s OmniLink product, which dynamically controls what is printed on receipts such as coupons, announcements, or other calls-to-action, such as invitations to participate in a survey.  SmartReceipt includes a Web-based interface where users can design receipt content and implement business rules to dictate what receipt content is printed in particular situations.  All receipt content is also transmitted to SmartReceipt’s server back-end for storage and analysis.  Our SmartReceipt solution is fully integratable with our C4 platform and allows our customers to print SMS marketing or Stampt mobile application calls-to-action on receipts.

We also offer our clients reporting and analytics capabilities through the C4 solution which allows our clients to assess and optimize their mobile marketing and SmartReceipt campaigns.  Our proprietary platform connects to all wireless carriers so that any consumer, on any wireless service (for example, Verizon), can join our customer’s SMS mobile marketing campaign.  Once the consumer has subscribed to our customer’s SMS mobile marketing campaign, our C4 Web-based software solution serves as a tool by which our customers can initiate messages and other communications back to their subscribed consumers, as well as configure and administer their mobile marketing campaigns.

Company Strategy

Our objective is to build an industry-leading Software-as-a-Service (SaaS) product that connects consumers to merchants and brands.  The key elements to our strategy are:

•
Exploit the competitive advantages and operating leverage of our technology platform.  The core of our business is our proprietary “SmartReceipt” receipt intercept technology.  Several years of development went into designing SmartReceipt such that the process of intercepting receipt data and controlling the receipt printer is scalable, portable to a wide variety of POS platforms, and does not impact the print speed of other performance characteristics of a typical receipt printer.  Furthermore, we believe the transmission of receipt data to Mobivity’s cloud-based data stores presents a very competitive and innovative method of enabling POS data access.  Additionally, we believe that our C4 SMS text messaging platform is more advanced than technologies offered by our competitors and provides us with a significant competitive advantage.  With more than seven years of development, we believe that our C4 platform operates SMS text messaging transactions at a “least cost” relative to competitors while also being capable of supporting SMS text messaging transactional volume necessary to support our goal of several thousand end users.  Additionally, our C4 platform supports interactive voice response, or, capabilities that we believe are unique to our solution and will allow Mobivity to deliver additional capabilities beyond SMS text messaging that will be unique and valuable to the marketplace.  Our C4 platform also provides features that allow our customers to manage their Stampt mobile device application in conjunction with SMS text messaging campaigns, which we believe is a unique combination of both SMS text messaging and mobile device application management.

•
Evolve our sales and customer support infrastructure to uniquely serve very large customer implementations such as franchise-based brands who operate a large number of locations.  Over the past few years we have focused our efforts on the development of our technology and solutions with the goal of selling and supporting small and medium-sized businesses.  Going forward, we intend to increase significantly our investments in sales and customer support resources tailored to selling to customers that operate franchise brands.

•
Acquire complementary businesses and technologies.  We will continue to search and identify unique opportunities which we believe will enhance our product features and functionality, revenue goals, and technology.  We intend to target companies with some or all of the following characteristics: (1) an established revenue base; (2) strong pipeline and growth prospects; (3) break-even or positive cash flow; (4) opportunities for substantial expense reductions through integration into our platform; (5) strong sales teams; and (6) technology and services that further build out and differentiate our platform.  Our acquisitions have historically been consummated through the issuance of a combination of our common stock and cash.

•
Build our intellectual property portfolio.  We currently have five issued patents that we believe have significant potential application in the mobile marketing industry.  We plan to continue our investment in building a strong intellectual property portfolio.

While these are the key elements of our current strategy, there can be no guarantees that our strategy will not change or that our strategy will be successful.

Industry Background

We believe industry trends point to a shift in the local marketing industry in both how merchants and brands market their products and services to local customers.  We believe that consumers are transitioning to new digital channels and moving away from legacy marketing channels.  It is this transition that we believe has created an opportunity for new and innovative local marketing services and technologies to evolve.  We believe that consumers are increasingly devoting their attention and lifestyle to mobile devices and that marketers will need new products, technologies, and services tailored for consumer’s mobile devices.

Traditional marketing using television, radio and print lacks targeting and offline marketing audiences are declining annually based on research published by Forrester in a February 2015 study.  Nielsen reports that television viewers in the key 18-49 year old age demographic are down in 2015, as are all television viewing households, and DVR usage has reduced television advertisement effectiveness by 30% over the past year.  Radio listenership is down 15% from 2014 and 2015 radio advertising spend was down nearly 2% year over year.  Yellow Pages use was down 22% in 2015 according to the Local Search Association findings and online news readers surpassed print for the first time in 2015.  According to a Strategy Analytics Advertising Forecast in February of 2015, $124 billion is spent annually on traditional, offline marketing media sources that lack specific targeting and are declining in size and effectiveness.

Mobile marketing campaigns use multiple channels to reach the consumer, including mobile web sites, mobile applications, mobile messaging and mobile video, all of which can be integrated into interactive campaigns.  Each channel can link to additional mobile content or channels, as well as to complementing traditional media.  Mobile marketing provides a powerful, instant and interactive response path in that consumers may send a keyword to a short code via SMS, or register on a mobile web site.  This makes the mobile phone a precisely targeted communication channel, where users are highly engaged with content.  As a result, the mobile channel is believed to be a highly effective campaign tool and its response levels are high compared to other media.  We believe that mobile is valuable as a stand-alone medium for marketing, but it is also well suited for a vital role in fully integrated cross-media campaign plans, including TV, print, radio, outdoor, cinema, online and direct mail.  We believe that the future of digital media will be significantly influenced by mobile phones where a direct, personal conversation can be had with the world’s largest network.

The Mobivity Solution

Our mobile marketing platform is designed to allow brands to operate mobile marketing campaigns, as well as resellers to market their own mobile marketing platform under their own brand identity.  As of the date of this prospectus, we have approximately 19,000 customers utilizing our mobile marketing platform and we deliver on their behalf an average of 28 million SMS text messages per month.  We have approximately 29,000 additional customers using our Smart Receipt solution and we process on their behalf an average of 42 million receipt transactions per month.  Our customers are spread over all industries that market to individual consumers and range in size from national franchisers to the single site family-owned business.  Our clients access our “C4” solution through a standard Web browser that allows them to directly conduct the setup, messaging, and ongoing customer relationship management with the consumers they market to.  Our customers are given a dedicated support representative along with account credentials to access their own C4 account from any Web browser.

•
Campaign Setup: Initially, our clients will use their own C4 account on our proprietary platform to design their mobile marketing campaign for purposes of attracting customers to subscribe for the customer’s mobile messaging service.  In compliance with federal and state laws relating to mobile marketing, marketers typically attract customers to their mobile messaging service through media communications distributed through non-mobile devices, media, other than mobile devices, including store signage, billboards, other forms of print media, and digital media not directed through a mobile device.  Our C4 solution also allows for the creation and design of digital display graphics that can be displayed on television screens, digital scoreboards, or other digital screens where an animated or more graphically rich solicitation may be desired.  Digital displays are particularly useful on large digital scoreboard displays at sporting events.  Through these various forms of communication, customers of our clients will be invited to subscribe to SMS text messaging communications (for example, “Join our mobile VIP club! Text “Pizza” to 12345”) or to set-up loyalty offers through our Stampt smartphone loyalty application (for example, “Download Stampt, use your iPhone or Android phone to join our loyalty program – buy five sandwiches and get one free!”).Consumers responding to these communications will be directed to our clients’ own C4 account on our proprietary platform, where our platform records and stores the consumer’s relevant information for access by our client stores.  Once the consumer has subscribed to our customer’s mobile marketing campaign, our C4 solution serves as a tool by which our customers can initiate messages and other communications back to their subscribed consumers, as well as configure and administer their mobile marketing campaigns.

•
Messaging.  Our C4 platform allows for marketers to instantly message their subscribers via SMS text messaging or “push” messaging to users of the Stampt smartphone application.  Our platform is designed to be a fully automated, self-executing tool where our clients access their own C4 account on our proprietary platform, design and create their mobile marketing message, designate to whom among their list of opted-in consumers the message will be sent and then select the time (or times) the message will be distributed.  Each customer is assigned a dedicated support representative to provide support in this process, however the platform is designed to provide the customer with the ability to design and carry-out the entire campaign through their remote online access to our platform.  Our customers are provided with an instant communication channel to alert their subscribers of events, specials, or other announcements.  Our C4 platform provides various messaging tools for marketers to create and initiate these messages in real-time or for future broadcasts.  The solution also allows the marketer to connect to Facebook or Twitter accounts so that their messaging broadcasts can be promoted to select social media channels if desired.

•
Customer Relationship Management (CRM).  Our C4 solution offers our customers a variety of CRM services, including the success rate for each media campaign designed to attract subscribers to the customer’s mobile marketing campaign, historical data and success rate with regard to each mobile message sent.  The subscriber records and through various reporting features offered by the CRM function provide marketers with quick access to a variety of useful data points.  Tracking subscriber and messaging activity over time is useful in handling customer inquiries or issues with the marketing program or to gain insights into subscriber behavior.  For example, a marketer might want to examine how the total number of subscribers gained from a recent promotion of their call-to-action.  The Mobivity solution provides various default reports while allowing for Mobivity customers to request custom reports tailored for their specific needs.

•
Stampt Smartphone Loyalty Application.  Stampt is a smartphone application available to both iPhone and Android smartphones.  The application is acquired by consumers via download from the Apple App Store or Google Play market service.  Once installed, consumers can view local merchants who are setup on our C4 platform to offer mobile loyalty cards.  Mobile loyalty cards allow consumers using Stampt to visit merchants and participate in loyalty programs (for example, “buy 10, get 1 free”) that are setup by merchants using the Mobivity solution.  Consumers can also receive instant offers sent from merchants through our platform’s messaging features.  The Stampt application allows consumers to register purchases by using the Stampt application on their smartphone to take a quick picture of a special code that the merchant provides at the time of purchase.  The purchase is also registered on the merchant’s own account on our C4 platform.  The Stampt application instantly verifies the consumer’s location at the related merchant’s location of business and registers the purchase.  Purchases are then depicted on the Stampt application so the consumer and the merchant know how many purchases are required to earn a reward.

•
Smart Receipt.  Our SmartReceipt solution enables our customers the ability to control the content on receipts printed from their point of sale, or POS system.  SmartReceipt is a software application that is installed on the POS which dynamically controls what is printed on receipts such as coupons, announcements, or other calls-to-action such as invitations to participate in a survey.  SmartReceipt includes a Web-based interface where users can design receipt content and implement business rules to dictate what receipt content is printed in particular situations.  All receipt content is also transmitted to SmartReceipt’s server back-end for storage and analysis.  Our C4 solution integrates with SmartReceipt by supporting SMS marketing or Stampt mobile application calls-to-action which can be printed on receipt content by SmartReceipt.

•
Resellers.  Our platform can be white-labeled to allow for resellers or agents to market and deliver their own branded mobile marketing solution complete with all of the features of the C4 platform.  Resellers are provisioned their own Web-based administration system whereby they can create and track their own customers’ use of the product.

In the future, we intend to develop additional platform features that with the goal of driving additional value to the evolving mobile marketing industry.

Marketing and Sales

We market and sell the services offered over our proprietary C4 platform directly through our own sales force, via resellers, and in some cases through agents.

•	Direct Sales. Our direct sales force is predominantly comprised of four sales representatives employed by us to promote and sell our services in various geographical areas.

•	Resellers. We sell our services via wholesale pricing of licensing and transactional fees to 55 various resellers who market and sell the Mobivity services under their own brand.

•	Agents. We also engage eight independent agents to market and sell our services under the Mobivity brand in return for payment of a commission or revenue share for customers they introduce to us.

•
In addition to our direct and indirect sales channels, we also market our services online through our Website, Facebook, Twitter, LinkedIn, and other online channels.  We also participate in various trade and industry events to build awareness and promote exposure to our services and brand.

Our services are predominantly marketed and sold in the form of a recurring software licensing fee that is determined by desired features and the number of physical locations our customers would like to deploy the services in.  For example, a customer who exclusively utilizes our SMS text messaging feature for one location will pay a much lower recurring licensing fee that a marketer who desires our full breadth of product features and needs to drive localized marketing campaigns across 50 locations in various cities or locales.

In addition to license fees, we also arrange for a transaction fee in special cases where our customers require greater bandwidth or throughput to process large volumes of mobile messaging transactions.  For example, a customer may want to utilize our services for a major sporting event when there may be tens of thousands of fans who are expecting a “score alert” sent to their mobile phone via a SMS text message.  In this case, the required resources to facilitate a large number of SMS messages in a short period of time is much higher and therefore we may charge an additional per-SMS text message fee to our customer.

Research and Development

We have developed an internal and external software development team with many years of experience in the mobile advertising and marketing industries.  As of the date of this prospectus, we have four full time and two part time employees engaged in engineering and software developments and one full-time employee engaged in quality assurance and testing in our development centers located at our facilities in San Diego, CA, not including our Director of Engineering and Chief Technology Officer.  We have two full time employees engaged in engineering and software development at our corporate headquarters in Chandler, AZ and Nova Scotia.  We have one full time product specialist located in Washington.  Additionally, we have software development and engineering contractors located in California, Mexico, Australia and Spain that are used on an as needed basis.  We also contract with various outsourced development and engineering partners in the United States.  Our research and development activities are focused on enhancements to our platform, including extending our technology into payment processing, location based services, application analytics, and other technical opportunities in the evolving mobile industry.

Our total engineering, research and development expenditures in 2015 and 2014 were $728,741 and $1,346,198, respectively.

Competition

Although the market for mobile marketing software and solutions is relatively new, it is very competitive.  We compete with companies of all sizes in select geographies that offer solutions that compete with various elements of our platform and offering, such as SMS text messaging service providers or providers of mobile smartphone applications.  We also compete at times with interactive and traditional advertising agencies that perform mobile marketing as part of their services to their customers.  Many of these entities have significantly greater resources than we do.  In addition, we compete with traditional offline coupon and discount services, as well as television, radio, newspapers, magazines and other traditional media companies that provide coupon and discount products and services to their retail enterprise customers.

Many of the leading providers of online services have begun to develop or acquire mobile marketing platforms with features similar to ours.  For example, in May 2010, Google, Inc.  acquired Admob, Inc. and in January 2010 Apple, Inc. acquired Quattro Wireless.  Each of the acquired companies was engaged in mobile marketing.  In addition, we believe that Facebook, AOL, Microsoft and Yahoo! have each begun to develop mobile marketing platforms.

We believe that the key competitive factors that differentiate us from our competitors include:

•
Demonstrable experience and competence.  We have been providing mobile marketing services since 2006.  In 2009, Sybase, an international enterprise software and services company, awarded us their Innovator of the Year.  Major brands such as Sonic, Subway, Jamba Juice, Chick-Fil-A, and Baskin Robbins have selected Mobivity’s products and services.

•
Competitive pricing.  We believe we are one of the few mobile marketing providers in the industry that can provide SMS text messaging services at a flat licensing fee structure rather than charging for every SMS text message transaction processed.  We also believe that we have a “least cost” operating advantage that competitors may find challenging to compete with.

•
Scalability.  We believe that our platform is more scalable than most if not all of our competitors.  Many of our customers require large volumes of mobile marketing messages to be transacted and a high quantity of end users operating our Web-based product features.  We have grown our monthly messaging volume from less than one million SMS text messages per month in 2010 to more than 28 million per month as of the date of this prospectus.  The number of customers utilizing our Web-based products has also grown from less than 100 in 2010 to more than 19,000 as of the date of this prospectus.

Seasonality

Our business, as is typical of companies in our industry, is highly seasonal.  This is primarily due to traditional marketing and advertising spending being heaviest during the holiday season while brands, advertising agencies, mobile operators and media companies often close out annual budgets towards the end of the calendar year.  Seasonal trends have historically contributed to, and we anticipate will continue to contribute to fluctuations in our quarterly results, including fluctuations in sequential revenue growth rates.

Intellectual Property

We regard the protection of our developed technologies and intellectual property rights as an important element of our business operations and crucial to our success.  We rely primarily on a combination of patent laws, trademark laws, copyright laws, trade secrets, confidentiality procedures and contractual provisions to protect our proprietary technology.  We require our employees, consultants and advisors to enter into confidentiality agreements.  These agreements provide that all confidential information developed or made known to the individual during the course of the individual’s relationship with us is to be kept confidential and not disclosed to third parties except under specific circumstances.  In the case of our employees, the agreements provide that all of the technology which is conceived by the individual during the course of employment is our exclusive property.  The development of our technology and many of our processes are dependent upon the knowledge, experience and skills of key scientific and technical personnel.

As of the date of this prospectus we own five patents.  U.S. Patent numbers 7,991,388 B1 and 8,244,216 B1 were issued on August 2, 2011 and August 14, 2012, respectively.  These patents cover a geo-bio-metric personal identification number, a service that authenticates a user from a feature phone or smart phone using a number of mobile attainable attributes: geolocation, facial image, accelerometer (which measures the physical orientation or movement of the device itself), and text messaging.  The purpose of the geo-bio-metric PIN service is to authenticate a user while verifying the following: the user is currently using his or her other phone; the user is at the location that their phone is at; the user is not at another location and using their phone through a proxy; and an impostor is not using the phone.

In March 2011, we acquired US Patent number 6,788,769 B1 which covers a method and system for using telephone numbers as a key to address email and online content without the use of a look-up database.  Using this system, a phone number is used to access a website or an email address in exactly the same way it is used to dial a telephone.

U.S. Patent numbers 8,463,306 and 8,818,434 were issued on June 11, 2013 and August 26, 2014, respectively.  These patents cover a method and system for testing a SMS text messaging network.  The method and system allows for real-time testing of the initiation and completion of SMS text messages and any delivery delays across the major American mobile phone carriers, and accurately measures the progress on SMS broadcasts and records when a broadcast has been completed.

Our issued and any future patents that we may issue may not survive a legal challenge to their scope, validity or enforceability, or provide significant protection for us.  The failure of our patents, or the failure of our copyright and trade secret laws to adequately protect our technology, might make it easier for our competitors to offer similar products or technologies.  In addition, patents may not issue from any of our current or any future applications.

Government Regulation

The growth and development of the mobile messaging market and the market for electronic storage of personal information has resulted in a variety of stringent consumer protection laws, many of which impose significant burdens on companies that store personal information.  Depending on the products and services that they offer, mobile data service providers may be subject to regulations and laws applicable to providers of mobile, Internet and VOIP services, including domestic and international laws and regulations relating to user privacy and data protection, defamation, pricing, advertising, taxation, gambling, sweepstakes, promotions, billing, real estate, consumer protection, accessibility, content regulation, quality of services, telecommunications, mobile, television and intellectual property ownership and infringement.  We expect that the regulation of our industry generally will continue to increase and that we will be required to devote increasing amounts of legal and other resources to address this regulation.  In addition, the application of existing domestic and international laws and regulations relating to issues such as user privacy and data protection, marketing, advertising, consumer protection and mobile disclosures in many instances is unclear or unsettled.

In addition to its regulation of wireless telecommunications providers generally, the U.S. Federal Communications Commission, or FCC, has examined, or is currently examining, how and when consumers enroll in mobile services, what types of disclosures consumers receive, what services consumers are purchasing and how much consumers are charged.  In addition, the Federal Trade Commission, or FTC, has been asked to regulate how mobile marketers can use consumers’ personal information.  Consumer advocates claim that many consumers do not know when their information is being collected from cell phones and how such information is retained, used and shared with other companies.  Consumer groups have asked the FTC to: identify practices that may compromise privacy and consumer welfare; examine opt-in procedures to ensure consumers are aware of what data is at issue and how it will be used; investigate marketing tactics that target children; and create policies to halt abusive practices.  The FTC has expressed interest, in particular, in the mobile environment and services that collect sensitive data, such as location-based information.

The principal laws and regulations that pertain to us and our customers in connection with their utilization of our platform, include:

•
Deceptive Trade Practice Law in the U.S.  The FTC and state attorneys general are given broad powers by legislatures to curb unfair and deceptive trade practices.  These laws and regulations apply to mobile marketing campaigns and behavioral advertising.  The general guideline is that all material terms and conditions of the offer must be “clearly and conspicuously” disclosed to the consumer prior to the buying decision.  The balancing of the desire to capture a potential customer’s attention, while providing adequate disclosure, can be challenging in the mobile context due to the lack of screen space available to provide required disclosures.

•
Behavioral Advertising.  Behavioral advertising is a technique used by online publishers and advertisers to increase the effectiveness of their campaigns.  Behavioral advertising uses information collected from an individual’s web-browsing behavior, such as the pages they have visited or the searches they have made, to select which advertisements to display to that individual.  This data can be valuable for online marketers looking to personalize advertising initiatives or to provide geo-tags through mobile devices.  Many businesses adhere to industry self-governing principles, including an opt-out regime whereby information may be collected until an individual indicates that he or she no longer agrees to have this information collected.  The FTC and EU member states are considering regulations in this area, which may include implementation of a more rigorous opt-in regime.  An opt-in policy would prohibit businesses from collecting and using information from individuals who have not voluntarily consented.  Among other things, the implementation of an opt-in regime could require substantial technical support and negatively impact the market for our mobile advertising products and services.  A few states have also introduced bills in recent years that would restrict behavioral advertising within the state.  These bills would likely have the practical effect of regulating behavioral advertising nationwide because of the difficulties behind implementing state-specific policies or identifying the location of a particular consumer.  There have also been a large number of class action suits filed against companies engaged in behavioral advertising.

•
Behavioral Advertising-Privacy Regulation.  Our business is affected by U.S. federal and state, as well as EU member state and foreign country, laws and regulations governing the collection, use, retention, sharing and security of data that we receive from and about our users.  In recent years, regulation has focused on the collection, use, disclosure and security of information that may be used to identify or that actually identifies an individual, such as an Internet Protocol address or a name.  Although the mobile and Internet advertising privacy practices are currently largely self-regulated in the U.S., the FTC has conducted numerous discussions on this subject and suggested that more rigorous privacy regulation is appropriate, including regulation of non-personally identifiable information which could, with other information, be used to identify an individual.  Within the EU, member state data protection authorities typically regard IP addresses as personal information, and legislation adopted recently in the EU requires consent for the placement of a cookie on a user device.  In addition, EU data protection authorities are following with interest the FTC’s discussions regarding behavioral advertising and may follow suit by imposing additional privacy requirements for mobile advertising practices.

•
Marketing-Privacy Regulation.  In addition, there are U.S. federal and state laws and EU member state and other country laws that govern SMS and telecommunications-based marketing, generally requiring senders to transmit messages (including those sent to mobile devices) only to recipients who have specifically consented to receiving such messages.  U.S. federal, EU member state and other country laws also govern e-mail marketing, generally imposing an opt-out requirement for emails sent within an existing business relationship.

•
SMS and Location-Based Marketing Best Practices and Guidelines.  We voluntarily comply with the guidelines of the Mobile Marketing Association, or MMA, a global association of 700 agencies, advertisers, mobile device manufacturers, wireless operators and service providers and others interested in the potential of marketing via the mobile channel.  The MMA has published a code of conduct and best practices guidelines for use by those involved in mobile messaging activities.  The guidelines were developed by a collaboration of the major carriers and they require adherence to them as a condition of service.  We voluntarily comply with the MMA code of conduct, which generally require notice and user consent for delivery of location-based services.  In addition, the Cellular Telephone Industry Association, or CTIA, has developed Best Practices and Guidelines to promote and protect user privacy regarding location-based services.

•
TCPA.  The United States Telephone Consumer Protection Act, or TCPA, prohibits unsolicited voice and text calls to cell phones through the use of an automatic telephone-dialing system (ATDS) unless the recipient has given prior consent.  The statute also prohibits companies from initiating telephone solicitations to individuals on the national Do-Not-Call list, and restricts the hours when such messages may be sent.  Violations of the TCPA can result in statutory damages of $500 per violation (i.e., for each individual text message).  U.S. state laws impose additional regulations on voice and text calls.  We believe that our platform does not employ an ATDS within the meaning of the TCPA based on case law construing that term.

•
CAN-SPAM.  The U.S. Controlling the Assault of Non-Solicited Pornography and Marketing Act, or CAN SPAM Act, prohibits all commercial e-mail messages, as defined in the law, to mobile phones unless the device owner has given “express prior authorization.” Recipients of such messages must also be allowed to opt-out of receiving future messages the same way they opted-in.  Senders have ten business days to honor opt-out requests.  The FCC has compiled a list of domain names used by wireless service providers to which marketers may not send commercial e-mail messages.  Senders have 30 days from the date the domain name is posted on the FCC site to stop sending unauthorized commercial e-mail to addresses containing the domain name.  Violators are subject to fines of up to $6.0 million and up to one year in jail for some spamming activities.  Carriers, the FTC, the FCC, and State Attorneys General may bring lawsuits to enforce alleged violations of the Act.

•
Communications Privacy Acts.  Foreign and U.S. federal and state laws impose liability for intercepting communications while in transit or accessing the contents of communications while in storage.  EU member state laws also require consent for our receiving this information, and if our carrier customers fail to obtain such consent we could be subjected to civil or even criminal penalties.

•
Security Breach Notification Requirements.  EU member state laws require notice to the member state data protection authority of a data security breach involving personal data if the breach poses a risk to individuals.  In addition, Germany enacted a broad requirement to notify individuals in the event of a data security breach that is likely to be followed by notification requirements to data subjects in other EU member states.  In the U.S., various states have enacted data breach notification laws, which require notification of individuals and sometimes state regulatory bodies in the event of breaches involving certain defined categories of personal information.  Japan and Uruguay have also enacted security breach notice requirements.  This new trend suggests that breach notice statutes may be enacted in other jurisdictions, including by the U.S. at the federal level, as well.

•
Children.  The Children’s Online Privacy Protection Act prohibit the knowing collection of personal information from children under the age of 13 without verifiable parental consent, and strictly regulate the transmission of requests for personal information to such children.  Other countries do not recognize the ability of children to consent to the collection of personal information.  In addition, it is likely that behavioral advertising regulations will impose special restrictions on use of information collected from minors for this purpose.

Employees

As of May 27, 2016, we had 66 employees, consisting of 13 full-time and one part-time in research and development, 42 full-time and one part-time in sales and marketing, eight full-time and one part-time in general and administrative.

Property

Our executive offices are located in 10,395 square feet of leased office space at 55 North Arizona Place, Chandler, Arizona.  The lease term is for a period of 66 months expiring on December 31, 2020.  Monthly rent, excluding common area maintenance charges, is $17,541, subject to annual increases of approximately 2.5% commencing October 31, 2015 and ending November 1, 2019, at which time the monthly rent for the remainder of the lease term will be $19,707.

We also have a month to month lease for approximately 1000 square feet of office space in Solana Beach, California at a monthly expense of $2,500; a month to month lease for approximately 700 square feet of office space in North Huron, Michigan at a monthly expense of $600; and a lease through September 2014 of approximately 2,864 square feet of office space in Santa Barbara, California at a monthly expense of $6,800.

We also lease, on a month-to-month basis, 518 square feet of office space located in Dartmouth, Nova Scotia, at a monthly rental expense of approximately $500 per month, including common area maintenance charges.

Litigation

There are no pending legal proceedings, other than routine litigation incidental to our business, to which we or our properties are subject.

MANAGEMENT

Set forth below are our directors and officers:

Name	Age	Position
Dennis Becker	42	Chief Executive Officer and Director
Christopher Meinerz	49	Chief Financial Officer
William Van Epps	67	Executive Chairman and Director
John Harris	67	Lead Director and Chairman of Compensation Committee
David Jaques	60	Chairman of Audit Committee and Director
Phillip Guarascio	74	Chairman of Governance and Nominating Committee and Director
Doug Schneider	53	Director
Thomas Akin	63	Director

Dennis Becker - Chief Executive Officer and Director

Dennis Becker was appointed our Chief Executive Officer and a Director effective as of our acquisition of Mobivity, Inc. in November 2010.  Mr. Becker has also served as President and Chief Executive Officer of Mobivity, Inc. since September, 2007.  He was a founder of Frontieric Corporation, a pioneer in providing complex call routing and merchant processing applications, where he was Chief Executive Officer from 2002 to 2005.  Mr. Becker was also Chief Executive Officer of Bexel Technologies, which served solutions to large enterprise, from 1999 to 2001.  Mr. Becker studied Computer Science at the University of Oregon and served in the United States Air Force.

Mr. Becker has extensive knowledge of the mobile message marketing industry.  As a result of these and other professional qualifications, we have concluded that Mr. Becker is qualified to serve as a director.

Christopher Meinerz - Chief Financial Officer

On February 16, 2015, the board of directors of the Company appointed Christopher Meinerz to serve as Chief Financial Officer of the Company.  Prior to joining the Company, Mr. Meinerz served as Director, Chief Financial Officer, Chief Compliance Officer, Secretary and Treasurer of Spindle, Inc., a mobile marketing and payment processing company based in Scottsdale, Arizona, from April 2014 to February 2015.  Mr. Meinerz will maintain his Director position with Spindle, Inc. going forward.  Prior to his role with Spindle, Inc., Mr. Meinerz served as Chief Financial Officer and Chief Compliance Officer at Next Generation Insurance Group (“NGI”), a national specialty insurance marketing firm located in Phoenix, Arizona, from October 2011 to April 2014.  Before his tenure at NGI, Mr. Meinerz was Executive Vice President of Finance and Treasury for DDi Corp., an Anaheim, California-based provider of circuit board engineering and manufacturing services, from March 2010 to October 2011.  In addition, Mr. Meinerz served as global Vice President of Finance for eTelecare of Scottsdale, Arizona, from January 2006 to December 2009, where he successfully helped launch that company’s initial public offering in 2007.  Mr. Meinerz is a graduate of the University of Wisconsin with degrees in accounting and finance and is a Certified Public Accountant.  He began his career in public accounting with BDO Seidman in Chicago, Illinois, and Grant Thornton in Madison, Wisconsin.

William Van Epps – Executive Chairman and Director

On January 21, 2015, the board of directors of the Company appointed William Van Epps to serve as Executive Chairman of the Company.  Mr. Van Epps was initially appointed to the Company’s board of directors on October 2, 2014.  Prior to joining the Company, Mr. Van Epps served as chief executive officer of Agile Pursuits Franchising, Inc., a wholly-owned subsidiary of The Procter and Gamble Company, from December 2009 to October 2011, where he established Tide Dry Cleaners and Mr. Clean Car Wash operations.  Prior to his experience at Agile Pursuits Franchising, Inc., Mr. Van Epps served as president at Papa John’s International Inc. from April 2006 to April 2009, and as chief operating officer and senior vice president of Papa John’s International Inc. from January 2004 to April 2006, where he was responsible for domestic corporate and franchised restaurant operations and international operations.  Mr. Van Epps also served as managing director of International at Papa John’s International from September 2001 to January 2004.  Prior to joining Papa John’s, he served as president of the International Division of Yorkshire Global Restaurants from August 1999 to August 2001, where he was responsible for the international development of Long John Silvers and A&W restaurants.  From August 1993 to August 1999, Mr. Van Epps served as president of the International Division at AFC Enterprises where he developed international brand deployments for Popeye’s, Church’s Chicken, Cinnabon, Seattle Coffee Co., and Chesapeake Bakery Cafe.  Mr. Van Epps began his career working alongside Pizza Hut founder, Frank Carney, where, from March 1974 through February 1981, he helped expand Pizza Hut into Hong Kong, Thailand and Singapore while also overseeing stores in Australia, New Zealand, as well as a joint venture in Japan.

Mr. Van Epps has extensive knowledge of business development, retail and restaurant operations, and corporate management.  As a result of these and other professional qualifications, we have concluded that Mr. Van Epps is qualified to serve as a director.

John Harris – Lead Director and Chairman of Compensation Committee

Mr. Harris has been a director since January 2011.  Mr. Harris has served as an operating partner with GlendonTodd Capital, a Dallas based private equity firm since February 2011.  From 2010 to 2012, Mr. Harris was CEO and investor with Chemical Information Services, a leading provider of database services to the chemical and pharmaceutical industries.  From 2006 to 2009, Mr. Harris was President and CEO of eTelecare Global Solutions; a business process outsourcing (“BPO”) company delivering technical support, sales, and customer care services to the Fortune 1000 market.  In that capacity, he successfully led the company’s IPO, privatization and ultimate merger in 2009.  Previously, Mr. Harris served in various executive level positions with Electronic Data Systems over a 25 year period, including President of the Communications Industry Group.  Mr. Harris graduated from the University of West Georgia with a BBA and MBA and is on the Board of Advisors to the Richardson School of Business.  He has held board positions with a number of public and private telecommunications and technology services companies, and he currently sits on the boards of Premier Global Services, The Hackett Group and Sizmek Corporation.  Mr. Harris is a non-executive Chairman of Sizmek, Lead Director and Chairman of the Compensation Committee at Premier Global Services and serves on the Audit, Compensation and Governance Committees at The Hackett Group.

Mr. Harris has extensive knowledge of corporate management.  As a result of these and other professional qualifications, we have concluded that Mr. Harris is qualified to serve as a director.

David Jaques –Chairman of Audit Committee and Director

David Jaques has served as a director since December 2011.  Mr. Jaques has held senior financial positions in banking, corporate and venture capital.  In his early career, he held various positions with Barclays Bank in London and provided advisory services in currency and interest rate risk management to the bank’s corporate clients.  He held a similar role at Barclays Bank, New York from 1988 to 1993.  He was Senior Vice President and Treasurer of Silicon Valley Bank between 1994 and 1999; founding CFO for PayPal from 1999 to 2001 and CFO of BlueRun Ventures from 2001 to 2008.  Since 2008 he has provided CFO consulting services with Greenough Consulting Group and holds a board position at UBL Interactive, Inc. (UBLI.PK).

Mr. Jaques has extensive knowledge of finance and accounting.  As a result of these and other professional qualifications, we have concluded that Mr. Jaques is qualified to serve as a director.

Phillip Guarascio - Chairman of Governance and Nominating Committee and Director

Mr. Guarascio has served as a director since March 2014.  Mr. Guarascio has been the Chairman and Chief Executive Officer of PG Ventures LLC since May 2000 where he serves as a marketing and advertising business consultant.  He was Lead Executive, Marketing and Sales at the National Football League from 2003-2007 and has been a consultant for the William Morris Agency since October 2001.  For 16 years, Mr. Guarascio was with General Motors where he served as Vice President of Corporate Advertising and Marketing primarily responsible for worldwide advertising resource management, managing consolidated media placement and before that as General Manager of Marketing and Advertising for General Motors’ North American Operations.  Mr. Guarascio introduced the GM Card and managed the General Motors corporate brand to a 20 percent increase in customer purchase consideration.  He joined General Motors in 1985 after 21 years with the New York advertising agency, D’Arcy, Masius, Benton & Bowles.

Mr. Guarascio has extensive experience in the marketing and advertising industry.  Based on this and other professional qualifications, we have concluded that Mr. Guarascio is qualified to serve as a director.

Doug Schneider - Director

Mr. Schneider has been a director since December 2010.  Mr. Schneider has a twenty year track record of leadership and success in launching, building, and managing high-tech service oriented companies.  He has served as Executive Vice President of the SMB Solutions for the Melbourne IT Group since July 2012 and oversees a $75MM per year hosting and domain registration business across North American and Asia Pacific.  From 2011 to 2012, Mr. Schneider served as CEO for Transaction Wireless, a venture backed technology company where he still resides on the board.  From 2007 to 2010, Mr. Schneider was the CEO of Genea Energy, a clean tech company that provides an innovative and comprehensive SaaS based energy services platform for commercial office building portfolios.  Mr. Schneider received a Bachelor’s degree in Mechanical Engineering from University of California, Davis and an M.B.A. from the Kellogg School of Management at Northwestern University.  He also serves as an industry advisor to Pelion Venture Partners, a venture capital firm focused on the information technology sector.

Mr. Schneider has extensive knowledge of corporate management.  As a result of these and other professional qualifications, we have concluded that Mr. Schneider is qualified to serve as a director.

Thomas Akin - Director

Mr. Akin has been a director since March 2015.  Mr. Akin has been the Managing General Partner of Talkot Partners I, Talkot Partners II, LLC, Talkot Crossover Fund, LP, and Talkot Capital LLC since 1996 and was appointed as a director in March 2015.  Mr. Akin served as the Chief Executive Officer of Dynex Capital Inc, from February 04, 2008 to 2013.  Mr. Akin had been with Merrill Lynch and Co., including served as its Managing Director of the Western United States for Merrill Lynch Institutional Services from 1991 to 1994 and as Regional Director of the San Francisco and Los Angeles regions for Merrill Lynch Institutional Services from 1981 to 1991.  Mr. Akin had been with Salomon Brothers from 1978 to 1981.  He has been an Executive Chairman of Dynex Capital Inc. since January 01, 2014 and has been its the Chairman since May 30, 2003.  He served as the Chairman of Infotec since 2001.  Mr. Akin has been a Director of Acacia Technologies Group of Acacia Research Corp. since May 1998, Dynex Capital Inc, since May 2003, Acacia Research Corp. since May 1998 and eFax.com, Inc. since July 1996.  He serves as a Director of ADX.  He served as a Director CombiMatrix Corporation since May 1998.  Mr. Akin holds a B.A. in Biology from the University of California at Santa Cruz and an M.B.A. from the University of California at Los Angeles.

Because Mr. Akin has extensive experience as a professional investor and public company director, we have concluded that Mr. Akin is qualified to serve as a director.

Executive Compensation

The following table summarizes the total compensation earned by our chief executive officer and our other two most highly paid executive officers for the years ended December 31, 2015 and 2014.

Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus	Stock Awards (1)	Option Awards (1)	All Other Compensation	Total
Dennis Becker, CEO	2015		$275,908	$44,960	$-	$115,000	$-	$435,868
	2014		$214,915	$-	$-	$-	$-	$214,915
Christopher Meinerz, CFO (2)	2015		$160,404	$4,196	$-	$351,000	$-	$515,600
William Van Epps, Executive Chairman (3)	2015		$286,371	$27,385	$63,000	$1,035,000	$77,436	$1,489,191
	2014	$		$-	$161,369	$-	$-	$161,369
(1)The value of the stock and stock option compensation was computed using the Black-Scholes Option Pricing Model and represents the aggregate grant date fair value computed in accordance with ASC Topic 718. For information on the method and assumptions used to calculate the compensation costs, see Note 8 to our audited consolidated financial statements contained herein.

(2)Christopher Meinerz was appointed Chief Financial Officer effective February 16, 2015. Amounts in the table above reflect his compensation after his appointment and through December 31, 2015.
(3)William Van Epps was appointed Executive Chairman on January 21, 2015. Amounts in the table above reflect his compensation after his appointment and through December 31, 2015 with the exception of previously issued restricted stock awards as reflected.

The amounts reported in Option Awards column of the table above reflect the aggregate compensation costs for financial statement reporting purposes for fiscal 2015 and 2014 under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (formerly referenced as Statement of Financial Accounting Standards No. 123(R)).  These amounts do not reflect amounts paid to or realized by the executive officers for fiscal 2015 or 2014.  Actual amounts earned for fiscal 2015 and 2014 are included in the Summary Compensation Table above.  For information on the method and assumptions used to calculate the compensation costs, see Note 7 to our audited consolidated financial statements contained herein.

Narrative Disclosure to Executive Compensation Table; Employment Agreements

William Van Epps

On January 19, 2015, we entered into an employment agreement with William Van Epps.  Under the terms of the agreement, Mr. Van Epps will serve as our Executive Chairman and receive a base salary of $310,000, subject to annual review by the board.  The Company also agreed to pay Mr. Van Epps a signing bonus of 50,000 shares of the Company’s common stock.  Mr. Van Epps will be eligible for annual performance bonuses of up to 100% of his base salary for meeting key performance requirements, quotas, and assigned objectives determined annually by the board.  Pursuant to his employment agreement with the Company, Mr. Van Epps is eligible to participate in all benefits, plans, and programs, including improvements or modifications of the same, which are now, or may hereafter be, available to other executive employees of Company.  Mr. Van Epps’ employment agreement contains standard provisions concerning noncompetition, nondisclosure and indemnification.

Pursuant to Mr. Van Epps’ employment agreement, the Company has granted Mr. Van Epps an option to purchase 900,000 shares of Company common stock, over a five year period from the date of grant, at an exercise price of $1.28 per share.  The options will vest and first become exercisable at the rate of 1/48th per month over a 48 month period commencing on the date of grant.  Mr. Van Epps’ options shall otherwise be on terms and conditions contained in the Company’s current equity incentive plan.

In the event Mr. Van Epps’ employment with the Company is terminated by the Company without cause, the Company shall pay Mr. Van Epps, in addition to all other amounts then due and payable, 12 additional monthly installments of his base salary.

Effective March 11, 2016, the board amended the agreement with Mr. Van Epps to pay him an annual base salary of $310,000 through December 31, 2016 and $120,000 during the twelve months ending December 31, 2017.  Effective January 1, 2018, Mr. Van Epps’ base salary will consist of the standard director compensation payable to the Company’s independent directors as determined by the compensation committee of the board at the time.  Mr. Van Epps will not be eligible for bonuses under the agreement for periods following December 31, 2016, except as determined by the compensation committee.  If the agreement is terminated by the Company without cause, then, in addition to the payments set forth above, Mr. Van Epps’ stock options shall continue to vest for 12 months following the date of termination and the option to exercise such stock options shall be extended from the 12 month anniversary of the termination date.

Dennis Becker

On January 11, 2011, we entered into an employment agreement with Dennis Becker.  Under the terms of the agreement, Mr. Becker will serve as our President and Chief Executive Officer for an initial term of three years from December 24, 2010 (the “Effective Date”).  Unless terminated no less than 90 days prior to the expiration date by either party, the agreement is renewed automatically for successive one year periods.  Under the agreement, Mr. Becker is paid a base annual salary of $120,000.  The base salary is subject to an annual increase at the sole discretion our board of directors.  In addition to regular annual increases, the base salary will be increased by $30,000 (up to a cumulative maximum of $60,000) for each acquisition of the stock or all or substantially all of the assets of a third party entity, or the formation of joint ventures resulting in operating cash flows minus capital expenditures and dividends of no less than $25,000 during a three month period ending six months after the completion of each such acquisition or formation of such joint venture.  In addition, his salary will be increased to $225,000 in the event we complete a financing transaction of no less than $3,000,000 and we complete one acquisition.  The board may further award him, at its sole discretion, an annual bonus of up to 50% of his base salary and grant him stock options.

Effective March 30, 2015, based on the successful results of the March 2015 capital raise, the board increased Mr. Becker’s annual base salary by $50,000 to $275,000, awarded him a bonus payment of $30,000, and also granted him options to purchase 100,000 shares of our common stock at an exercise price of $1.28 with 25% vesting after 1 year from date of grant and 1/36 per month afterwards.

If the agreement is terminated by us without cause (as defined in the agreement) or the we notify Mr. Becker that we will not renew the agreement, we will be required to pay him a severance payment equal to six months of his base salary payable in regular intervals following such termination or expiration of the agreement.

The agreement includes non-compete, non-solicitation, intellectual property assignment and confidentiality provisions that are customary in our industry.

Christopher Meinerz

On February 16, 2015, the board of directors of Mobivity Holdings Corp. (the “Company”) appointed Christopher Meinerz to serve as Chief Financial Officer of the Company.  In connection with the appointment, the Company entered into an employment agreement dated February 16, 2015 with Mr. Meinerz.

Pursuant to his employment agreement, the Company has agreed to pay Mr. Meinerz an annual base salary of $190,000, subject to annual review by the board.  Mr. Meinerz will be eligible for annual performance bonuses of up to 25% of his base salary for meeting key performance requirements, quotas, and assigned objectives determined annually by the board.  Also pursuant to his employment agreement with the Company, Mr. Meinerz is eligible to participate in all benefits, plans, and programs, including improvements or modifications of the same, which are now, or may hereafter be, available to other executive employees of Company.  Mr. Meinerz’s employment agreement contains standard provisions concerning noncompetition, nondisclosure and indemnification.

Pursuant to Mr. Meinerz’s employment agreement, the Company has granted Mr. Meinerz an option to purchase 300,000 shares of Company common stock, over a ten year period from the date of grant, at an exercise price of $1.30 per share, representing the closing price of the Company’s common stock on February 16, 2015.  The options will vest and first become exercisable at the rate of 1/48th per month over a 48 month period commencing on the date of grant.  Mr. Meinerz’s options shall otherwise be on terms and conditions contained in the Company’s current equity incentive plan.

In the event Mr. Meinerz’s employment with the Company is terminated by the Company without cause, the Company shall pay Mr. Meinerz, in addition to all other amounts then due and payable, six (6) additional monthly installments of his base salary.

The agreement includes non-compete, non-solicitation, intellectual property assignment and confidentiality provisions that are customary in our industry.

Non-Employee Director Compensation

2015 Director Compensation Table

Name	Fees Earned	Stock Awards		Non-Equity Incentive Plan Compensation	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total

David Jaques	-	$54,054	(1)	-	-	-	-	$54,054
David Jaques	-	$7,813	(2)	-	-	-	-	$7,813
Doug Schneider	-	$50,676	(1)	-	-	-	-	$50,676
John Harris	-	$54,054	(1)	-	-	-	-	$54,054
John Harris	-	$46,875	(2)	-	-	-	-	$46,875
Phil Guarascio	-	$54,054	(1)	-	-	-	-	$54,054
Phil Guarascio	-	$7,813	(2)	-	-	-	-	$7,813
(1)Compensation related to a restricted stock unit granted for services in 2015 of 212,838 shares. The shares of Common Stock associated with the restricted stock unit evidenced by this Agreement will, to the extent the holder’s rights with respect to the restricted stock unit have become vested in accordance with Paragraph 3, be issued to the Participant upon the earliest to occur of (A) settlement date of three years from date of grant, (B) a Change in Control of the Company, and (C) the termination of the Participant’s employment with the Company. As of December 31, 2015, 195,107 units have vested.

(2)Compensation related to a restricted stock unit granted for services in 2015 of 62,501 shares. The shares of Common Stock associated with the restricted stock unit evidenced by this Agreement will, to the extent the holder’s rights with respect to the restricted stock unit have become vested in accordance with Paragraph 3, be issued to the Participant upon the earliest to occur of (A) settlement date of three years from date of grant, (B) a Change in Control of the Company, and (C) the termination of the Participant’s employment with the Company. As of December 31, 2015, 57,293 units have vested.

Narrative Disclosure to Director Compensation Table

Our non-employee directors were granted stock options as set forth in the director compensation table and notes thereto above as compensation for their service as directors.  No other compensation was paid to the non-employee directors for their services.  All of our directors will  receive reimbursement for out-of-pocket expenses for attending board of directors meetings.  In the future, our outside directors may receive an attendance fee for each meeting of the board of directors or other forms of compensation.  From time to time, we may also engage certain future outside members of the board of directors to perform services on our behalf and we will compensate such persons for the services which they perform.

Outstanding Equity Awards at December 31, 2015

The following table presents the outstanding option awards held by each of our named executive officers as of December 31, 2015, including the value of the options awards.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised	Option Exercise Price	Option Expiration Date
Dennis Becker, CEO	$-	100,000	$1.28	1/22/2025
Dennis Becker, CEO	$782,487	469,491	$1.80	6/17/2023
Christopher Meinerz, CFO	$62,500	237,500	$1.30	2/16/2025
William Van Epps, Executive Chairman	$206,250	693,750	$1.28	1/22/2025
*In accordance with the rules and regulations promulgated by the Securities and Exchange Commission, the table omits columns that are not applicable.

Audit Committee

During the year ended December 31, 2015, our audit committee was comprised of David Jaques, Tom Akin, and Doug Schneider.  Mr. Jaques currently serves as the audit committee chair.  All members of our audit committee are independent, as independence for audit committee members is defined in Rule 5605 of the NASDAQ Marketplace Rules.

Compensation Committee

During the year ended December 31, 2015, our compensation committee was comprised of John Harris, Phil Guarascio and Tom Akin.  Mr. Harris currently serves as compensation committee chair.

Committee Interlocks and Insider Participation

None of our executive officers serve on the board of directors of another entity, whose executive officers serves on our board of directors.

Code of Ethics

We have adopted a code of ethics for all our employees, including our chief executive officer, principal financial officer and principal accounting officer or controller, and/or persons performing similar functions, which is available on our website, under the link entitled “Code of Ethics”.

Limitation of Liability of Directors and Indemnification of Directors and Officers

We have entered into indemnity agreements with certain directors, officers and other key employees of ours under which we agreed to indemnify those individuals under the circumstances and to the extent provided for in the agreements, for expenses, damages, judgments, fines, settlements and any other amounts they may be required to pay in actions, suits or proceedings which they are or may be made a party or threatened to be made a party by reason of their position as a director, officer or other agent of ours, and otherwise to the fullest extent permitted under Nevada law and our bylaws.  We also have an insurance policy covering our directors and executive officers with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, or otherwise.  We believe that these provisions and insurance coverage are necessary to attract and retain qualified directors, officers and other key employees.

Related Party Transactions, Promoters and Director Independence

We had no transactions or series of transactions since January 1, 2012, and we have no currently proposed transactions, to which we have been or are proposed to be a party, in which the amount involved in the transaction or series of transactions exceeds the lesser of $120,000 or one percent of the average of our total assets as of December 31, 2015 and December 31, 2014, and in which any of our directors, executive officers or persons who we know held more than five percent of any class of our capital stock, including their immediate family members, had or will have a direct or indirect material interest, other than as described below or compensation arrangements that are described under “Employment Agreements” above.

The board conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate.  The board has not adopted formal standards to apply when it reviews, approves or ratifies any related party transaction.  However, the board has followed the following standards: (i) all related party transactions must be fair and reasonable to us and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by the board and (ii) all related party transactions should be authorized, approved or ratified by the affirmative vote of a majority of the directors who have no interest, either directly or indirectly, in any such related party transaction.

We consider David Jaques, Doug Schneider, John Harris, Phillip Guarascio and Thomas Akin to be independent directors as such term is defined by the listing rules of the NASDAQ Stock Market.

PRINCIPAL STOCKHOLDERS

The table below sets forth the beneficial ownership of our common stock as of the date of this prospectus by:

•	All of our directors and executive officers, individually;

•	All of our directors and executive officers, as a group; and

•	All persons who beneficially owned more than 5% of our outstanding common stock.

The beneficial ownership of each person was calculated based on 33,058,993 shares of our common stock outstanding as of the date of this prospectus.  The SEC has defined “beneficial ownership” to mean more than ownership in the usual sense.  For example, a person has beneficial ownership of a share not only if he owns it in the usual sense, but also if he has the power (solely or shared) to vote, sell or otherwise dispose of the share.  Beneficial ownership also includes the number of shares that a person has the right to acquire within 60 days of the date of this prospectus, pursuant to the exercise of options or warrants or the conversion of notes, debentures or other indebtedness, but excludes stock appreciation rights.  Two or more persons might count as beneficial owners of the same share.  Unless otherwise indicated, the address of each person or entity below is c/o the Mobivity Holdings Corp., 55 N. Arizona Place, Suite 310, Chandler, AZ 85225.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned (1)
Dennis Becker (2)	2,384,004	7.1%
Christopher Meinerz (3)	87,500	*
David Jaques (4)	152,735	*
Doug Schneider (5)	190,991	*
John Harris (6)	226,761	*
Phil Guarascio (7)	138,864	*
William Van Epps (8)	509,117	1.6%
Thomas Akin (9)	4,379,091	13.4%
Executive Officers and Directors as a Group (eight persons)	8,069,062	24.0%
5% Beneficial Owners
Porter Partners LP	2,628,723	8.1%
Cornelius F. Wit	1,934,992	5.9%
* Denotes less than 1%
(1)Applicable percentage of ownership is based upon 33,058,993 shares of common stock outstanding as of the date of this prospectus.
(2)Includes 918,068 shares of common stock issuable pursuant to presently exercisable stock options.
(3)Includes 87,500 shares of common stock issuable pursuant to presently exercisable stock options.
(4)Includes 127,735 shares of common stock issuable upon settlement of restricted stock units.
(5)Includes 116,544 shares of common stock issuable upon settlement of restricted stock units. Also, includes 74,447 shares of common stock owned of record by The Schneider Family Trust.
(6)Includes 180,927 shares of common stock issuable upon settlement of restricted stock units.
(7)Includes 113,864 shares of common stock issuable upon settlement of restricted stock units.
(8)Includes 146,867 shares of common stock issuable upon settlement of restricted stock units. Also, includes 281,250 shares of common stock issuable pursuant to presently exercisable stock options.
(9)Includes 2,522,258 shares of common stock owned of record by Talkot Fund, L.P.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 50,000,000 shares of common stock. As of the date of this prospectus, there are 33,058,993 or outstanding options, warrants or similar rights that entitle their holder to acquire from us any of our equity securities.

Holders of shares of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders generally. Shareholders are entitled to receive such dividends as may be declared from time to time by the board of directors out of funds legally available therefore, and in the event of liquidation, dissolution or winding up of the company to share ratably in all assets remaining after payment of liabilities. The holders of shares of common stock have no preemptive, conversion, subscription rights or cumulative voting rights.

Dividends

We do not anticipate the payment of cash dividends on our common stock in the foreseeable future.

Stock Incentive Plans

We have adopted the 2010 Incentive Stock Plan providing for the grant of non-qualified stock options and incentive stock options to purchase shares of our common stock and for the grant of restricted share grants. We have reserved 520,667 shares of our common stock under the plan. The purpose of the plan is to provide eligible participants with an opportunity to acquire an ownership interest in our company. All officers, directors, employees and consultants to our company are eligible to participate under the plan. The plan provides that options may not be granted at an exercise price less than the fair market value of our common shares on the date of grant. As of the date of this prospectus, there are outstanding options which entitle their holders to purchase 190,697 shares of our common stock at a weighted-average exercise price of $2.84 per share. All of the options are subject to vesting based on the holders’ continued service to the Company.

We have also adopted the Mobivity Holdings Corp. 2013 Stock Incentive Plan providing for the grant of non-qualified stock options and incentive stock options to purchase shares of our common stock and for the grant of restricted share grants. We have reserved 5,564,348 shares of our common stock under the plan. The purpose of the plan is to provide eligible participants with an opportunity to acquire an ownership interest in our company. All officers, directors, employees and consultants to our company are eligible to participate under the plan.  The plan provides that options may not be granted at an exercise price less than the fair market value of our common shares on the date of grant. As of May 27, 2016, there are outstanding options which entitle their holders to purchase 5,472,657 shares of our common stock at a weighted-average exercise price of $1.24 per share.  All of the options were granted subject to vesting based on the holders’ continued service to the Company.

Warrants

We entered into various private placements pursuant to which we have issued to investors and related placement agents warrants to purchase an aggregate of 8,258,043 shares of our common stock at an exercise price of $1.20 per share.

Transfer Agent

The transfer agent for our common stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon for us by Greenberg Traurig, LLP, Irvine, California.

EXPERTS

M&K CPAS, PLLC has audited, as set forth in their report appearing elsewhere in this prospectus, our financial statements as of and for the fiscal years ended December 31, 2015 and 2014. We have included our financial statements in the prospectus in reliance on M&K CPAS, PLLC’s report, given on their authority as experts in accounting and auditing.

AVAILABLE INFORMATION

Upon the effectiveness of our registration statement on Form S-1, of which this prospectus is made part, we will be subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, will file reports, proxy statements and other information with the SEC. Our reports, proxy statements and other information filed pursuant to the Securities Exchange Act of 1934 may be inspected and copied, at prescribed rates, at the Public Reference Room maintained by the SEC at 100 F. Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s Web site is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to the common stock offered hereby. As permitted by the rules and regulations of the SEC, this prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. Copies of the registration statement and the exhibits are on file with the SEC and may be obtained from the SEC’s Web site or upon payment of the fee prescribed by the SEC, or may be examined, without charge, at the offices of the SEC set forth above.  For further information, reference is made to the registration statement and its exhibits.

Mobivity Holdings Corp.

INDEX TO THE FINANCIAL STATEMENTS

Page(s)
Report of Independent Registered Public Accounting Firm	F-1
Consolidated Balance Sheets at December 31, 2015 and 2014	F-2
Consolidated Statements of Operations for the Years Ended December 31, 2015 and 2014	F-3
Consolidated Statement of Stockholders' Equity (Deficit) for the Years Ended December 31, 2015 and 2014	F-4
Consolidated Statements of Cash Flows for the Years Ended December 31, 2015 and 2014	F-5
Notes to the Consolidated Financial Statements	F-7
Condensed Consolidated Balance Sheets at March 31, 2016 (Unaudited) and December 31, 2015 (Audited)	F-29
Unaudited Condensed Consolidated Statements of Income and Comprehensive Income for the three months ended March 31, 2016 and 2015	F-30
Unaudited Condensed Consolidated Statement of Stockholders' Equity for the three months ended March 31, 2016	F-31
Unaudited Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2016 and 2015	F-32
Notes to Unaudited Condensed Consolidated Financial Statements	F-33

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Mobivity Holdings Corp.
Chandler, AZ 85225

We have audited the accompanying consolidated balance sheets of Mobivity Holdings Corp. (the “Company”) as of December 31, 2015 and 2014 and the related statements of operations, stockholders' equity (deficit) and cash flows for the twelve month periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial positions of the Company as of December 31, 2015 and 2014 and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas
March 30, 2016

Mobivity Holdings Corp.
Consolidated Balance Sheets

	December 31,
	2015	2014
ASSETS
Current assets
Cash	$634,129	$848,230
Accounts receivable, net of allowance for doubtful accounts of $237,383 and $90,869, respectively	700,356	384,566
Other current assets	131,345	104,214
Total current assets	1,465,830	1,337,010
Goodwill	1,921,072	1,921,072
Intangible assets, net	2,373,689	2,010,952
Other assets	173,022	99,476
TOTAL ASSETS	$5,933,613	$5,368,510
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	$375,363	$412,551
Accrued and deferred personnel compensation	414,314	185,214
Deferred revenue and customer deposits	72,624	180,941
Derivative liabilities	-	42,659
Other current liabilities	197,145	43,525
Earn-out payable	-	840,000
Total current liabilities	1,059,446	1,704,890
Total liabilities	1,059,446	1,704,890
Commitments and Contingencies (See Note 12)
Stockholders' equity (deficit)
Common stock, $0.001 par value; 50,000,000 shares authorized; 28,787,991 and 22,748,193 shares issued and outstanding	28,788	22,748
Equity payable	100,862	100,862
Additional paid-in capital	69,903,527	62,565,974
Accumulated deficit	(65,159,010)	(59,025,964)
Total stockholders' equity (deficit)	4,874,167	3,663,620
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$5,933,613	$5,368,510

See accompanying notes to consolidated financial statements.

Mobivity Holdings Corp.
Consolidated Statements of Operations

	Years ended December 31,
	2015	2014
Revenues
Revenues	$4,618,988	$4,000,202
Cost of revenues	1,192,491	1,066,917
Gross margin	3,426,497	2,933,285
Operating expenses
General and administrative	4,555,895	4,270,845
Sales and marketing	4,024,971	3,895,033
Engineering, research, and development	728,741	1,346,198
Depreciation and amortization	361,840	416,435
Total operating expenses	9,671,447	9,928,511
Loss from operations	(6,244,950)	(6,995,226)
Other income/(expense)
Interest income	1,540	2,131
Interest expense	(847)	-
Goodwill impairment	-	(4,078,693)
Intangible asset impairment	(21,188)	(961,436)
Change in fair value of derivative liabilities	42,659	63,517
Gain on debt extinguishment	-	36,943
Gain on adjustment in contingent consideration	89,740	1,492,000
Total other income/(expense)	111,904	(3,445,538)
Loss before income taxes	(6,133,046)	(10,440,764)
Income tax expense	-	-
Net loss	$(6,133,046)	$(10,440,764)
Net loss per share - basic and diluted	$(0.23)	$(0.49)
Weighted average number of shares during the period - basic and diluted	26,684,927	21,203,563

See accompanying notes to consolidated financial statements.

Mobivity Holdings Corp.
Consolidated Statement of Stockholders' Equity (Deficit)

	Common Stock		Equity Payable	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity (Deficit)
	Shares	Dollars
Balance, December 31, 2013	16,319,878	$16,320	$108,170	$54,452,697	$(48,585,200)	$5,991,987
Issuance of common stock for financing, net of transaction costs of $448,635	5,413,000	5,413	-	4,971,717	-	4,977,130
Issuance of common stock for acquisition	504,884	505	-	672,000	-	672,505
Issuance of common stock and warrants for services	510,431	510	(7,308)	536,225	-	529,427
Stock based compensation	-	-	-	1,933,335	-	1,933,335
Net loss	-	-	-	-	(10,440,764)	(10,440,764)
Balance, December 31, 2014	22,748,193	$22,748	$100,862	$62,565,974	$(59,025,964)	$3,663,620
Issuance of common stock for financing, including transaction costs of $234,500	4,805,000	4,805	-	4,565,695	-	4,570,500
Issuance of common stock for services	310,870	311	-	362,690	-	363,001
Issuance of common stock for earnout	903,928	904	-	749,356	-	750,260
Stock based compensation	20,000	20	-	1,659,812	-	1,659,832
Net loss	-	-	-	-	(6,133,046)	(6,133,046)
Balance, December 31, 2015	28,787,991	$28,788	$100,862	$69,903,527	$(65,159,010)	$4,874,167

See accompanying notes to consolidated financial statements.

Mobivity Holdings Corp.
Consolidated Statements of Cash Flows

	Years ended December 31,
	2015	2014
OPERATING ACTIVITIES
Net loss	$(6,133,046)	$(10,440,764)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Bad debt expense	206,147	4,514
Common stock issued for services	363,001	529,427
Stock-based compensation	1,659,832	1,933,335
Depreciation and amortization expense	361,840	416,435
Gain on fair value of derivative liabilities	(42,659)	(63,517)
Loss on disposal of fixed assets	6,943	680
Gain on adjustment in contingent consideration	(89,740)	(1,492,000)
Gain on debt extinguishment	-	(36,943)
Goodwill impairment	-	4,078,693
Intangible asset impairment	21,188	961,436
Increase (decrease) in cash resulting from changes in:
Accounts receivable	(527,569)	58,883
Other current assets	(21,499)	30,268
Other Assets	(43,083)	(1,835)
Accounts payable	(37,188)	(131,098)
Accrued and deferred personnel compensation	229,100	(5,827)
Deferred revenue and customer deposits	(108,317)	(147,142)
Other liabilities	153,620	7,153
Net cash used in operating activities	(4,001,430)	(4,298,302)

INVESTING ACTIVITIES
Purchases of equipment	(46,506)	(35,264)
Capitalized software development costs	(736,665)	-
Acquisitions	-	(2,368,019)
Net cash used in investing activities	(783,171)	(2,403,283)

FINANCING ACTIVITIES
Proceeds from issuance of common stock, net of issuance costs	4,570,500	4,977,130
Net cash provided by financing activities	4,570,500	4,977,130

Net change in cash	(214,101)	(1,724,455)
Cash at beginning of period	848,230	2,572,685
Cash at end of period	$634,129	$848,230

Supplemental disclosures:
Cash paid during period for :
Interest	$847	$-
Non-cash investing and financing activities:
Issuance of common stock for acquisitions	$-	$672,505
Issuance of common stock for earn-out payable	$750,260	$-
Earn-out payable recorded for acquisition	$-	$2,273,000

See accompanying notes to consolidated financial statements.

Mobivity Holdings Corp.
Notes to Consolidated Financial Statements

1. The Company and Summary of Significant Accounting Policies

The Company

We develop and operate proprietary platforms over which resellers, brands and enterprises can conduct localized mobile marketing campaigns. Our proprietary platforms allow resellers, brands and enterprises to market their products and services to consumers through text messages sent directly to the consumers’ mobile phones and mobile smartphone applications, consisting of software available to both phones and tablets PCs. Our customers include national franchisers, professional sports teams and associations and other national brands such as Sonic, Subway, Jamba Juice, Chick-Fil-A, Baskin Robbins and others.

Our “C4” Mobile Marketing and customer relationship management platform is a Web-hosted software solution enabling our clients to develop, execute, and manage a variety of marketing engagements to a consumer’s mobile phone. Our C4 solution allows our clients to communicate directly with their customers through Short Messaging Service, or SMS, multi-media messaging, smartphone application development and interactive voice response interactions, all of which are facilitated via a set of graphical user interfaces operated from any Web browser.

Our C4 platform also allows our customers to deploy and administer our “Stampt” mobile device loyalty application. Stampt is a smartphone replacement for “Buy 10, Get 1 free” punch cards. Consumers no longer need to worry about forgetting paper-based loyalty punch cards. Stampt makes it easy to receive all of the rewards consumers want from their favorite businesses. Consumers can use Stampt throughout the United States to earn free sandwiches, coffee, pizza, frozen yogurt, donuts, bagels and more. Stampt’s nearby feature shows consumers all of the rewards they can earn at nearby businesses. From the Stampt mobile device application, consumers simply tap any business to learn more about that business and to see all of the loyalty points they have earned at that business. Consumers can keep track of all of the rewards they are close to earning through the “my cards” feature displayed in the application’s interface. Once a consumer has earned all of the Stampts they need for a reward, they simply show the cashier and click “tap to redeem” button from the application interface on their device. Our customers can create and manage any Stampt program from the C4 platform’s set of Web-based interfaces.

We generate revenue by charging the resellers, brands and enterprises a per-message transactional fee, or through fixed or variable software licensing fees.

Our SmartReceipt solution enables our customers with the ability to control the content on receipts printed from their point of sale, or POS system. SmartReceipt is a software application that is installed on the POS which dynamically controls what is printed on receipts such as coupons, announcements, or other calls-to-action such as invitations to participate in a survey. SmartReceipt includes a Web-based interface where users can design receipt content and implement business rules to dictate what receipt content is printed in particular situations. All receipt content is also transmitted to SmartReceipt’s server back-end for storage and analysis. Our SmartReceipt solution is fully integratable with our C4 platform and allows our customers to print on receipts SMS marketing or Stampt mobile application calls-to-actions.

Liquidity

We have $0.6 million of cash as of December 31, 2015. We had a net loss of $6.1 million for the year then ended, and we used $4.0 million of cash in our operating activities during 2015.  Based on our projected 2016 results and, if necessary, our ability to reduce certain variable operating expenses, we believe that our existing capital, together with the $2 million of securities from our private placement in March 2016 and our $2 million Working Capital Line of Credit (see Note 15), and anticipated cash flows from operations, will be sufficient to finance our operations through the first quarter of 2017.

If our cash reserves prove insufficient to sustain operations, we plan to raise additional capital by selling shares of capital stock or other equity or debt securities. However, there are no commitments or arrangements for future financings in place at this time, and we can give no assurance that such capital will be available on favorable terms or at all. We may need additional financing thereafter until we can achieve profitability. If we cannot, we will be forced to curtail our operations or possibly be forced to evaluate a sale or liquidation of our assets. Any future financing may involve substantial dilution to existing investors.

Although we are actively pursuing financing opportunities, we may not be able to raise cash on terms acceptable to us or at all. There can be no assurance that we will be successful in obtaining additional funding. Financings, if available, may be on terms that are dilutive to our shareholders, and the prices at which new investors would be willing to purchase our securities may be lower than the current price of our ordinary shares. The holders of new securities may also receive rights, preferences or privileges that are senior to those of existing holders of our ordinary shares. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations in the short term.

Principles of Consolidation and Basis of Presentation

The accompanying financial statements are consolidated and include the financial statements of Mobivity Holdings Corp. and our wholly-owned subsidiary. Intercompany transactions are eliminated.

Use of Estimates

Preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying disclosures. These estimates are based on management's best knowledge of current events and actions we may undertake in the future. Significant estimates used are those related to: stock-based compensation; valuation of acquired assets, intangible assets and liabilities; useful lives for depreciation and amortization of long-lived assets; future cash flows associated with impairment testing for goodwill, indefinite-lived intangible assets and other long-lived assets; valuation of derivative liabilities; valuation allowance for deferred tax assets; and contingencies.

Actual results may ultimately differ from estimates, although management does not generally believe such differences would materially affect the consolidated financial statements in any individual year. However, in regard to ongoing impairment testing of goodwill and indefinite-lived intangible assets, significant deterioration in future cash flow projections or other assumptions used in estimating fair values versus those anticipated at the time of the initial valuations, could result in impairment charges that materially affect the consolidated financial statements in a given year.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year’s presentation. The reclassifications had no effect on previously reported net loss.

Acquisitions

We account for acquired businesses using the purchase method of accounting. Under the purchase method, our consolidated financial statements reflect the operations of an acquired business starting from the completion of the acquisition. In addition, the assets acquired and liabilities assumed are recorded at the date of acquisition at their respective estimated fair values, with any excess of the purchase price over the estimated fair values of the net assets acquired recorded as goodwill.

Cash and Cash Equivalents

We minimize our credit risk associated with cash by periodically evaluating the credit quality of our primary financial institution. Our balances at times may exceed federally insured limits. We have not experienced any losses on our cash accounts.

Accounts Receivable, Allowance for Doubtful Accounts and Concentrations

Accounts receivable are carried at their estimated collectible amounts. We grant unsecured credit to substantially all of our customers. Ongoing credit evaluations are performed and potential credit losses are charged to operations at the time the account receivable is estimated to be uncollectible. Since we cannot necessarily predict future changes in the financial stability of our customers, we cannot guarantee that our reserves will continue to be adequate.

As of December 31, 2015 and 2014, we recorded an allowance for doubtful accounts of $237,383 and $90,869, respectively.

From time to time, we may have a limited number of customers with individually large amounts due. Any unanticipated change in one of the customer’s credit worthiness could have a material effect on the results of operations in the period in which such changes or events occurred.

As of December 31, 2015, we had two customers whose balance represented 39% of total accounts receivable. As of December 31, 2014, we had one customer whose balance represented 23% of total accounts receivable.

Goodwill and Intangible Assets

Goodwill is tested for impairment at a minimum on an annual basis. Goodwill is tested for impairment at the reporting unit level by first performing a qualitative assessment to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying value. If the reporting unit does not pass the qualitative assessment, then the reporting unit's carrying value is compared to its fair value. The fair values of the reporting units are estimated using market and discounted cash flow approaches. Goodwill is considered impaired if the carrying value of the reporting unit exceeds its fair value. The discounted cash flow approach uses expected future operating results. Failure to achieve these expected results may cause a future impairment of goodwill at the reporting unit.

We conducted our annual impairment tests of goodwill as of December 31, 2015 and 2014. As a result of these tests, we recorded impairment charges to our goodwill during the years ended December 31, 2015 and 2014 of $0 and $4,078,693, respectively.

Intangible assets consist of patents and trademarks, purchased customer contracts, purchased customer and merchant relationships, purchased trade names, purchased technology, and non-compete agreements. Intangible assets are amortized over the period of estimated benefit using the straight-line method and estimated useful lives ranging from ten to twenty years. No significant residual value is estimated for intangible assets. We evaluate long-lived assets (including intangible assets) for impairment whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. An asset is considered impaired if its carrying amount exceeds the undiscounted future net cash flow the asset is expected to generate.

The Company’s evaluation of its long-lived assets completed during the years ended December 31, 2015 and 2014 resulted in impairment charges of $21,188 and $961,436, respectively.

Software Development Costs

Software development costs include direct costs incurred for internally developed products and payments made to independent software developers and/or contract engineers. The Company accounts for software development costs in accordance with the FASB guidance for the costs of computer software to be sold, leased, or otherwise marketed (“ASC Subtopic 985-20”). Software development costs are capitalized once the technological feasibility of a product is established and such costs are determined to be recoverable. Technological feasibility of a product encompasses technical design documentation and integration documentation, or the completed and tested product design and working model. Software development costs are capitalized once technological feasibility of a product is established and such costs are determined to be recoverable against future revenues. Technological feasibility is evaluated on a project-by-project basis. Amounts related to software development that are not capitalized are charged immediately to the appropriate expense account. Amounts that are considered ‘research and development’ that are not capitalized are immediately charged to engineering, research, and development expense.

Capitalized costs for those products that are cancelled or abandoned are charged to product development expense in the period of cancellation. Commencing upon product release, capitalized software development costs are amortized to “Amortization Expense -  Development” based on the straight-line method over a twenty-four month period.

The Company evaluates the future recoverability of capitalized software development costs on an annual basis. For products that have been released in prior years, the primary evaluation criterion is ongoing relations with the customer.

 Derivative Financial Instruments

We do not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks.

We review the terms of the common stock, warrants and convertible debt we issue to determine whether there are embedded derivative instruments, including embedded conversion options, which are required to be bifurcated and accounted for separately as derivative financial instruments. In circumstances where the host instrument contains more than one embedded derivative instrument, including the conversion option, that is required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

Bifurcated embedded derivatives are initially recorded at fair value and are then revalued at each reporting date with changes in the fair value reported as non-operating income or expense. When the equity or convertible debt instruments contain embedded derivative instruments that are to be bifurcated and accounted for as liabilities, the total proceeds received are first allocated to the fair value of all the bifurcated derivative instruments. The remaining proceeds, if any, are then allocated to the host instruments themselves, usually resulting in those instruments being recorded at a discount from their face value.

The fair value of the derivatives is estimated using a Monte Carlo simulation model. The model utilizes a series of inputs and assumptions to arrive at a fair value at the date of inception and each reporting period. Some of the key assumptions include the likelihood of future financing, stock price volatility, and discount rates.

Revenue Recognition and Concentrations

Our SmartReceipt and C4 Mobile Marketing and customer relationship management are hosted solutions. We generate revenue from licensing our software to clients in our software as a service model, per-message and per-minute transactional fees, and customized professional services. We recognize license/subscription fees over the period of the contract, service fees as the services are performed, and per-message or per-minute transaction revenue when the transaction takes place. We recognize revenue at the time that the services are rendered, the selling price is fixed, and collection is reasonably assured, provided no significant obligations remain. We consider authoritative guidance on multiple deliverables in determining whether each deliverable represents a separate unit of accounting. Some customers are billed on a month to month basis with no contractual term and are collected by credit card. Revenue is recognized at the time that the services are rendered and the selling price is fixed with a set range of plans. Cash received in advance of the performance of services is recorded as deferred revenue.

We generate revenue from the Stampt App through customer agreements with business owners. Revenue is principally derived from monthly subscription fees which provide a license for unlimited use of the Stampt App by the business owners and their customers. The subscription fee is billed each month to the business owner. Revenue is recognized monthly as the subscription revenues are billed. There are no per-minute or transaction fees associated with the Stampt App.

During the years ended December 31, 2015 and 2014, one customer accounted for 31% and 29% of our revenues, respectively.

Stock-based Compensation

We primarily issue stock-based awards to employees in the form of stock options. We determine compensation expense associated with stock options based on the estimated grant date fair value method using the Black-Scholes valuation model. We generally recognize compensation expense using a straight-line amortization method over the respective vesting period for awards that are ultimately expected to vest. Accordingly, stock-based compensation expense for 2015 and 2014 has been reduced for estimated forfeitures. When estimating forfeitures, we consider voluntary termination behaviors as well as trends of actual option forfeitures.

Research and Development Expenditures

Research and development expenditures are expensed as incurred, and consist primarily of compensation costs, outside services, and expensed materials.

Advertising Expense

Direct advertising costs are expensed as incurred, and consist primarily of E-commerce advertisements and other direct costs. Advertising expense was $38,394 and $20,677 for years ended December 31, 2015 and 2014, respectively.

Income Taxes

We account for income taxes using the assets and liability method, which recognizes deferred tax assets and liabilities determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established to reduce deferred tax assets when, based on available objective evidence, it is more likely than not that the benefit of such assets will not be realized. We recognize in the consolidated financial statements only those tax positions determined to be more likely than not of being sustained.

Computation of Net Loss per Common Share

Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all potential common stock equivalents (convertible notes payable, stock options, and warrants) are converted or exercised. The calculation of diluted net loss per share excludes potential common stock equivalents if the effect is anti-dilutive. Our weighted average common shares outstanding for basic and diluted are the same because the effect of the potential common stock equivalents is anti-dilutive.

We had the following dilutive common stock equivalents as of December 31, 2015 and 2014 which were excluded from the calculation because their effect was anti-dilutive.

	December 31,
	2015	2014
Outstanding employee options	5,043,228	5,382,923
Outstanding restricted stock units	653,937	591,436
Outstanding non-employee warrants	33,333	150,001
Outstanding warrants	8,347,272	7,019,840
	14,077,770	13,144,200

Recent Accounting Pronouncements

Accounting standards promulgated by the FASB are subject to change. Changes in such standards may have an impact on the Company’s future financial statements. The following are a summary of recent accounting developments.

In November 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2015-17, “Balance Sheet Classification of Deferred Taxes”, which requires that deferred tax liabilities and assets be classified as non-current on the balance sheet.  ASU 2015-17 is effective in fiscal years beginning after December 15, 2016. Early adoption is permitted on either a prospective or retrospective basis. The Company has elected early adoption as of the interim period beginning October 1, 2015, effective for the annual period ended December 31, 2015, and has selected the prospective application. Prior periods have not been retrospectively adjusted.

In September 2015, the FASB issued ASU No. 2015-16, “Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments”, which requires the acquirer in a business combination to recognize in the reporting period in which adjustment amounts are determined, any adjustments to provisional amounts that are identified during the measurement period, calculated as if the accounting had been completed at the acquisition date. Prior to the issuance of ASU 2015-16, an acquirer was required to restate prior period financial statements as of the acquisition date for adjustments to provisional amounts. ASU 2015-16 is effective for annual and interim periods beginning after December 15, 2015. The adoption of ASU 2015-16 is not expected to have a material impact on our financial position or results of operations.

In August 2015, the FASB issued ASU No. 2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date”. This amendment defers the effective date of the previously issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), until the interim and annual reporting periods beginning after December 15, 2017. The FASB’s ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), was issued in three parts: (a) Section A, “Summary and Amendments That Create Revenue from Contracts with Customers (Topic 606) and Other Assets and Deferred Costs-Contracts with Customers (Subtopic 340-40),” (b) Section B, “Conforming Amendments to Other Topics and Subtopics in the Codification and Status Tables” and (c) Section C, “Background Information and Basis for Conclusions.” The core principle of the new guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Earlier application is permitted for interim and annual reporting periods beginning after December 15, 2016. The Company intends to adopt the provisions of ASU 2015-14 for interim and annual reporting periods beginning after December 15, 2017. The Company is currently evaluating the impact of the adoption of ASU 2015-14 on its consolidated financial statements.

In July 2015, the FASB, issued ASU No. 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory”, which requires an entity to measure inventory within the scope of the ASU at the lower of cost and net realizable value. The amendments in ASU 2015-11 are effective for fiscal years beginning after December 15, 2016, including interim periods within that reporting period. Earlier adoption is permitted. The adoption of ASU 2015-11 is not expected to have a material impact on our financial position or results of operations.

In April 2015, the FASB issued ASU 2015-05 regarding Subtopic 350-40, “Intangibles - Goodwill and Other - Internal-Use Software.” The amendments in ASU 2015-05 provide guidance to customers about whether a cloud computing arrangement includes a software license. If a cloud computing arrangement includes a software license, the customer should account for the software license element of the arrangement consistent with other software licenses. If a cloud computing arrangement does not include a software license, the customer should account for the arrangement as a service contract. The amendments in ASU 2015-05 are effective for annual and interim periods beginning after December 15, 2015. Early adoption is permitted. The amendments in ASU 2015-05 may be applied either prospectively to all arrangements entered into or materially modified after the effective date or retrospectively. The adoption of ASU 2015-05 is not expected to have a material impact on our financial position or results of operations.

In November 2014, the FASB issued ASU No. 2014-16, “Derivatives and Hedging (Topic 815) - Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share is More Akin to Debt or to Equity”. ASU 2014-16 was issued to clarify how current U.S GAAP should be interpreted in evaluating the economic characteristics and risk of a host contract in a hybrid financial instrument that is issued in the form of a share. In addition, ASU 2014-16 was issued to clarify that in evaluating the nature of a host contract, an entity should assess the substance of the relevant terms and features (that is, the relative strength of the debt-like or equity-like terms and features given the facts and circumstances) when considering how to weight those terms and features. The effects of initially adopting ASU 2014-16 should be applied on a modified retrospective basis to existing hybrid financial instruments issued in a form of a share as of the beginning of the fiscal year for which the amendments are effective. Retrospective application is permitted to all relevant prior periods. ASU 2014-16 is effective fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption in an interim period is permitted. The adoption of ASU 2014-16 is not expected to have a material impact on our financial position or results of operations.

In August 2014, The FASB issued ASU No. 2014-15, “Presentation of Financial Statements – Going Concerns (Subtopic 205-40): Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The adoption of ASU 2014-15 is not expected to have a material impact on our financial position or results of operations.

In June 2014, the FASB issued ASU No. 2014-12, “Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period”. The new guidance requires that share-based compensation that require a specific performance target to be achieved in order for employees to become eligible to vest in the awards and that could be achieved after an employee completes the requisite service period be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant-date fair value of the award. Compensation costs should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. If the performance target becomes probable of being achieved before the end of the requisite service period, the remaining unrecognized compensation cost should be recognized prospectively over the remaining requisite service period. The total amount of compensation cost recognized during and after the requisite service period should reflect the number of awards that are expected to vest and should be adjusted to reflect those awards that ultimately vest. The requisite service period ends when the employee can cease rendering service and still be eligible to vest in the award if the performance target is achieved. This new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2015. Early adoption is permitted. Entities may apply the amendments in this Update either (a) prospectively to all awards granted or modified after the effective date or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. The adoption of ASU 2014-12 is not expected to have a material impact on our financial position or results of operations.

2. Acquisitions

We completed the following acquisitions in furtherance of our strategy to acquire small, privately owned enterprises in the mobile marketing sector through asset purchase structures. We made the acquisitions to expand our market presence and product offerings.

The purchase consideration for each acquisition was allocated to the tangible assets and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values on the acquisition date, with the remaining unallocated consideration recorded as goodwill. An independent valuation expert assisted us in determining these fair values.

We have included the financial results of these acquisitions in our consolidated financial statements from the date of acquisition.

SmartReceipt

In March 2014, we acquired all the assets of SmartReceipt, Inc. in exchange for: (1) our payment at closing of $2.212 million of cash, net of a $150,000 loan made by us to SmartReceipt in January 2014; (2) our issuance of 504,884 shares of its $0.001 par value common stock; and (3) our earn-out payment of 200% of the “eligible revenue” of us over the 12 month period following the close of the transaction (“earn-out period”).The “eligible revenue” will consist of: 100% our revenue derived during the earn out period from the sale of SmartReceipt products and services to certain SmartReceipt clients as of the close (the “designated SmartReceipt clients”); plus 50% of our revenue derived during the earn out period from the sale of our products and services to the designated SmartReceipt clients, plus 50% of our revenue derived during the earn out period from the sale of SmartReceipt products and services to our clients who are not designated SmartReceipt clients. The earn-out payment will be payable in our common shares at the rate of $1.85 per share, representing the volume weighted average trading price of our common stock for the 90 trading days preceding the initial close of the transactions under the Asset Purchase Agreement.  During 2015, the earn-out payable was settled for 903,928 shares of our Common Stock.

The acquisition was accounted for as a business combination and we valued all assets and liabilities acquired at their fair values on the date of acquisition. An independent valuation expert assisted us in determining these fair values. The assets and liabilities of the acquired entity were recorded at their estimated fair values at the date of the acquisition.

The allocation of the purchase price to assets and liabilities based upon fair value determinations was as follows:

Accounts receivable, net	$161,664
Other assets	6,620
Customer relationships	2,010,000
Developed technology	260,000
Trade name	176,000
Goodwill	2,890,801
Total assets acquired	5,505,085
Liabilities assumed	(191,561)
Net assets acquired	$5,313,524

The purchase price consists of the following:

Cash	$2,368,019
Earn Out	2,273,000
Common stock	672,505
Total purchase price	$5,313,524

The following information presents unaudited pro forma consolidated results of operations for the year ended December 31, 2014 as if the SmartReceipt acquisition described above had occurred on January 1, 2014. The following unaudited pro forma financial information gives effect to certain adjustments, including the increase in stock based compensation expense that had not been valued prior to acquisition. The pro forma financial information is not necessarily indicative of the operating results that would have occurred if the acquisition been consummated as of the date indicated, nor are they necessarily indicative of future operating results.

Mobivity Holdings Corp.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the year ended December 31, 2014

	Mobivity	SR	Pro forma adjustments	Pro forma combined
Revenues
Revenues	$4,000,202	$214,139	$-	$4,214,341
Cost of revenues	1,066,917	54,410	-	1,121,327
Gross margin	2,933,285	159,729	-	3,093,014
Operating expenses
General and administrative	4,270,844	231,084	4,230 (a)	4,506,158
Sales and marketing	3,895,033	60,077	-	3,955,110
Engineering, research, and development	1,346,198	139,649	-	1,485,847
Depreciation and amortization	416,436	403	-	416,839
Goodwill impairment	4,078,693	-	-	4,078,693
Intangible asset impairment	961,436	-	-	961,436
Total operating expenses	14,968,640	431,213	4,230	15,404,083
Loss from operations	(12,035,355)	(271,484)	(4,230)	(12,311,069)
Other income/(expense)
Interest income	2,131	-	-	2,131
Change in fair value of derivative liabilities	63,517	-	-	63,517
Gain on debt extinguishment	36,943	-	-	36,943
Gain on adjustment of contingent consideration	1,492,000	-	-	1,492,000
Total other income/(expense)	1,594,591	-	-	1,594,591
Loss before income taxes	(10,440,764)	(271,484)	(4,230)	(10,716,478)
Income tax expense	-	-	-	-
Net loss	$(10,440,764)	$(271,484)	$(4,230)	$(10,716,478)
Net loss per share - basic and diluted	$(0.49)			$(0.52)
Weighted average number of shares during the period -basic and diluted	21,203,563			20,796,889

Pro Forma Adjustments

The following pro forma adjustments are based on the value of the tangible and intangible assets acquired as determined by an independent valuation firm.

(a) Represents stock based compensation in conjunction with the transaction.

3. Goodwill and Intangible Assets

Goodwill

The following table presents goodwill and impairment for the years ended December 31, 2015 and 2014:

Goodwill
December 31, 2013	$3,108,964
Acquired	2,890,801
Impairment	(4,078,693)
December 31, 2014	1,921,072
Acquired	-
Impairment	-
December 31, 2015	$1,921,072

We conducted our annual impairment test of goodwill as of December 31, 2015 and 2014, which resulted in impairment charges of $0 and $4,078,693, respectively.

Intangible assets

The following table presents components of identifiable intangible assets for the years ended December 31, 2015 and 2014:

	December 31, 2015				December 31, 2014
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Useful Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Useful Life (Years)
Patents and trademarks	$117,000	$(38,069)	$78,931	15	$142,000	$(33,048)	$108,952	20
Customer contracts	628,502	(628,502)	-	-	628,502	(628,502)	-	-
Customer and merchant relationships	2,830,139	(1,456,626)	1,373,513	10	2,830,139	(1,290,139)	1,540,000	10
Trade name	353,192	(217,625)	135,567	10	353,192	(201,192)	152,000	10
Acquired technology	686,135	(498,837)	187,298	10	686,135	(476,135)	210,000	10
Non-compete agreement	90,462	(90,462)	-	-	90,462	(90,462)	-	-
	$4,705,430	$(2,930,121)	$1,775,309		$4,730,430	$(2,719,478)	$2,010,952

During the years ended December 31, 2015 and 2014, we recorded amortization expense related to our intangible assets of $214,455 and $408,928, respectively, which is included in depreciation and amortization in the consolidated statement of operations.

During the years ended December 31, 2015 and 2014, we recorded impairment charges related to our intangible assets of $21,188 and $961,436, respectively.

Expected future intangible asset amortization as of December 31, 2015 is as follows:

Year ending December 31,	Amount
2016	$213,519
2017	213,519
2018	213,519
2019	213,520
2020	213,520
Thereafter	707,712
Total	$1,775,309

4.  Software Development Costs

The Company has capitalized certain costs for software developed or obtained for internal use during the application development stage as it relates to specific contracts. The amounts capitalized include external direct costs of services used in developing internal-use software and for payroll and payroll-related costs of employees directly associated with the development activities.

The following table presents details of our software development costs for the years ended December 31, 2015 and 2014:

	December 31, 2015				December 31, 2014
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Useful Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Useful Life (Years)
Software Development Costs	$736,666	$(138,286)	$598,380	2	$-	$-	$-	-
	$736,666	$(138,286)	$598,380		$-	$-	$-

Software development costs are being amortized on a straight line basis over their estimated useful life of two years.

During the year ended December 31, 2015, we recorded amortization expense for software development costs of $138,286.

The estimated future amortization expense of software development costs as of December 31, 2015 is as follows:

Year ending December 31,	Amount
2016	$368,328
2017	219,769
2018	10,283
2019	-
2020	-
Thereafter	-
Total	$598,380

5. Derivative Liabilities

We completed a private placement in September 2011 for the sale of units consisting of shares of common stock and warrants to purchase our common stock. Both the common shares and the warrants contain anti-dilutive, or down round, price protection. We recorded derivative liabilities related to the down round price protection on the common shares and the warrants at the issuance date.

The down round price protection on the common shares expired in August 2012 and the down round protection for the warrant terminates when the warrant expires or is exercised.

Our derivative liability at December 31, 2014 related to these warrants.

The fair values of our derivative liabilities are estimated at the issuance date and are revalued at each subsequent reporting date using a Monte Carlo simulation discussed below.

At December 31, 2014, we recorded a current derivative liability of $42,659, which is detailed by instrument type in the table below.

The net change in fair value of the derivative liabilities for the years ended December 31, 2015 and 2014 were gains of $42,659 and $63,517, respectively.

The following table presents the derivative liabilities by instrument type as of December 31, 2015 and 2014:

	December 31,
Derivative Value by Instrument Type	2015	2014
Common Stock and Warrants	$-	$42,659
	$-	$42,659

The following table presents details of the Company’s derivative liabilities from December 31, 2013 to December 31, 2015:

Balance December 31, 2013	$106,176
Change in fair value of derivative liabilities	(63,517)
Balance December 31, 2014	42,659
Change in fair value of derivative liabilities	(42,659)
Balance December 31, 2015	$-

An independent valuation expert calculated the fair value of the compound embedded derivatives using a complex, customized Monte Carlo simulation model suitable to value path dependent American options. The model uses the risk neutral methodology adapted to value corporate securities. This model utilized subjective and theoretical assumptions that can materially affect fair values from period to period.

As of December 31, 2015, all of the warrants subject to derivative treatment have expired.

6. Notes Payable and Interest Expense

Cherry Family Trust Note

This note was issued on March 1, 2007, for the principal amount of $20,000, interest accrues at the rate of 9% compounded annually, with a maturity date of December 31, 2008. There was no accrued interest as of December 31, 2015 and 2014. A court order was issued December 7, 2007 that related to a summary judgment in favor of the Company, stemming from litigation between the Company and Mr. Cherry. Accordingly, we have extinguished the note payable and related accrued interest in the amounts of $20,000 and $16,943, respectively, during 2014 and recorded a gain on debt extinguishment of $36,943.

Summary of Notes Payable and Accrued Interest

Interest Expense

The following table summarizes interest expense for the years ended December 31, 2015 and 2014:

	December 31,
	2015	2014
Other interest expense	$847	$-
Total interest expense	$847	$-

7. Common Stock and Equity Payable

Common Stock

2014

In March 2014, we issued 5,413,000 shares of common stock at $1.00 per unit to accredited investors for the gross proceeds of $5,413,000. Each unit consisted of one share of our common stock and a common stock purchase warrant to purchase one-quarter share of our common stock, over a five year period, at an exercise price of $1.20 per share. The units included warrants for the purchase of 1,353,238 shares of common stock at $1.20 per share. The warrants were valued at $1,320,569 and expire in 2019. We entered into a Registration Rights Agreement with the investors, pursuant to which we agreed to cause a resale registration statement covering the common shares made part of the units.

Emerging Growth Equities, Ltd. (“EGE”) acted as placement agent for the private placement and received $370,685 in commissions from us. In addition, we issued warrants for the purchase of 370,685 common stock units at $1.00 per unit to a placement agent in connection with the equity placements. Each unit consists of one share of the Company’s common stock and a common stock purchase warrant to purchase one-quarter share of the Company’s common stock, over a five year period, at an exercise price of $1.20 per share.

In March 2014, we issued 504,884 shares at $1.44 per share in connection with the acquisition of SmartReceipt. See Note 2.

In September 2014, we issued 500,000 shares of common stock at $1.01 per share for services and recorded share-based compensation of $505,000 in general and administrative expense.

In October 2014, we issued 2,137 accrued shares of common stock at $3.42 per share for services that had been recorded in 2013 as equity payable.

In October 2014, we issued 10,431 shares of common stock at $3.42 per share for services and recorded share-based compensation of $35,673 in general and administrative expense.

2015

On January 13, 2015, Michael Bynum, president and a member of the board of directors of Mobivity Holdings Corp, resigned as an officer, director and employee of the Company and all subsidiaries. In connection with Mr. Bynum's resignation, he and the Company entered into a customary separation agreement providing for mutual releases and other standard covenants and acknowledgements. In addition, the separation agreement modified Mr. Bynum's rights to severance under his employment agreement dated May 17, 2013 with the Company.  Pursuant to his employment agreement, Mr. Bynum was entitled to one year of salary, or $200,000, upon his resignation. However, under the separation agreement, Mr. Bynum agreed to accept 260,870 shares of the common stock of the Company in lieu of cash severance. The shares were valued on the closing market price on the date of the separation agreement of January 9, 2015 of $1.15 which provided a fair market value of the share consideration of $300,001. In addition, pursuant to his employment agreement, Mr. Bynum's options would continue to vest for three months following his resignation and all vested options would remain exercisable for a period of six months following his resignation. However, under the separation agreement, Mr. Bynum agreed that his options would cease vesting upon his resignation, all unvested options would expire upon resignation and all vested options would remain exercisable for a period of 12 months following his resignation.

On January 21, 2015, the board of directors of the Company appointed William Van Epps to serve as executive chairman of the Company. In connection with the appointment, the Company entered into an employment agreement dated January 19, 2015 with Mr. Van Epps.  Pursuant to his employment agreement, the Company has agreed to pay Mr. Van Epps a base salary $310,000, subject to annual review by the board.  The Company has also agreed to pay Mr. Van Epps a signing bonus of 50,000 shares of the Company’s common stock. The shares were valued on the closing market price on the date of the employment agreement of January 19, 2015 of $1.26 which provided a fair market value of the share consideration of $63,000.

In March 2015, we conducted the private placement of our securities for the gross proceeds of $4,805,000.  In the private placement, we sold 4,805,000 units of our securities at a price of $1.00 per unit for the net proceeds of $4,570,500 (after deducting offering costs of $234,500). Each unit consists of one share of our common stock and a common stock purchase warrant to purchase one-quarter share of our common stock, over a five-year period, at an exercise price of $1.20 per share and grant date fair value of $0.93.  We entered into a Registration Rights Agreement with the investors, pursuant to which we agreed to cause a resale registration statement covering the common shares made part of the units to be filed by April 30, 2015.  The Registration Rights Agreement also provides that we must make certain payments as liquidated damages to the investors if it fails to timely file the registration statement and cause it to become effective. The Registration Rights Agreement was declared effective as of September 10, 2015. As of the date of this filing, liquidated damages in regards to the timely filing of the registration statement have been waived.

EGE acted as placement agent for the private placement and received $234,500 in commissions from us.  In addition, for its services as placement agent, we issued to EGE warrants to purchase an aggregate of 234,500 units, as defined above, exercisable for a period of five years from the closing date, at an exercise price of $1.00 per unit.

On July 31, 2015 we issued 903,928 shares of our common stock in satisfaction of the SmartReceipt earn-out payable. The earn-out payment was at the rate of $1.85 per share as further described in Note 12.

On August 14, 2015 we issued 20,000 Restricted Stock Units to a former employee at $1.18 per share for services and recorded share-based compensation of $23,800 in general and administrative expense.

8. Stock-based Plans and Stock-based Compensation

Stock-based Plans

We have the 2010 Incentive Stock Option Plan and the 2013 Incentive Stock Option Plan under which we have granted stock options to our directors, officers and employees. At December 31, 2015, 5,043,228 shares were authorized under the plans and 1,041,787 shares were available for future grant.

We believe that such awards better align the interests of our directors, officers and employees with those of our shareholders. Option awards are generally granted with an exercise price that equals the fair market value of our stock at the date of grant. These option awards generally vest based on four years of continuous service and have five-year or 10-year contractual terms.

The following table summarizes stock option activity under our stock-based plans as of and for the year ended December 31, 2015:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2013	5,669,589	$2.08	8.67	$415,529
Granted	2,333,500	$1.48	-	$-
Exercised	-	$-	-	$-
Forfeit/canceled	(2,554,004)	$2.18	-	$-
Expired	(66,162)	$3.23	-	$-
Outstanding at December 31, 2014	5,382,923	$1.76	8.10	$35,425
Granted	3,348,000	$1.05	-	$-
Exercised	-	$-	-	$-
Forfeit/canceled	(2,511,522)	$1.60	-	$-
Expired	(1,176,173)	$1.82	-	$-
Outstanding at December 31, 2015	5,043,228	$1.37	8.12	$209,690

Expected to vest at December 31, 2015	4,083,553	$1.47	7.83	$71,743
Exercisable at December 31, 2015	1,604,604	$1.80	6.17	$-
Unrecognized expense at December 31, 2015	$3,420,632

The aggregate intrinsic value of options was calculated as the difference between the exercise price of the underlying awards and the quoted price of our common stock. At December 31, 2015, options to purchase 646,500 shares of common stock were in-the-money.

The weighted average grant-date fair value of options granted during the years 2015 and 2014 was $0.93 and $1.20, respectively.

2014

On February 27, 2014, the Company granted one employee 180,000 options to purchase shares of the Company common stock at the closing price as of February 27, 2015 of $1.40 per share. The options vest 25% on the first anniversary of the grant, then equally in 36 monthly installments thereafter, and are exercisable until February 27, 2024. The total estimate value using the Black-Scholes Model, based on a volatility rate of 132% and a call option value of $1.26 was $226,800.

On April 2, 2014, the Company granted three employees 202,500 options to purchase shares of the Company common stock at the closing price as of April 2, 2014 of $1.32 per share. The options vest in forty-eight equal monthly installments following the grant date and are exercisable until April 2, 2024. The total estimated value using the Black-Scholes Model, based on a volatility rate of 132% and a call option value of $1.19 was $240,975.

On April 15, 2014, the Company granted six employees 16,000 options to purchase shares of the Company common stock at the closing price as of April 15, 2014 of $1.44 per share. The options vest in forty-eight equal monthly installments following the grant date and are exercisable until April 15, 2024. The total estimated value using the Black-Scholes Model, based on a volatility rate of 132% and a call option value of $1.30 was $20,800.

On April 15, 2014, the Company granted two employees 5,000 options to purchase shares of the Company common stock at the closing price as of April 15, 2014 of $1.44 per share. The options vest 25% on the first anniversary of the grant, then equally in thirty-six monthly installments thereafter and are exercisable until April 15, 2024. The total estimated value using the Black-Scholes Model, based on a volatility rate of 132% and a call option value of $1.30 was $6,500.

On August 11, 2014, the Company granted five employees 212,500 options to purchase shares of the Company common stock at the closing price as of August 11, 2014 of $0.94 per share. The options vest 25% on the first anniversary of the grant, then equally in 36 monthly installments thereafter and are exercisable until August 11, 2024. The total estimated value using the Black-Scholes Model, based on a volatility rate of 132% and a call option value of $0.85 was $180,625.

On September 29, 2014, the Company granted seven employees 182,500 options to purchase shares of the Company common stock at the closing price as of September 29, 2014 of $1.15 per share. The options vest 25% on the first anniversary of the grant, then equally in 36 monthly installments thereafter and are exercisable until September 29, 2024. The total estimated value using the Black-Scholes Model, based on a volatility rate of 132% and a call option value of $1.04 was $189,800.

On November 13, 2014 the Company amended an Option Agreement dated June 17, 2013 (the “Option Agreement”) pursuant to which Tom Tolbert was granted the right to purchase up to 1,391,087 shares of common stock of the Company. Options to purchase 391,085 Shares that were subject to vesting as of the date of the Amendment were cancelled. In furtherance of the cancellation, the Company granted to Mr. Tolbert options to purchase all or any part of 1,000,000 shares of the Company’s Common Stock upon the following terms and conditions: Options to purchase 650,000 Shares shall vest and first become exercisable as of the date of the Amendment and the balance of Options to purchase 350,000 Shares shall vest and first become exercisable in 47 equal monthly installments of Options to purchase 7,292 Shares commencing on December 13, 2014 and on the 13th of the next 47 months and the remaining Options to purchase 7,276 Shares shall vest and first become exercisable on November 13, 2018. All other provisions of the Option Agreement remain in full force and effect.

On November 18, 2014, the Company granted three employees 250,000 options to purchase shares of the Company common stock at the closing price as of November 18, 2014 of $1.48 per share. The options vest 25% on the first anniversary of the grant, then equally in 36 monthly installments thereafter and are exercisable until November 18, 2024. The total estimated value using the Black-Scholes Model, based on a volatility rate of 132% and a call option value of $1.48 was $370,000.

On December 30, 2014, the Company granted three employees 185,000 options to purchase shares of the Company common stock at the closing price as of December 30, 2014 of $1.23 per share. The options vest 25% on the first anniversary of the grant, then equally in 36 monthly installments thereafter and are exercisable until December 30, 2024. The total estimated value using the Black-Scholes Model, based on a volatility rate of 132% and a call option value of $1.11 was $205,350.

2015

On January 1, 2015, the Company granted one employee 15,000 options to purchase shares of the Company common stock at the closing price as of January 1, 2015 of $1.19 per share.  The options vest 25% on the first anniversary of the grant, then equally in 36 monthly installments thereafter and are exercisable until January 1, 2025. The total estimated value using the Black-Scholes Model, based on a volatility rate of 132% and a call option value of $1.07 was $16,050.

On January 22, 2015, the Company granted one employee 900,000 options to purchase shares of the Company common stock at the closing price as of January 22, 2015 of $1.28 per share.  The options vest in forty-eight equal monthly installments following the grant date and are exercisable until January 22, 2025. The total estimated value using the Black-Scholes Model, based on a volatility rate of 132% and a call option value of $1.15 was $1,035,000.

On January 22, 2015, the Company granted three employees 471,500 options to purchase shares of the Company common stock at the closing price as of January 22, 2015 of $1.28 per share.  The options vest 25% on the first anniversary of the grant, then equally in 36 monthly installments thereafter and are exercisable until January 22, 2025. The total estimated value using the Black-Scholes Model, based on a volatility rate of 132% and a call option value of $1.15 was $542,225.

On February 11, 2015, the Company granted one employee 3,000 options to purchase shares of the Company common stock at the closing price as of February 11, 2015 of $1.20 per share.  The options vest 25% on the first anniversary of the grant, then equally in 36 monthly installments thereafter and are exercisable until February 11, 2025. The total estimated value using the Black-Scholes Model, based on a volatility rate of 132% and a call option value of $1.08 was $3,240.

On February 16, 2015, the Company granted one employee 300,000 options to purchase shares of the Company common stock at the closing price as of February 16, 2015 of $1.30 per share.  The options vest in forty-eight equal monthly installments following the grant date and are exercisable until February 16, 2025. The total estimated value using the Black-Scholes Model, based on a volatility rate of 132% and a call option value of $1.17 was $351,000.

On March 2, 2015, the Company granted one employee 100,000 options to purchase shares of the Company common stock at the closing price as of March 2, 2015 of $1.20 per share.  The options vest in forty-eight equal monthly installments following the grant date and are exercisable until March 2, 2025. The total estimated value using the Black-Scholes Model, based on a volatility rate of 132% and a call option value of $1.08 was $108,000.

On April 16, 2015, the Company granted five employees 445,000 options to purchase shares of the Company common stock at the closing price as of April 16, 2015 of $1.20 per share. The options vest 25% on the first anniversary of the grant, then equally in 36 monthly installments thereafter and are exercisable until April 16, 2025. The total estimated value using the Black-Scholes Model, based on a volatility rate of 132% and a call option value of $1.08 was $480,600.

On April 27, 2015, the Company granted one employee 20,000 options to purchase shares of the Company common stock at the closing price as of April 27, 2015 of $1.10 per share. The options vest 25% on the first anniversary of the grant, then equally in 36 monthly installments thereafter and are exercisable until April 27, 2025. The total estimated value using the Black-Scholes Model, based on a volatility rate of 132% and a call option value of $0.99 was $19,800.

On May 4, 2015, the Company granted two employees 25,000 options to purchase shares of the Company common stock at the closing price as of May 4, 2015 of $1.00 per share. The options vest 25% on the first anniversary of the grant, then equally in 36 monthly installments thereafter and are exercisable until May 4, 2025. The total estimated value using the Black-Scholes Model, based on a volatility rate of 132% and a call option value of $0.90 was $22,500.

On May 13, 2015, the Company granted one employee 20,000 options to purchase shares of the Company common stock at the closing price as of May 13, 2015 of $0.99 per share. The options vest 25% on the first anniversary of the grant, then equally in 36 monthly installments thereafter and are exercisable until May13, 2025. The total estimated value using the Black-Scholes Model, based on a volatility rate of 132% and a call option value of $0.89 was $17,800.

On June 1, 2015, the Company granted one employee 2,000 options to purchase shares of the Company common stock at the closing price as of June 1, 2015 of $0.85 per share. The options vest 25% on the first anniversary of the grant, then equally in 36 monthly installments thereafter and are exercisable until June 1, 2025. The total estimated value using the Black-Scholes Model, based on a volatility rate of 132% and a call option value of $0.77 was $1,540.

On August 20, 2015, the Company granted three employees 400,000 options to purchase shares of the Company common stock at the closing price as of August 20, 2015 of $0.75 per share. The options vest 25% on the first anniversary of the grant, then equally in 36 monthly installments thereafter and are exercisable until August 20, 2025. The total estimated value using the Black-Scholes Model, based on a volatility rate of 132% and a call option value of $0.67 was $268,000.

On October 16, 2015, the Company granted 18 employees 514,000 options to purchase shares of the Company common stock at the closing price as of October 16, 2015 of $0.48 per share. The options vest 25% on the first anniversary of the grant, then equally in 36 monthly installments thereafter and are exercisable until October 16, 2025. The total estimated value using the Black-Scholes Model, based on a volatility rate of 116% and a call option value of $0.36 was $185,040.

On November 19, 2015, the Company granted four employees 132,500 options to purchase shares of the Company common stock at the closing price as of November 19, 2015 of $0.41 per share. The options vest 25% on the first anniversary of the grant, then equally in 36 monthly installments thereafter and are exercisable until November 19, 2025. The total estimated value using the Black-Scholes Model, based on a volatility rate of 116% and a call option value of $0.31 was $41,075.

Stock-based Compensation Expense

The impact on our results of operations of recording stock-based compensation expense for years ended December 31, 2015 and 2014 was as follows:

	Years ended December 31,
	2015	2014
General and administrative	$821,410	$948,567
Sales and marketing	229,698	592,785
Engineering, research, and development	112,447	44,908
	$1,163,555	$1,586,261

As of December 31, 2015, there was approximately $3,420,632 of unearned stock-based compensation that will be expensed from 2016 through 2020. If there are any modifications or cancellations of the underlying unvested awards, we may be required to accelerate, increase or cancel all or a portion of the remaining unearned stock-based compensation expense. Future unearned stock-based compensation will increase to the extent we grant additional equity awards.

Stock Option Valuation Assumptions

We calculated the fair value of each stock option award on the date of grant using the Black-Scholes option pricing model. The ranges of assumptions were used for the years ended December 31, 2015 and 2014:

Years ended December 31,
	2015	2014
Risk-free interest rate	1.48% to 1.85%	1.57% to 2.10%
Expected life (years)	3.02 to 6.08	4.66 to 6.08
Dividend yield	-	-
Expected volatility	114.5% to 132.0%	132.0% to 132.0%

The risk-free interest rate assumption is based upon published interest rates appropriate for the expected life of our employee stock options.

The expected life of the stock options represents the weighted-average period that the stock options are expected to remain outstanding and was determined based on historical experience of similar awards, giving consideration to the contractual terms of the stock-based awards, vesting schedules and expectations of future employee behavior as influenced by changes to the terms of its stock-based awards.

The dividend yield assumption is based on our history of not paying dividends and no future expectations of dividend payouts.

The expected volatility in 2015 and 2014 is based on the historical publicly traded price of our common stock.

Restricted stock units

The following table summarizes restricted stock unit activity under our stock-based plans as of and for the year ended  December 31, 2015:

	Shares	Weighted Average Grant Date Fair Value	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2013	-	$-	-	$-
Awarded	591,436	$0.75	-	$-
Released	-	$-	-	$-
Forfeit	-	$-	-	$-
Outstanding at December 31, 2014	591,436	$0.75	0.89	$305,572
Awarded	82,501	$0.29	-	$-
Released	(20,000)	$1.18	-	$-
Forfeit	-	$-	-	$-
Outstanding at December 31, 2015	653,937	$0.32	0.08	$339,570
Expected to vest at December 31, 2015	29,730	$0.32	0.08
Unrecognized expense at December 31, 2015	$37,501

2014

On July 17, 2014, the Company granted 4 independent directors a total of 231,391 restricted stock units. All units are vested by December 31, 2014. The units were valued based on the closing stock price on the date of grant. The shares of Common Stock associated with the Restricted Stock Unit evidenced by this Agreement will, to the extent the Participant’s rights with respect to the Restricted Stock Unit have become vested in accordance with Paragraph 3, be issued to the Participant upon the earliest to occur of (A) July 17, 2017, (B) a Change in Control of the Company, and (C) the termination of the Participant’s employment with the Company.

On October 2, 2014, the Company granted one independent director a total of 11,743 restricted stock units. All units are vested by December 31, 2014. The units were valued based on the closing stock price on the date of grant. The shares of Common Stock associated with the Restricted Stock Unit evidenced by this Agreement will, to the extent the Participant’s rights with respect to the Restricted Stock Unit have become vested in accordance with Paragraph 3, be issued to the Participant upon the earliest to occur of (A) October 2, 2017, (B) a Change in Control of the Company, and (C) the termination of the Participant’s employment with the Company.

On October 10, 2014 the Company granted five independent directors a total of 34,670 restricted stock units. All units are vested by December 31, 2014. The units were valued based on the closing stock price on the date of grant. The shares of Common Stock associated with the Restricted Stock Unit evidenced by this Agreement will, to the extent the Participant’s rights with respect to the Restricted Stock Unit have become vested in accordance with Paragraph 3, be issued to the Participant upon the earliest to occur of (A) October 10, 2017, (B) a Change in Control of the Company, and (C) the termination of the Participant’s employment with the Company.

On November 6, 2014 the Company granted one independent director a total of 5,768 restricted stock units. All units are vested by December 31, 2014. The units were valued based on the closing stock price on the date of grant. The shares of Common Stock associated with the Restricted Stock Unit evidenced by this Agreement will, to the extent the Participant’s rights with respect to the Restricted Stock Unit have become vested in accordance with Paragraph 3, be issued to the Participant upon the earliest to occur of (A) November 6, 2017, (B) a Change in Control of the Company, and (C) the termination of the Participant’s employment with the Company.

On November 6, 2014 the Company granted one independent director a total of 37,593 restricted stock units. The units were valued based on the closing stock price on the date of grant. All units vested equally in 12 monthly installments beginning January 31, 2015. The shares of Common Stock associated with the Restricted Stock Unit evidenced by this Agreement will, to the extent the Participant’s rights with respect to the Restricted Stock Unit have become vested in accordance with Paragraph 3, be issued to the Participant upon the earliest to occur of (A) November 6, 2017, (B) a Change in Control of the Company, and (C) the termination of the Participant’s employment with the Company.

On November 18, 2014 the Company granted one independent director a total of 13,514 restricted stock units. All units are vested by December 31, 2014. The units were valued based on the closing stock price on the date of grant. The shares of Common Stock associated with the Restricted Stock Unit evidenced by this Agreement will, to the extent the Participant’s rights with respect to the Restricted Stock Unit have become vested in accordance with Paragraph 3, be issued to the Participant upon the earliest to occur of (A) November 6, 2017, (B) a Change in Control of the Company, and (C) the termination of the Participant’s employment with the Company.

On November 18, 2014 the Company granted five independent directors a total of 256,757 restricted stock units. The units were valued based on the closing stock price on the date of grant. All units vested equally in 12 monthly installments beginning January 31, 2015. The shares of Common Stock associated with the Restricted Stock Unit evidenced by this Agreement will, to the extent the Participant’s rights with respect to the Restricted Stock Unit have become vested in accordance with Paragraph 3, be issued to the Participant upon the earliest to occur of (A) November 17, 2017, (B) a Change in Control of the Company, and (C) the termination of the Participant’s employment with the Company.

2015

On January 22, 2015 the Company granted three independent directors a total of 62,501 restricted stock units.  The units were valued based on the closing stock price on the date of grant. All units vest equally in 12 monthly installments beginning January 31, 2015. The shares of Common Stock associated with the Restricted Stock Unit evidenced by this Agreement will be issued to the director upon the earliest to occur of (A) January 22, 2018, (B) a change in control of the Company, and (C) the termination of the director’s service with the Company.

On February 10, 2015 the Company granted an employee 20,000 restricted stock units in accordance with a separation agreement. The units were valued based on the closing stock price on the date of grant. All units vest equally in 6 monthly installments beginning on the grant date. The shares of Common Stock associated with the Restricted Stock Unit evidenced by this Agreement were issued on August 14, 2015 in accordance with the agreement.

Restricted Stock Unit Compensation Expense

The impact on our results of operations of recording stock-based compensation expense for years ended December 31, 2015 and 2014 was as follows:

	Years ended December 31,

	2015	2014
General and administrative	$496,278	$347,074
	$496,278	$347,074

9. Warrants to Purchase Common Stock

The following table summarizes non-employee warrant activity under our stock-based plans as of and for the year ended December 31, 2015:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)
Outstanding at December 31, 2013	150,556	$1.97	-
Granted	-	$-	-
Exercised	-	$-	-
Canceled/forfeited/expired	(555)	$10.50	-
Outstanding at December 31, 2014	150,001	$1.92	-
Granted	-	$-	-
Exercised	-	$-	-
Canceled/forfeited/expired	(116,668)	$1.92	-
Outstanding at December 31, 2015	33,333	$1.92	-
Expected to vest at December 31, 2015	-	$-	-
Warrants exercisable	33,333	$1.92	-

The following table summarizes investor warrant activity as of and for the year ended December 31, 2015:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)
Outstanding at December 31, 2013	5,295,905	$1.20	4.39
Granted	1,723,935	$1.20	4.20
Exercised	-	$-	-
Canceled/forfeited/expired	-	$-	-
Outstanding at December 31, 2014	7,019,840	$1.20	3.18
Granted	1,435,750	$1.19	4.17
Exercised	-	$-	-
Canceled/forfeited/expired	(108,318)	$-	-
Outstanding at December 31, 2015	8,347,272	$1.20	3.00

Warrants Issued to Non-Employees

We issued warrants to purchase 150,835 shares of common stock to non-employees in 2010 and 2011. The valuation assumptions used are consistent with the valuation information for options above.

We recorded stock-based compensation expense of $331 and $5,844 in general and administrative expense for the year ended December 31, 2015 and 2014, respectively.

Warrants with Price Protection

In 2011, we issued warrants for the purchase of 114,784 shares of common stock at $2.00 per share in connection with a private placement. In 2012, we issued warrants for the purchase of 25,588 shares of common stock at $2.00 per share in connection with the conversion of a portion of our Bridge Notes. These warrants are exercisable for four years from the date of issuance, and contain anti-dilution, or down round, price protection as long as the warrants remain outstanding. The current exercise price of these warrants is $1.20 per share as a result of the price protection guarantee contained in the warrant agreements.

Warrants Issued in 2014

In March 2014, we issued warrants for the purchase of 1,353,250 shares of common stock at $1.20 per share in connection with a private placement. The warrants are exercisable for the five years from the date of issuance.

In March 2014, we issued warrants for the purchase of 370,685 common stock units at $1.00 per unit to a placement agent in connection with the equity placements. Each unit consists of one share of the Company’s common stock and a common stock purchase warrant to purchase one-quarter share of the Company’s common stock, over a five-year period, at an exercise price of $1.20 per share. At March 31, 2014, the value of the 370,685 warrants was $448,705. As part of the private placement share units issued, 1,353,238 warrants were issued to investors valued at $1,320,569 which expire in 2019.

As of December 31, 2014, we have warrants issued in 2014 to purchase 7,019,840 shares of common stock at $1.20 per share that are outstanding. Of this amount, warrants to purchase 86,949 shares of common stock will expire in 2015, warrants to purchase 55,598 shares of common stock expire in 2016, warrants to purchase 5,153,358 shares of common stock expire in 2018 and warrants to purchase 1,723,935 shares of common stock expire in 2019.

Warrants Issued in 2015

In March 2015, we issued warrants to the purchase of 1,201,250 common stock units at $1.20 per share in connection with the equity financing. The grant date fair value of the warrants was $4,462,482 or $0.93 per share. Additionally, we issued to EGE warrants to purchase an aggregate of 234,500 units, exercisable for a period of five years from the closing date, at an exercise price of $1.00 per unit.

As of December 31, 2015, we have warrants to purchase 8,112,772 and 234,500 shares of common stock at $1.20 and $1.00 per share, respectively, which are outstanding. Of this amount, warrants to purchase 34,229 shares expire in 2016, warrants to purchase 5,153,358 shares expire in 2018, warrants to purchase 1,723,935 shares expire in 2019, and warrants to purchase 1,435,750 shares expire in 2020.

10. Income Taxes

For the years ended December 31, 2015 and 2014 the provisions for income taxes were as follows:

	2015	2014
Federal – current	$-	$-
State – current	-	-
Total	$-	$-

Under ASC 740, deferred income tax assets and liabilities reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of our net deferred tax assets and liabilities as of December 31, 2015 and 2014 are as follows:

	2015	2014
Deferred tax assets (liabilities):
Net operating loss carryforwards	$9,896,000	$7,837,000
Stock based compensation	3,534,000	2,716,000
Accrued compensation	54,000	47,000
Derivative Liability	-	17,000
Depreciation and amortization	6,063,000	6,617,000
Other	58,000	20,000
Total deferred tax assets	19,605,000	17,254,000
Valuation allowance for net deferred tax assets	(19,605,000)	(17,254,000)
Total	$-	$-

The Company has provided a valuation allowance against deferred tax assets recorded as of December 31, 2015 and 2014 due to uncertainties regarding the realization of such assets.

The net change in the total valuation allowance for the year ended December 31, 2015 was an increase of approximately $2,351,000. The net change in the total valuation allowance for the year ended December 31, 2014 was an increase of approximately $4,054,000. In assessing the valuation of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during periods in which those temporary differences become deductible. The Company considers projected future taxable income and planning strategies in making this assessment. Based on the level of historical operating results and projections for the taxable income for the future, the Company has determined that it is more likely than not that the deferred tax assets will not be realized. Accordingly, the Company has recorded a valuation allowance to reduce deferred tax assets to zero. There can be no assurance that the Company will ever be able to realize the benefit of some or all of the federal and state loss carryforwards, either due to ongoing operating losses or due to ownership changes, which limit the usefulness of the loss carryforwards.

As of December 31, 2015, the Company has available net operating loss carryforwards of approximately $28,000,000 for federal income tax purposes, which will start to expire in 2026. The net operating loss carryforwards for state purposes are approximately $28,000,000 and will start to expire in 2016.

The difference between the provision for income taxes and income taxes computed using the U.S. federal income tax rate for the years ended December 31, 2015 and 2014 was as follows:

	2015	2014
Computed expected tax expense	$(2,085,000)	$(3,548,000)
State taxes, net of federal benefit	(343,000)	(594,000)
Other	77,000	88,000
Change in valuation allowance	2,351,000	4,054,000
Total	$-	$-

The Company has determined that during 2010 it experienced a “change of ownership” as defined by Section 382 of the Internal Revenue Code. As such, utilization of net operating loss carryforwards and credits generated before the 2010 change in ownership will be limited to approximately $207,000 per year until such carryforwards are fully utilized. The pre change net operating loss carryforward was approximately $7,000,000.

The Company files income tax returns in the U.S. federal jurisdiction and California. Because the Company is carrying forward federal and state net operating losses from 2006, the Company is subject to U.S. federal and state income tax examinations by tax authorities for all years since 2006. The Company does not have a liability for any uncertain tax positions. As of December 31, 2015, no accrued interest or penalties are recorded in the financial statements.

11. Fair Value Measurements of Financial Instruments

The following table summarizes our financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2015:

Description	Level 1	Level 2	Level 3	Gains (Losses)
Goodwill (non-recurring)	$-	$-	$1,921,072	$-
Intangibles, net (non-recurring)	$-	$-	$2,373,689	$(21,188)
Derivative liabilities (recurring)	$-	$-	$-	$42,659
Earn-out payable (recurring)	$-	$-	$-	$89,740

The following table summarizes our financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2014:

Description	Level 1	Level 2	Level 3	Gains (Losses)
Goodwill (non-recurring)	$-	$-	$1,921,072	$(4,078,693)
Intangibles, net (non-recurring)	$-	$-	$2,010,952	$(961,436)
Derivative liabilities (recurring)	$-	$-	$42,659	$63,517
Earn-out payable (recurring)	$-	$-	$840,000	$1,492,000

The Company recorded goodwill, intangible assets and an earn-out payable as a result its business combinations, and these assets were valued with the assistance of a valuation consultant and consisted of Level 3 valuation techniques.

The Company recorded derivative liabilities as a result of: (i) the variable maturity conversion feature in its convertible notes payable; (ii) the additional security issuance feature in its convertible notes payable notes, common stock and warrants; and (iii) warrants issued to non-employees that were treated as derivative liabilities. These liabilities were valued with the assistance of a valuation consultant using a Monte-Carlo simulation model. The assumptions used in the Monte-Carlo simulation used to value the derivative liabilities involve expected volatility in the Company’s common stock, estimated probabilities related to the occurrence of a future financing, and interest rates. As all the assumptions employed to measure these liabilities are based on management’s judgment using internal and external data, this fair value determination is classified in Level 3 of the valuation hierarchy.

The Company’s financial instruments consist of cash, accounts receivable, accounts payable, and accrued liabilities. The estimated fair value of cash, accounts receivable, accounts payable and accrued liabilities approximate their carrying amounts due to the short-term nature of these instruments. None of these instruments are held for trading purposes.

12. Commitments and Contingencies

Lease Abandonment

On June 8, 2015, the Company incurred a lease abandonment charge of $54,849 for year ended December 31, 2015, for the former corporate headquarters located at 58 W. Buffalo St. Suite #200 in Chandler, Arizona. Due to the growth of the Company, occupancy has been taken under a new leased space. The Company estimated the liability under operating lease agreements and accrued lease abandonment costs in accordance with Accounting Standards Codification (“ASC”) 420, Exit or Disposal Cost Obligation ("ASC 420"), as the Company has no future economic benefit from the abandoned space and the lease terminated November 30, 2015. All leased space related to this lease was abandoned and ceased to be used by the Company on June 30, 2015.

Litigation

As of the date of this report, there are no pending legal proceedings to which we or our properties are subject, except for routine litigation incurred in the normal course of business.

Operating Lease

The Company has a lease agreement for 10,395 square feet, for its office facilities in Chandler, AZ through December 2020. Monthly rental payments, including common area maintenance charges, are $17,974.

The Company also has a lease through January 2018 for approximately 3,023 square feet of office space in San Diego, California at a monthly expense of $10,127, excluding common area maintenance charges.

The minimum lease payments that are required over the next five years are shown below.

Minimum Lease Payments
2016	$345,163
2017	354,290
2018	231,357
2019	232,155
2020	237,353
Thereafter	-
$1,400,318

Rent expense was $342,784 and $248,573 for the years ended December 31, 2015 and 2014.

13. Employee Benefit Plan

The Company has an employee savings plan (the “Plan”) pursuant to Section 401(k) of the Internal Revenue Code (the “Code”), covering all of its employees. Participants in the Plan may contribute a percentage of compensation, but not in excess of the maximum allowed under the Code. The Company may make contributions at the discretion of its Board of Directors. During the years ended December 31, 2015 and 2014, the Company made no contributions to the Plan.

14. Related Party Transactions

As discussed previously, we conducted the private placement of our securities during the year ended December 31, 2015 for the gross proceeds of $4,805,000. Two officers of the company participated in the private placement investing a total of $75,000, resulting in 75,000 common stock shares and 18,750 of common stock purchase warrants.

15. Subsequent Events

Acquisition

On January 15, 2016, the Company, acquired all of the outstanding capital stock of LiveLenz Inc., a Nova Scotia corporation (“LiveLenz”), pursuant to an agreement dated January 15, 2016 among the Company and the stockholders of LiveLenz. Pursuant to the agreement, the Company acquired all of the capital stock of LiveLenz in consideration of the Company’s issuance of 1,000,000 shares (“Consideration Shares”) of its $0.001 par value common stock to the LiveLenz stockholders and the Company’s issuance of an additional 15,000 share of its common stock in satisfaction of certain liabilities of LiveLenz. The agreement includes customary representations, warranties, and covenants by the Company and the LiveLenz stockholders, including the LiveLenz stockholders’ agreement to indemnify the Company against certain claims or losses resulting from certain breaches of representations, warranties or covenants by the LiveLenz stockholders in the agreement. Pursuant to the agreement, the LiveLenz stockholders have agreed to adjust the number of Consideration Shares downward based on LiveLenz’ working capital as of the closing and in the event of any claims for indemnification by the Company. The LiveLenz stockholders have agreed that 100% of the Consideration Shares will be escrowed for a period of 18 month and subject to forfeiture based on indemnification claims of the Company or the final determination of LiveLenz’ working capital as of the closing date.

2016 Private Placement

In March 2016, the Company conducted the private placement of its securities for the gross proceeds of $1,953,600.  In the private placement, the Company sold 3,256,000 units of our securities at a price of $0.60 per share.  The Company entered into a Registration Rights Agreement with the investors, pursuant to which it agreed to cause a resale registration statement to be filed by May 31, 2016.

Working Capital Line of Credit Facility

On March 30, 2016, the Company entered into a Working Capital Line of Credit Facility (the “Facility”) with a bank to provide up to $2 million to finance the Company’s general working capital needs.  The Facility is funded based on cash on deposit balances and advances against the Company’s accounts receivable based on customer invoicing.  Interest on Facility borrowings is calculated at rates between the Prime Rate minus 1.75% and Prime Rate plus 3.75% based on the borrowing base formula used at the time of borrowing.  The Facility contains standard events of default, including payment defaults, breaches of representations, breaches of affirmative or negative covenants, and bankruptcy.  There are no financial covenants and as of the date of this filing there are no borrowings under the Facility.

Mobivity Holdings Corp.
Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2016	2015
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash	$2,053,013	$634,129
Accounts receivable, net of allowance for doubtful accounts of $240,973 and $237,383, respectively	791,221	700,356
Other current assets	188,965	131,345
Total current assets	3,033,199	1,465,830
Goodwill	3,058,307	1,921,072
Intangible assets, net	2,292,709	2,373,689
Other assets	193,201	173,022
TOTAL ASSETS	$8,577,416	$5,933,613
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$871,811	$375,363
Accrued and deferred personnel compensation	299,115	414,314
Deferred revenue and customer deposits	278,528	72,624
Notes payable	96,903	-
Other current liabilities	169,595	197,145
Total current liabilities	1,715,952	1,059,446
		-
Non-current liabilities		-
Notes payable	318,796	-
Total non-current liabilities	318,796	-
Total liabilities	2,034,748	1,059,446
Commitments and Contingencies (See Note 9)
Stockholders' equity
Common stock, $0.001 par value; 50,000,000 shares authorized; 32,642,324 and 28,787,991, shares issued and outstanding	32,642	28,788
Equity payable	350,862	100,862
Additional paid-in capital	72,670,382	69,903,527
Accumulated other comprehensive loss	(63,219)	-
Accumulated deficit	(66,447,999)	(65,159,010)
Total stockholders' equity	6,542,668	4,874,167
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,577,416	$5,933,613

See accompanying notes to condensed consolidated financial statements (unaudited).

Mobivity Holdings Corp.
Condensed Consolidated Statements of Income and Comprehensive Income
(Unaudited)

	Three Months Ended
	March 31,
	2016	2015
Revenues
Revenues	$1,845,240	$940,172
Cost of revenues	436,624	263,914
Gross margin	1,408,616	676,258

Operating expenses
General and administrative	1,048,471	1,161,387
Sales and marketing	1,178,089	1,092,900
Engineering, research, and development	331,982	114,144
Depreciation and amortization	146,388	55,746
Total operating expenses	2,704,930	2,424,177

Loss from operations	(1,296,314)	(1,747,919)

Other income/(expense)
Interest income	368	56
Interest expense	(7,593)	-
Change in fair value of derivative liabilities	-	18,325
Foreign currency gain/(loss)	14,550	-
Total other income/(expense)	7,325	18,381
Loss before income taxes	(1,288,989)	(1,729,538)
Income tax expense	-	-
Net loss	(1,288,989)	(1,729,538)
Other comprehensive loss, net of income tax
Foreign currency translation adjustments	(63,219)	-
Comprehensive loss	$(1,352,208)	$(1,729,538)

Net loss per share - basic and diluted	$(0.04)	$(0.08)
Weighted average number of shares during the period - basic and diluted	29,778,439	23,022,420

See accompanying notes to condensed consolidated financial statements (unaudited).

Mobivity Holdings Corp.
Consolidated Statement of Stockholders’ Equity

	Common Stock		Equity Payable	Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders' Equity
	Shares	Dollars
Balance, December 31, 2014	22,748,193	$22,748	$100,862	$62,565,974	$-	$(59,025,964)	$3,663,620
Issuance of common stock for financing, net of transaction costs of $234,500	4,805,000	4,805	-	4,565,695	-	-	4,570,500
Issuance of common stock for services	310,870	311	-	362,690	-	-	363,001
Issuance of common stock for earnout	903,928	904	-	749,356	-	-	750,260
Stock based compensation	20,000	20	-	1,659,812	-	-	1,659,832
Net loss	-	-	-	-	-	(6,133,046)	(6,133,046)
Balance, December 31, 2015	28,787,991	$28,788	$100,862	$69,903,527	$-	$(65,159,010)	$4,874,167
Issuance of common stock for acquisition	1,015,000	1,015	-	709,485	-	-	710,500
Issuance of common stock for financing	2,839,333	2,839	250,000	1,700,761	-	-	1,953,600
Stock based compensation	-	-	-	356,609	-	-	356,609
Foreign currency translation adjustment	-	-	-	-	(63,219)	-	(63,219)
Net loss	-	-	-	-	-	(1,288,989)	(1,288,989)
Balance, March 31, 2016	32,642,324	$32,642	$350,862	$72,670,382	$(63,219)	$(66,447,999)	$6,542,668

See accompanying notes to condensed consolidated financial statements (unaudited).

Mobivity Holdings Corp.
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
	March 31,
	2016	2015
OPERATING ACTIVITIES
Net loss	$(1,288,989)	$(1,729,538)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	3,743	7,222
Amortization of deferred financing costs	103	-
Common stock issued for services	-	363,001
Stock-based compensation	356,609	344,267
Depreciation and amortization expense	146,388	55,746
Change in fair value of derivative liabilities	-	(18,325)
Increase (decrease) in cash resulting from changes in:
Accounts receivable	(89,753)	28,917
Other current assets	(48,897)	(22,964)
Other assets	17,700	(5,700)
Accounts payable	419,669	93,952
Accrued and deferred personnel compensation	(116,191)	(22,501)
Deferred revenue and customer deposits	205,904	(74,018)
Other liabilities	(34,039)	(5,955)
Net cash used in operating activities	(427,753)	(985,896)
INVESTING ACTIVITIES
Purchases of equipment	(4,237)	(8,076)
Acquisitions	10,730	-
Cash paid for patent	(10,000)	-
Capitalized software development costs	(51,862)	(214,341)
Net cash used in investing activities	(55,369)	(222,417)
FINANCING ACTIVITIES
Deferred financing costs	(32,287)	-
Proceeds from issuance of common stock, net of issuance costs	1,953,600	4,295,500
Net cash provided by financing activities	1,921,313	4,295,500

Effect of foreign currency translation on cash flow	(19,307)	-

Net change in cash	1,418,884	3,087,187
Cash at beginning of period	634,129	848,230
Cash at end of period	$2,053,013	$3,935,417
Supplemental disclosures:
Cash paid during period for:
Interest	$7,593	$-

See accompanying notes to condensed consolidated financial statements (unaudited).

Mobivity Holdings Corp.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

1.  Nature of Operations and Basis of Presentation

Mobivity Holdings Corp. (the “Company” or “we”) is in the business of developing and operating proprietary platforms over which brands and enterprises can conduct national and localized, data-driven mobile marketing campaigns.  Our proprietary platforms, consisting of software available to phones, tablets PCs, and Point of Sale (POS) systems, allow resellers, brands and enterprises to market their products and services to consumers through text messages sent directly to the consumers’ via mobile phones, mobile smartphone applications, and dynamically printed receipt content.  We generate revenue by charging the resellers, brands and enterprises a per-message transactional fee, through fixed or variable software licensing fees, or via advertising fees.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Rule 8-03 of Regulation S-X promulgated by the Securities and Exchange Commission (“SEC”). Accordingly, they do not include all of the information and disclosures required by GAAP for annual financial statements.  The accompanying unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included elsewhere in this prospectus.

In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of our condensed consolidated financial statements as of March 31, 2016, and for the three months ended March 31, 2016 and 2015. The results of operations for the three months ended March 31, 2016 are not necessarily indicative of the operating results for the full year ending December 31, 2016.

2.  Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Significant estimates used are those related to stock-based compensation, asset impairments, the valuation and useful lives of depreciable tangible and certain intangible assets, the fair value of common stock used in acquisitions of businesses, the fair value of assets and liabilities acquired in acquisitions of businesses, and the valuation allowance of deferred tax assets. Management believes that these estimates are reasonable; however, actual results may differ from these estimates.

Goodwill and Intangible Assets

Goodwill is tested for impairment at a minimum on an annual basis. Goodwill is tested for impairment at the reporting unit level by first performing a qualitative assessment to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying value. If the reporting unit does not pass the qualitative assessment, then the reporting unit's carrying value is compared to its fair value. The fair values of the reporting units are estimated using market and discounted cash flow approaches. Goodwill is considered impaired if the carrying value of the reporting unit exceeds its fair value. The discounted cash flow approach uses expected future operating results. Failure to achieve these expected results may cause a future impairment of goodwill at the reporting unit.

Intangible assets consist of patents and trademarks, purchased customer contracts, purchased customer and merchant relationships, purchased trade names, purchased technology, non-compete agreements, and software development costs. Intangible assets are amortized over the period of estimated benefit using the straight-line method and estimated useful lives ranging from ten to twenty years. No significant residual value is estimated for intangible assets.

Software Development Costs

Software development costs include direct costs incurred for internally developed products and payments made to independent software developers and/or contract engineers. The Company accounts for software development costs in accordance with the FASB guidance for the costs of computer software to be sold, leased, or otherwise marketed (“ASC Subtopic 985-20”). Software development costs are capitalized once the technological feasibility of a product is established and such costs are determined to be recoverable. Technological feasibility of a product encompasses technical design documentation and integration documentation, or the completed and tested product design and working model. Software development costs are capitalized once technological feasibility of a product is established and such costs are determined to be recoverable against future revenues. Technological feasibility is evaluated on a project-by-project basis. Amounts related to software development that are not capitalized are charged immediately to the appropriate expense account. Amounts that are considered ‘research and development’ that are not capitalized are immediately charged to engineering, research, and development expense.

Capitalized costs for those products that are cancelled or abandoned are charged to product development expense in the period of cancellation. Commencing upon product release, capitalized software development costs are amortized to “Amortization Expense -  Development” based on the straight-line method over a twenty-four month period.

The Company evaluates the future recoverability of capitalized software development costs on an annual basis. For products that have been released in prior years, the primary evaluation criterion is ongoing relations with the customer.

Impairment of Long-Lived Assets

We evaluate long-lived assets (including intangible assets) for impairment whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. An asset is considered impaired if its carrying amount exceeds the undiscounted future net cash flow the asset is expected to generate.

Foreign Currency Translation

The Company translates the financial statements of its foreign subsidiary from the local (functional) currency into US Dollars using the year or reporting period end or average exchange rates in accordance with the requirements of Accounting Standards Codification subtopic 830-10, Foreign Currency Matters (“ASC 830-10”). Assets and liabilities of these subsidiaries were translated at exchange rates as of the balance sheet date. Revenues and expenses are translated at average rates in effect for the periods presented. The cumulative translation adjustment is included in the accumulated other comprehensive gain (loss) within shareholders’ equity. Foreign currency transaction gains and losses arising from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the unaudited Condensed Consolidated Statements of Income and Comprehensive Income.

Revenue Recognition and Concentrations

Our SmartReceipt and C4 Mobile Marketing and customer relationship management are hosted solutions. We generate revenue from licensing our software to clients in our software as a service model, per-message and per-minute transactional fees, and customized professional services. We recognize license/subscription fees over the period of the contract, service fees as the services are performed, and per-message or per-minute transaction revenue when the transaction takes place. We recognize revenue at the time that the services are rendered, the selling price is fixed, and collection is reasonably assured, provided no significant obligations remain. We consider authoritative guidance on multiple deliverables in determining whether each deliverable represents a separate unit of accounting. Some customers are billed on a month to month basis with no contractual term and is collected by credit card. Revenue is recognized at the time that the services are rendered and the selling price is fixed with a set range of plans. Cash received in advance of the performance of services is recorded as deferred revenue.

We generate revenue from the Stampt App through customer agreements with business owners.  Revenue is principally derived from monthly subscription fees which provide a license for unlimited use of the Stampt App by the business owners and their customers.  The subscription fee is billed each month to the business owner.  Revenue is recognized monthly as the subscription revenues are billed.  There are no per-minute or transaction fees associated with the Stampt App.

During the three months ended March 31, 2016 and 2015, one customer accounted for 46% and 36%, respectively, of our revenues.

Comprehensive Income (Loss)

Comprehensive income (loss) is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. We are required to record all components of comprehensive income (loss) in the consolidated financial statements in the period in which they are recognized. Net income (loss) and other comprehensive income (loss), including foreign currency translation adjustments and unrealized gains and losses on investments, are reported, net of their related tax effect, to arrive at comprehensive income (loss). For the three months ended March 31, 2016, the comprehensive loss was $1,352,208. For the three months ended March 31, 2015, the comprehensive loss was equal to the net loss.

Net Loss Per Common Share

Basic net loss per share excludes any dilutive effects of options, shares subject to repurchase and warrants. Diluted net loss per share includes the impact of potentially dilutive securities. During the three months ended March 31, 2016 and 2015, we had securities outstanding which could potentially dilute basic earnings per share in the future, but were excluded from the computation of diluted net loss per share, as their effect would have been anti-dilutive.

Reclassifications

Certain amounts from prior periods have been reclassified to conform to the current period presentation.

Recent Accounting Pronouncements

Accounting standards promulgated by the FASB are subject to change. Changes in such standards may have an impact on the Company’s future financial statements. The following are a summary of recent accounting developments.

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, “Leases (Topic 842)”. Under this guidance, an entity is required to recognize right-of-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements. This guidance offers specific accounting guidance for a lessee, a lessor and sale and leaseback transactions. Lessees and lessors are required to disclose qualitative and quantitative information about leasing arrangements to enable a user of the financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. This guidance is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period, and requires a modified retrospective adoption, with early adoption permitted. The Company is currently evaluating the impact of the adoption of this standard will have on our consolidated financial statements.

In March 2016, the FASB issued ASU 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross verses Net)”. This amendment provides additional clarification and implementation guidance on the previously issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”. The amendments in ASU 2016-08 clarify how an entity should identify the specified good or service for the principal versus agent evaluation and how it should apply the control principle to certain types of arrangements. The adoption of ASU 2016-08 is to coincide with an entity's adoption of ASU 2014-09, which we intend to adopt for interim and annual reporting periods beginning after December 15, 2017. The Company is currently evaluating the impact that these standards will have on our consolidated financial statements.

In March 2016, the FASB issued ASU 2016-09, “Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting”. The standard is intended to simplify several areas of accounting for share-based compensation arrangements, including the income tax impact, classification on the statement of cash flows and forfeitures. ASU 2016-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2016, and early adoption is permitted. The Company is currently evaluating the impact of the adoption of this standard will have on our consolidated financial statements.

In April 2015, the FASB issued ASU 2015-05 regarding Subtopic 350-40, “Intangibles - Goodwill and Other - Internal-Use Software.” The amendments in ASU 2015-05 provide guidance to customers about whether a cloud computing arrangement includes a software license. If a cloud computing arrangement includes a software license, the customer should account for the software license element of the arrangement consistent with other software licenses. If a cloud computing arrangement does not include a software license, the customer should account for the arrangement as a service contract. The amendments in ASU 2015-05 are effective for annual and interim periods beginning after December 15, 2015. Early adoption is permitted. The amendments in ASU 2015-05 may be applied either prospectively to all arrangements entered into or materially modified after the effective date or retrospectively. The Company is currently evaluating the impact of the adoption of this standard will have on our consolidated financial statements.

3.  Acquisitions

LiveLenz Acquisition

On January 15, 2016, we acquired all of the outstanding capital stock of LiveLenz Inc., a Nova Scotia corporation (“LiveLenz”), pursuant to an agreement dated January 15, 2016 among the Company and the stockholders of LiveLenz. Pursuant to the agreement, we acquired all of the capital stock of LiveLenz in consideration of our issuance of 1,000,000 shares (“Consideration Shares”) of our common stock to the LiveLenz stockholders, our issuance of an additional 15,000 share of our common stock in satisfaction of certain liabilities of LiveLenz, and the assumption of their existing liabilities. The agreement included customary representations, warranties, and covenants by us and the LiveLenz stockholders, including the LiveLenz stockholders’ agreement to indemnify us against certain claims or losses resulting from certain breaches of representations, warranties or covenants by the LiveLenz stockholders in the agreement. Pursuant to the agreement, the LiveLenz stockholders have agreed to adjust the number of Consideration Shares downward based on LiveLenz’ working capital as of the closing and in the event of any claims for indemnification by us. The LiveLenz stockholders have agreed that 100% of the Consideration Shares will be escrowed for a period of 18 months and subject to forfeiture based on indemnification claims by us or the final determination of LiveLenz’ working capital as of the closing date.

The allocation of the purchase price to assets and liabilities based upon fair value determinations was as follows:

Cash	$10,730
Accounts receivable, net	4,193
Inventory	5,318
Other assets	7,024
Goodwill	1,137,235
Total assets acquired	1,164,500
Liabilities assumed	(454,000)
Net assets acquired	$710,500

The purchase price consists of the following:

Common stock	$710,500
Total purchase price	$710,500

The following information presents unaudited pro forma consolidated results of operations for the three months ended March 31, 2015 as if the Livelenz acquisition described above had occurred on January 1, 2015. The pro forma financial information is not necessarily indicative of the operating results that would have occurred if the acquisition been consummated as of the date indicated, nor are they necessarily indicative of future operating results.

Mobivity Holdings Corp.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Three Months Ended March 31, 2015

	Mobivity	Livelenz	Pro forma adjustments	Pro forma combined
Revenues
Revenues	$940,172	$90,581	$-	$1,030,753
Cost of revenues	263,914	23,136	-	287,050
Gross margin	676,258	67,445	-	743,703

Operating expenses
General and administrative	1,161,387	17,943	-	1,179,330
Sales and marketing	1,092,900	95,756	-	1,188,656
Engineering, research, and development	114,144	-	-	114,144
Depreciation and amortization	55,746	609	-	56,355
Total operating expenses	2,424,177	114,308	-	2,538,485

Loss from operations	(1,747,919)	(46,863)	-	(1,794,782)

Other income/(expense)
Interest income	56	-	-	56
Interest expense	-	(8,868)	-	(8,868)
Change in fair value of derivative liabilities	18,325	-	-	18,325
Foreign Currency Gain/(Loss)	-	22,020	-	22,020
Total other income/(expense)	18,381	13,152	-	31,533

Loss before income taxes	(1,729,538)	(33,711)	-	(1,763,249)

Income tax expense	-	-	-	-

Net loss	$(1,729,538)	$(33,711)	$-	$(1,763,249)

Net loss per share - basic and diluted	$(0.08)			$(0.08)

Weighted average number of shares during the period - basic and diluted	23,022,420			23,022,420

4.  Goodwill and Purchased Intangibles

Goodwill

The carrying value of goodwill at March 31, 2016 and December 31, 2015 was $3,058,307 and $1,921,072, respectively.

Intangible assets

The following table presents details of our purchased intangible assets as of March 31, 2016 and December 31, 2015:

	Balance at December 31, 2015	Additions	Impairments	Amortization	Balance at March 31, 2016
Patents and trademarks	$78,931	$10,000	$-	$(1,974)	$86,957
Customer and merchant relationships	1,373,513	-	-	(41,621)	$1,331,892
Trade name	135,567	-	-	(4,108)	$131,459
Acquired technology	187,298	-	-	(5,676)	$181,622
	$1,775,309	$10,000	$-	$(53,379)	$1,731,930

The intangible assets are being amortized on a straight line basis over their estimated useful lives of ten to twenty years.

Amortization expense for intangible assets was $53,379 and $53,692 for the three months ended March 31, 2016 and 2015, respectively.

The estimated future amortization expense of our intangible assets as of March 31, 2016 is as follows:

Year ending December 31,	Amount
2016	$160,139
2017	213,519
2018	213,519
2019	213,519
2020	213,519
Thereafter	717,715
Total	$1,731,930

5.  Software Development Costs

The Company has capitalized certain costs for software developed or obtained for internal use during the application development stage as it relates to specific contracts. The amounts capitalized include external direct costs of services used in developing internal-use software and for payroll and payroll-related costs of employees directly associated with the development activities.

The following table presents details of our software development costs as of March 31, 2016 and December 31, 2015:
	Balance at December 31, 2015	Additions	Amortization	Balance at March 31, 2016
Software Development Costs	$598,380	$51,862	$(89,463)	$560,779
	$598,380	$51,862	$(89,463)	$560,779

Software development costs are being amortized on a straight line basis over their estimated useful life of two years.

Amortization expense for software development costs was $89,463 and $0 for the three months ended March 31, 2016 and 2015.

The estimated future amortization expense of software development costs as of March 31, 2016 is as follows:

Year ending December 31,	Amount
2016	$286,439
2017	232,227
2018	42,113
2019	-
2020	-
Thereafter	-
Total	$560,779

6.  Notes Payable and Interest Expense

The following table presents details of our notes payable as of March 31, 2016 and December 31, 2015:

Facility	Maturity	Interest Rate	Balance at March 31, 2016	Balance at December 31, 2015
BDC Term Loan	December 15, 2017	12%	$345,465	$-
ACOA Note	May 1, 2021	-	70,234	-
SVB Working Capital Line of Credit Facility	March 30, 2018	Variable	-	-
Total Debt			415,699	-
Less current portion			(96,903)	-
Long-term debt, net of current portion			$318,796	$-

BDC Term Loan

On January 8, 2016, Livelenz (a wholly-owned subsidiary of the Company,) entered into an amendment of their original loan agreement dated August 26, 2011 with the Business Development Bank of Canada (“BDC”). Under this agreement the loan will mature, and the commitments will terminate on December 15, 2017.

ACOA Note

On April 29, 2016, Livelenz (a wholly-owned subsidiary of the Company), entered into an amendment of the original agreement dated December 2, 2014 with the Atlantic Canada Opportunities Agency (“ACOA”). Under this agreement the note will mature, repayments will begin on June 1, 2016, and the commitments will terminate on May 1, 2021.

SVB Working Capital Line of Credit Facility

In March 2016, we entered into a Working Capital Line of Credit Facility (the “Facility”) with Silicon Valley Bank (“SVB”) to provide up to $2 million to finance our general working capital needs. The Facility is funded based on cash on deposit balances and advances against our accounts receivable based on customer invoicing. Interest on Facility borrowings is calculated at rates between the prime rate minus 1.75% and prime rate plus 3.75% based on the borrowing base formula used at the time of borrowing. The Facility contains standard events of default, including payment defaults, breaches of representations, breaches of affirmative or negative covenants, and bankruptcy. There are no financial covenants and as of the date of this prospectus there are no borrowings under the Facility.

Under the terms of the Facilty, the Company is obligated to pay a commitment fee on the available unused amount of the Facility commitments equal to 0.5% per annum.

The Company capitalized debt issuance costs of $32,287 as of March 31, 2016 related to the Facility, which are being amortized on a straight-line basis to interest expense over the two-year term of the Facility.

Interest Expense

Interest expense was $7,593 during the three months ended March 31, 2016.

7.  Stockholders’ Equity

Common Stock

2015

On January 13, 2015, Michael Bynum, president and a member of the board of directors of Mobivity Holdings Corp, resigned as an officer, director and employee of the Company and all subsidiaries. In connection with Mr. Bynum's resignation, he and the Company entered into a customary separation agreement providing for mutual releases and other standard covenants and acknowledgements. In addition, the separation agreement modified Mr. Bynum's rights to severance under his employment agreement dated May 17, 2013 with the Company.  Pursuant to his employment agreement, Mr. Bynum was entitled to one year of salary, or $200,000, upon his resignation. However, under the separation agreement, Mr. Bynum agreed to accept 260,870 shares of the common stock of the Company in lieu of cash severance. The shares were valued on the closing market price on the date of the separation agreement of January 9, 2015 of $1.15 which provided a fair market value of the share consideration of $300,001. In addition, pursuant to his employment agreement, Mr. Bynum's options would continue to vest for three months following his resignation and all vested options would remain exercisable for a period of six months following his resignation. However, under the separation agreement, Mr. Bynum agreed that his options would cease vesting upon his resignation, all unvested options would expire upon resignation and all vested options would remain exercisable for a period of 12 months following his resignation.

On January 21, 2015, the board of directors of Mobivity Holdings Corp. appointed William Van Epps to serve as executive chairman of the Company. In connection with the appointment, the Company entered into an employment agreement dated January 19, 2015 with Mr. Van Epps.  Pursuant to his employment agreement, the Company has agreed to pay Mr. Van Epps a base salary $310,000, subject to annual review by the board.  The Company has also agreed to pay Mr. Van Epps a signing bonus of 50,000 shares of the Company’s common stock. The shares were valued on the closing market price on the date of the employment agreement of January 19, 2015 of $1.26 which provided a fair market value of the share consideration of $63,000.

In March 2015, we conducted the private placement of our securities for the gross proceeds of $4,805,000.  In the private placement, we sold 4,805,000 units of our securities at a price of $1.00 per unit. As of May 1, 2015, net proceeds of $4,570,500 have been received by the Company (this amount is less offering costs of $234,500). Each unit consists of one share of our common stock and a common stock purchase warrant to purchase one-quarter share of our common stock, over a five year period, at an exercise price of $1.20 per share and grant date fair value of $0.93.  We entered into a Registration Rights Agreement with the investors, pursuant to which we agreed to cause a resale registration statement covering the common shares made part of the units to be filed by April 30, 2015.  The Registration Rights Agreement also provides that we must make certain payments as liquidated damages to the investors if it fails to timely file the registration statement and cause it to become effective. The Registration Rights Agreement was declared effective as of September 10, 2015. As of the date of this filing, liquidated damages in regards to the timely filing of the registration statement have been waived.

EGE acted as placement agent for the private placement and received $234,500 in commissions from us.  In addition, for its services as placement agent, we issued to EGE warrants to purchase an aggregate of 234,500 units, as defined above, exercisable for a period of five years from the closing date, at an exercise price of $1.00 per unit.

On July 31, 2015 we issued 903,928 shares of our common stock in satisfaction of the SmartReceipt earn-out payable. The earn-out payment was at the rate of $1.85 per share as further described in Note 10.

On August 14, 2015 we issued 20,000 Restricted Stock Units to a former employee at $1.18 per share for services and recorded share-based compensation of $23,800 in general and administrative expense

2016

On January 15, 2016, we acquired all of the outstanding capital stock of LiveLenz in consideration of our issuance of 1,000,000 shares (“Consideration Shares”) of our common stock to the LiveLenz stockholders and our issuance of an additional 15,000 share of our common stock in satisfaction of certain liabilities of LiveLenz. The LiveLenz stockholders have agreed that 100% of the Consideration Shares will be escrowed for a period of 18 months and subject to forfeiture based on indemnification claims by us or the final determination of LiveLenz’ working capital as of the closing date.

In March 2016, we conducted the private placement of 3,256,000 shares of our common stock, at a price of $0.60 per share, for the gross proceeds of $1,953,600.  The offering was conducted by our management and no commission or other selling fees were paid by us.  Pursuant to the terms of the offering, we entered into registration rights agreement with the investors pursuant to which we agreed to file with the SEC a resale registration statement covering the common shares by May 31, 2016.

Stock-based Plans

Stock Option Activity

The following table summarizes stock option activity for the year ended December 31, 2015 and for the three months ended March 31, 2016:

Options
Outstanding at December 31, 2014	5,382,923
Granted	3,348,000
Exercised	-
Canceled/forfeited/expired	(3,687,695)
Outstanding at December 31, 2015	5,043,228
Granted	925,500
Exercised	-
Canceled/forfeited/expired	(496,071)
Outstanding at March 31, 2016	5,472,657

The weighted average exercise price of stock options granted during the period was $0.70 and the related weighted average grant date fair value was $0.59 per share.

2015

On January 1, 2015, the Company granted one employee 15,000 options to purchase shares of the Company common stock at the closing price as of January 1, 2015 of $1.19 per share.  The options vest 25% on the first anniversary of the grant, then equally in 36 monthly installments thereafter and are exercisable until January 1, 2025. The total estimated value using the Black-Scholes Model, based on a volatility rate of 132% and a call option value of $1.07 was $16,050.

On January 22, 2015, the Company granted one employee 900,000 options to purchase shares of the Company common stock at the closing price as of January 22, 2015 of $1.28 per share.  The options vest in forty-eight equal monthly installments following the grant date and are exercisable until January 22, 2025. The total estimated value using the Black-Scholes Model, based on a volatility rate of 132% and a call option value of $1.15 was $1,035,000.

On January 22, 2015, the Company granted three employees 471,500 options to purchase shares of the Company common stock at the closing price as of January 22, 2015 of $1.28 per share.  The options vest 25% on the first anniversary of the grant, then equally in 36 monthly installments thereafter and are exercisable until January 22, 2025. The total estimated value using the Black-Scholes Model, based on a volatility rate of 132% and a call option value of $1.15 was $542,225.

On February 11, 2015, the Company granted one employee 3,000 options to purchase shares of the Company common stock at the closing price as of February 11, 2015 of $1.20 per share.  The options vest 25% on the first anniversary of the grant, then equally in 36 monthly installments thereafter and are exercisable until February 11, 2025. The total estimated value using the Black-Scholes Model, based on a volatility rate of 132% and a call option value of $1.08 was $3,240.

On February 16, 2015, the Company granted one employee 300,000 options to purchase shares of the Company common stock at the closing price as of February 16, 2015 of $1.30 per share.  The options vest in forty-eight equal monthly installments following the grant date and are exercisable until February 16, 2025. The total estimated value using the Black-Scholes Model, based on a volatility rate of 132% and a call option value of $1.17 was $351,000.

On March 2, 2015, the Company granted one employee 100,000 options to purchase shares of the Company common stock at the closing price as of March 2, 2015 of $1.20 per share.  The options vest in forty-eight equal monthly installments following the grant date and are exercisable until March 2, 2025. The total estimated value using the Black-Scholes Model, based on a volatility rate of 132% and a call option value of $1.08 was $108,000.

On April 16, 2015, the Company granted five employees 445,000 options to purchase shares of the Company common stock at the closing price as of April 16, 2015 of $1.20 per share. The options vest 25% on the first anniversary of the grant, then equally in 36 monthly installments thereafter and are exercisable until April 16, 2025. The total estimated value using the Black-Scholes Model, based on a volatility rate of 132% and a call option value of $1.08 was $480,600.

On April 27, 2015, the Company granted one employee 20,000 options to purchase shares of the Company common stock at the closing price as of April 27, 2015 of $1.10 per share. The options vest 25% on the first anniversary of the grant, then equally in 36 monthly installments thereafter and are exercisable until April 27, 2025. The total estimated value using the Black-Scholes Model, based on a volatility rate of 132% and a call option value of $0.99 was $19,800.

On May 4, 2015, the Company granted two employees 25,000 options to purchase shares of the Company common stock at the closing price as of May 4, 2015 of $1.00 per share. The options vest 25% on the first anniversary of the grant, then equally in 36 monthly installments thereafter and are exercisable until May 4, 2025. The total estimated value using the Black-Scholes Model, based on a volatility rate of 132% and a call option value of $0.90 was $22,500.

On May 13, 2015, the Company granted one employee 20,000 options to purchase shares of the Company common stock at the closing price as of May 13, 2015 of $0.99 per share. The options vest 25% on the first anniversary of the grant, then equally in 36 monthly installments thereafter and are exercisable until May13, 2025. The total estimated value using the Black-Scholes Model, based on a volatility rate of 132% and a call option value of $0.89 was $17,800.

On June 1, 2015, the Company granted one employee 2,000 options to purchase shares of the Company common stock at the closing price as of June 1, 2015 of $0.85 per share. The options vest 25% on the first anniversary of the grant, then equally in 36 monthly installments thereafter and are exercisable until June 1, 2025. The total estimated value using the Black-Scholes Model, based on a volatility rate of 132% and a call option value of $0.77 was $1,540.

On August 20, 2015, the Company granted three employees 400,000 options to purchase shares of the Company common stock at the closing price as of August 20, 2015 of $0.75 per share. The options vest 25% on the first anniversary of the grant, then equally in 36 monthly installments thereafter and are exercisable until August 20, 2025. The total estimated value using the Black-Scholes Model, based on a volatility rate of 132% and a call option value of $0.67 was $268,000.

2016

On January 15, 2016, the Company granted four employees 167,500 options to purchase shares of the Company common stock at the closing price as of January 15, 2016 of $0.70 per share. The options vest 25% on the first anniversary of the grant, then equally in 36 monthly installments thereafter and are exercisable until January 15, 2026. The total estimated value using the Black-Scholes Model, based on a volatility rate of 114% and a call option value of $0.59 was $98,825.

On January 19, 2016, the Company granted one employee 500,000 options to purchase shares of the Company common stock at the closing price as of January 19, 2016 of $0.70 per share. The options vest 300,000 in equal monthly installments over 48 months, 100,000 upon a four-year cliff or $13 million in annual reported revenue, whichever is earlier to occur, and 100,000 upon a four-year cliff or $22 million in annual reported revenue, whichever is earlier to occur and are exercisable until January 15, 2026. The total estimated value using the Black-Scholes Model, based on a volatility rate of 114% and a call option value of $0.59 was $295,000.

On March 24, 2016, the Company granted nine employees 258,000 options to purchase shares of the Company common stock at the closing price as of March 24, 2016 of $0.70 per share. The options vest 25% on the first anniversary of the grant, then equally in 36 monthly installments thereafter and are exercisable until March 24, 2026. The total estimated value using the Black-Scholes Model, based on a volatility rate of 114% and a call option value of $0.59 was $152,220.

Stock-Based Compensation Expense from Stock Options and Warrants

The impact on our results of operations of recording stock-based compensation expense for the three months ended March 31, 2016 and 2015 were as follows:

	Three Months Ended
	March 31,
	2016	2015
General and administrative	$239,504	$186,803
Sales and marketing	51,704	59,244
Engineering, research, and development	27,900	18,042
	$319,108	$264,089

Valuation Assumptions

The fair value of each stock option award was calculated on the date of grant using the Black-Scholes option pricing model. The following weighted average assumptions were used for the three months ended March 31, 2016 and 2015.

	Three Months Ended
	March 31,
	2016	2015
Risk-free interest rate	1.56%	1.58%
Expected life (years)	6.00	6.04
Expected dividend yield	-%	-%
Expected volatility	114%	132%

The risk-free interest rate assumption is based upon published interest rates appropriate for the expected life of our employee stock options.

The expected life of the stock options represents the weighted-average period that the stock options are expected to remain outstanding and was determined based on historical experience of similar awards, giving consideration to the contractual terms of the stock-based awards, vesting schedules and expectations of future employee behavior as influenced by changes to the terms of its stock-based awards.

The dividend yield assumption is based on our history of not paying dividends and no future expectations of dividend payouts.

The expected volatility in 2016 and 2015 is based on the historical publicly traded price of our common stock.

Restricted stock units

The following table summarizes restricted stock unit activity under our stock-based plans for the year ended December 31, 2015 and for the three months ended March 31, 2016:

	Shares	Weighted Average Grant Date Fair Value	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2014	591,436	$0.75	0.89	$305,572
Awarded	82,501	$0.29	-	$-
Released	(20,000)	$1.18	-	$-
Canceled/forfeited/expired	-	$-	-	$-
Outstanding at December 31, 2015	653,937	$0.32	0.08	$339,570
Awarded	-	$-	-	$-
Released	-	$-	-	$-
Canceled/forfeited/expired	-	$-	-	$-
Outstanding at March 31, 2016	653,937	$0.32	-	$399,570

Expected to vest at March 31, 2016	653,937	$-	-	$399,570
Exercisable at March 31, 2016	653,937	$-	-	$399,570
Unvested at March 31, 2016	-	$-	-	$-
Unrecognized expense at March 31, 2016	$-

2015

On January 22, 2015 the Company granted three independent directors a total of 62,501 restricted stock units.  The units were valued based on the closing stock price on the date of grant. All units vest equally in 12 monthly installments beginning January 31, 2015. The shares of Common Stock associated with the Restricted Stock Unit evidenced by this Agreement will be issued to the director upon the earliest to occur of (A) January 22, 2018, (B) a change in control of the Company, and (C) the termination of the director’s service with the Company.

On February 10, 2015 the Company granted an employee 20,000 restricted stock units in accordance with a separation agreement. The units were valued based on the closing stock price on the date of grant. All units vest equally in 6 monthly installments beginning on the grant date. The shares of Common Stock associated with the Restricted Stock Unit evidenced by this Agreement were issued on August 14, 2015 in accordance with the agreement.

Stock Based Compensation from Restricted Stock

The impact on our results of operations of recording stock-based compensation expense for restricted stock units for the three months ended March 31, 2016 and 2015 was as follows:

	Three Months Ended
	March 31,
	2016	2015
General and administrative	$37,501	$80,178
	$37,501	$80,178

As of March 31, 2016, all restricted stock units were fully vested and expensed. If there are any modifications or cancellations of the underlying unvested awards, we may be required to accelerate, increase or cancel all or a portion of the remaining unearned restricted unit compensation expense. Future unearned restricted unit compensation will increase to the extent we grant additional equity awards.

Warrants Issued to Non-Employees

We issued warrants to purchase 150,556 shares of common stock to non-employees in 2010 and 2011. The valuation assumptions used are consistent with the valuation information for options above. A summary of non-employee warrant activity from December 31, 2015 to March 31, 2016 is presented below:

Number Outstanding
Outstanding at December 31, 2015	33,333
Granted	-
Exercised	-
Canceled/forfeited/expired	(33,333)
Outstanding at March 31, 2016	-

Warrants Issued to Investors and Placement Agents

2015

In March 2015, we issued warrants to the purchase of 1,201,250 common stock units at $1.20 per share in connection with the equity financing. The grant date fair value of the warrants was $4,462,482 or $0.93 per share. Additionally, we issued to EGE warrants to purchase an aggregate of 234,500 units, exercisable for a period of five years from the closing date, at an exercise price of $1.00 per unit.

At March 31, 2016, we have warrants to purchase 8,112,772 and 234,500 shares of common stock at $1.20 and $1.00 per share, respectively, which are outstanding. Of this amount, warrants to purchase 34,229 shares expire in 2016, warrants to purchase 5,153,358 shares expire in 2018, warrants to purchase 1,723,935 shares expire in 2019, and warrants to purchase 1,435,750 shares expire in 2020.

8.  Fair Value Measurements

Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the authoritative guidance establishes a three-tier value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs other than the quoted prices in active markets that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which requires us to develop our own assumptions. This hierarchy requires companies to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value. On a recurring basis, we measure certain financial assets and liabilities at fair value.

The following table presents assets that are measured and recognized at fair value as of March 31, 2016 on a recurring and non-recurring basis:

Description	Level 1	Level 2	Level 3	Gains (Losses)
Goodwill (non-recurring)	$-	$-	$3,058,307	$-
Intangibles, net (non-recurring)	$-	$-	$2,292,709	$-

The following table presents assets that are measured and recognized at fair value as of December 31, 2015 on a recurring and non-recurring basis:

Description	Level 1	Level 2	Level 3	Gains (Losses)
Goodwill (non-recurring)	$-	$-	$1,921,072	$-
Intangibles, net (non-recurring)	$-	$-	$2,373,689	$(21,188)

9.  Commitments and Contingencies

Litigation

As of the date of this prospectus, there are no pending legal proceedings to which we or our properties are subject.

10.  Related Party Transactions

As discussed previously, we conducted the private placement of our securities during the three months ended March 31, 2015 for the gross proceeds of $4,805,000. Two officers of the company participated in the private placement investing a total of $75,000, resulting in 75,000 common stock shares and 18,750 of common stock purchase warrants.

As discussed previously, we conducted the private placement of our securities during the three months ended March 31, 2016 for the gross proceeds of $1,953,600. One officer of the company participated in the private placement investing a total of $25,000, resulting in 41,667 common stock shares.

11.  Subsequent Events

On April 29, 2016, Livelenz entered into an amendment on the ACOA loan as further described in Note 6.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.                      Other Expenses of Issuance and Distribution.

The following table sets forth estimated expenses we expect to incur in connection with the resale of the shares being registered.  All such expenses are estimated except for the SEC registration fee.

SEC registration fee	$2,489
Printing expenses	5,000
Fees and expenses of counsel for the Company	20,000
Fees and expenses of accountants for Company	2,500
Miscellaneous	2,000
Total	$31,989

Item 14.                      Indemnification of Directors and Officers.

(a)           Certificate of Incorporation. Our Articles of Incorporation provide that to the fullest extent permitted by the Nevada General Corporation Law as the same exists or may hereafter be amended, a director of our corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

(b)           Bylaws. Our Bylaws provide that we may indemnify our directors, officers, employees and other agents to the fullest extent permitted under the Nevada General Corporation Law.  We have obtained liability insurance for our officers and directors.

(c)           Agreement.  We have entered into separate indemnification agreements with each of our directors and officers.  These agreements require us, among other things, to indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to the best interests of our corporation), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 15.                      Recent Sales of Unregistered Securities.

In June 2013, we issued 6,250,000 shares of our common stock at a price of $1.20 per share, for aggregate gross proceeds of $7.5 million. The shares were sold to 72 investors all of whom were “accredited investors” as such term is defined in Rule 501 under the Securities Act of 1933. Emerging Growth Equities, Ltd. acted as placement agent for the private placement and received $493,300 in commissions from us. In addition, for its services as placement agent, we issued to EGE warrants to purchase an aggregate of 605,910 shares of our common stock, exercisable for a period of five years from the closing date, at an exercise price of $1.20 per share. Each of the purchasers were “accredited investors” as defined in Rule 501 under the Securities Act of 1933 (“Securities Act”). The shares were issued pursuant Section 4(a)(2) of the Securities Act and Rule 506 thereunder.

In June 2013, we issued 4,462,089 shares of our common stock, at the conversion price of $1.20 per share, for the cancellation of outstanding principal of $4,984,721 and accrued interest of $369,786 under our outstanding 10% Senior Secured Convertible Bridge Notes. Each note holder also received a warrant to purchase that number of shares of our common stock calculated by dividing the outstanding principal amount plus accrued and unpaid interest of such note by the conversion price. There were no commissions or finders fees paid in connection with the issuance of these shares. Each of the purchasers were “accredited investors” as defined in Rule 501 under the Securities Act, expect for two purchasers who are relatives of one of our senior executive officers.  The shares were issued pursuant Section 4(a)(2) of the Securities Act and Rule 506 thereunder.

In March 2014, we acquired all of the assets of SmartReceipt, Inc. in exchange for, in addition to cash, 504,884 shares of our common stock. The shares were issued pursuant Section 4(a)(2) of the Securities Act.

In March 2014, we conducted the private placement to certain accredited investors of 5,413,000 units of our securities at a price of $1.00 per unit for the gross proceeds of up to $5,413,000. Each unit consisted of one share of our common stock and a common stock purchase warrant to purchase one- quarter share of our common stock, over a five year period, at an exercise price of $1.20 per share. Emerging Growth Equities, Ltd. acted as placement agent for the private placement and received $370,685 in commissions from us. In addition, for its services as placement agent, we issued to EGE warrants to purchase an aggregate of 370,685 units, as defined above, exercisable for a period of five years from the closing date, at an exercise price of $1.00 per unit.  The securities were issued pursuant Section 4(a)(2) of the Securities Act and Rule 506 thereunder.

In March 2015, we conducted the private placement to certain accredited investors of 4,805,000 units of our securities at a price of $1.00 per unit for the gross proceeds of $4,805,000.  Each unit consisted of one share of our common stock and a common stock purchase warrant to purchase one-quarter share of our common stock, over a five year period, at an exercise price of $1.20 per share.  Emerging Growth Equities, Ltd. acted as placement agent for the private placement and received $234,500 in commissions from us.  In addition, for its services as placement agent, we issued to Emerging Growth Equities warrants to purchase an aggregate of 234,500 units, exercisable over a period of five years from the closing date, at an exercise price of $1.00 per unit.  The securities were issued pursuant Section 4(a)(2) of the Securities Act and Rule 506 thereunder.

On January 15, 2016, we acquired all of the outstanding capital stock of LiveLenz Inc., a Nova Scotia corporation (“LiveLenz”), pursuant to an agreement dated January 15, 2016 among us and the stockholders of LiveLenz. Pursuant to the agreement, we acquired all of the capital stock of LiveLenz in consideration of our issuance of 1,000,000 shares (“Consideration Shares”) of our common stock to the LiveLenz stockholders and our issuance of an additional 15,000 share of our common stock in satisfaction of certain liabilities of LiveLenz. The agreement included customary representations, warranties, and covenants by us and the LiveLenz stockholders, including the LiveLenz stockholders’ agreement to indemnify us against certain claims or losses resulting from certain breaches of representations, warranties or covenants by the LiveLenz stockholders in the agreement. Pursuant to the agreement, the LiveLenz stockholders have agreed to adjust the number of Consideration Shares downward based on LiveLenz’ working capital as of the closing and in the event of any claims for indemnification by us. The LiveLenz stockholders have agreed that 100% of the Consideration Shares will be escrowed for a period of 18 months and subject to forfeiture based on indemnification claims by us or the final determination of LiveLenz’ working capital as of the closing date.

In March 2016, we conducted the private placement of 3,256,000 shares of our common stock, at a price of $0.60 per share, for the gross proceeds of $1,953,600.  The offering was conducted by our management and no commission or other selling fees were paid by us.  Pursuant to the terms of the offering, we entered into registration rights agreement with the investors pursuant to which we agreed to file with the SEC a resale registration statement covering the common shares by May 31, 2016.

In instances described above where we issued securities in reliance upon Rule 506 under the Securities Act, the stockholders who received the securities in such instance made representations that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, (e) with regard to the two sales to non-accredited investors, the investors received prior to their investment decision disclosures substantially equivalent to that required by a registration statement on Form S-1, and (f) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment.  In addition, there was no general solicitation or advertising for the offered securities.

In instances described above where we indicate that we relied upon Section 4(a)(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

Item 16.                      Exhibits and Financial Statement Schedules.

Exhibit Number

Description

Exhibit Number	Description
3.1	Articles of Incorporation (2)
3.2	Bylaws (2)
3.3	Amendment to Bylaws (3)
3.4	Articles of Merger filed August 6, 2012 (6)
3.5	Amendment No. 2 to the Bylaws, effective as of May 20, 2013 (17)
3.6	Amendment to Articles of Incorporation filed with the Nevada Secretary of State on November 12, 2013 (9)
4.1	Form of Warrant issued as part of Secured Subordinated Promissory Note, effective as of April 1, 2011 (1)
4.2	Form of Common Stock Purchase Warrant issued pursuant to Convertible Secured Promissory Note Conversion Agreement dated as of June 17, 2013 (7)
4.3	Form of Common Stock Purchase Warrant issued pursuant to Securities Purchase Agreement dated March 10, 2014 (10)
4.6	Form of Common Stock Purchase Warrant issued pursuant to Securities Purchase Agreement dated March 2, 2015 (13)
5.1	Opinion of Greenberg Traurig, LLP*
10.1	Employment Agreement dated December 24, 2010 with Dennis Becker (4)**
10.2	Form of Registration Rights Agreement for 2012 10% Senior Secured Promissory Bridge Note (5)
10.3	Registration Rights Agreement by and among the Company and the purchasers identified on the signature pages thereto, dated as of June 17, 2013 (7)
10.4	2013 Stock Incentive Plan of the Company adopted July 18, 2013 (8) **
10.5	Asset Purchase Agreement dated March 12, 2014 between Company and SmartReceipt, Inc. (10)
10.6	Form of Securities Purchase Agreement dated March 10, 2014 between the Company and the investors named herein (10)
10.7	Form of Registration Rights Agreement dated March 10, 2014 between the Company and the investors named herein (10)
10.8	Amendment No. 1 dated November 13, 2014 To Employment Agreement Dated May 20, 2014 with Tom Tolbert (11)**
10.9	Employment Agreement dated January 21, 2015 with William Van Epps (18) **
10.10	Employment Agreement dated February 16, 2015 with Christopher Meinerz (12) **
10.11	Form of Securities Purchase Agreement dated March 2, 2015 between the Company and the investors named herein (13)
10.12	Form of Registration Rights Agreement dated March 2, 2015 between the Company and the investors named herein (13)
10.13	Sublease Agreement dated May 8, 2015 between the Company and MTC Holdings, Inc. (15)
10.14	Agreement dated January 15, 2016 between the Company and the shareholders of LiveLenz, Inc. (16)
10.15	Form of Securities Purchase Agreement dated March 7, 2016 between the Company and the investors named herein (19)
10.16	Form of Registration Rights Agreement dated March 7, 2016 between the Company and the investors named herein (19)
10.17	Loan and Security Agreement dated March 30, 2016 is among Silicon Valley Bank, Mobivity, Inc. and the Company (19)
21.1	List of Subsidiaries (14)

23.1	Consent of Greenberg Traurig, LLP (filed as part of Exhibit 5.1)*
23.2	Consent of M&K CPAS, PLLC*
101.INS	XBRL Instance Document (22)
101.SCH	XBRL Taxonomy Extension Schema Document (20)(22)
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document (20)(22)(23)
101.LAB	XBRL Taxonomy Extension Label Linkbase Document (20)(22)(23)
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document (20)(22)(23)
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document (20)(22)(23)

* Filed herewith
** Indicates management compensatory plan, contract or arrangement
(1) Incorporated by reference to the Company’s Annual Report on Form 10-K filed on April 14, 2011
(2) Incorporated by reference to the Registration Statement on Form S-1 filed with the SEC on October 20, 2008, File No. 333-154455
(3) Incorporated by reference to the Company’s Current Report on Form 8-K filed December 2, 2011
(4) Incorporated by reference to the Company’s Current Report on Form 8-K filed January 18, 2011
(5) Incorporated by reference to the Company’s Current Report on Form 8-K filed June 4, 2012
(6) Incorporated by reference to the Company’s Current Report on Form 8-K filed October 19, 2012
(7) Incorporated by reference to the Company’s Current Report on Form 8-K filed June 20, 2013
(8) Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed August 14, 2013
(9) Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed November 14, 2013
(10) Incorporated by reference to the Company’s Current Report on Form 8-K filed March 18, 2014
(11) Incorporated by reference to the Company’s Current Report on Form 8-K filed November 24, 2014
(12) Incorporated by reference to the Company’s Current Report on Form 8-K filed February 20, 2015
(13) Incorporated by reference to the Company’s Current Report on Form 8-K filed March 6, 2015
(14) Incorporated by reference to the Registration Statement on Form S-1 filed with the SEC on August 16, 2013, File No. 333-190692
(15) Incorporated by reference to the Registration Statement on Form S-1 filed with the SEC on August 24, 2015, File No. 333-203751
(16) Incorporated by reference to the Company’s Current Report on Form 8-K filed January 22, 2016
(17) Incorporated by reference to the Company’s Current Report on Form 8-K filed May 24, 2013
(18) Incorporated by reference to the Company’s Annual Report on Form 10-K filed March 31, 2015
(19) Incorporated by reference to the Company’s Annual Report on Form 10-K filed on March 30, 2016

Item 17. Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(b)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim  for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)           That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Chandler, Arizona on July 15, 2016.

MOBIVITY HOLDINGS CORP. By: /s/ Dennis Becker Dennis Becker, Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dennis Becker and Christopher Meinerz and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-1, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to  Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Dennis Becker Dennis Becker	Chief Executive Officer and Director (Principal Executive Officer)	July 15, 2016
* William Van Epps	President and Director	July 15, 2016
/s/ Christopher Meinerz Christopher Meinerz	Chief Financial Officer (Chief Accounting Officer)	July 15, 2016
* David Jaques	Director	July 15, 2016
* John Harris	Director	July 15, 2016
* Philip Guarascio	Director	July 15, 2016
* Doug Schneider	Director	July 15, 2016
* Thomas Akin	Director	July 15, 2016
By: /s/ Dennis Becker Dennis Becker Attorney-in-fact